Exhibit (b)(1)

Execution Version

BANK OF AMERICA, N.A. BOFA SECURITIES INC. One Bryant Park New York, New York 10036	BARCLAYS 745 Seventh Avenue New York, New York 10019
DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005	WELLS FARGO BANK, NATIONAL ASSOCIATION WELLS FARGO SECURITIES, LLC 550 South Tryon St. Charlotte, NC 28202 125 High Street, 11th Floor Boston, MA 02110
BNP PARIBAS BNP PARIBAS SECURITIES INC. 787 Seventh Avenue New York, New York 10019	PNC BANK, NATIONAL ASSOCIATION PNC CAPITAL MARKETS LLC 300 Fifth Avenue Pittsburgh, PA 15222	U.S. BANK NATIONAL ASSOCIATION 800 Nicollet Mall Minneapolis, MN 55402

CONFIDENTIAL

June 16, 2021

Ambience Parent, Inc.
c/o the Addressee set forth below

Project Ambience
Second Amended and Restated Credit Facilities Commitment Letter

Ladies and Gentlemen:

Reference is made to that certain (i) Commitment Letter, dated as of May 6, 2021 (the “First Commitment Letter” and such date, the “Original Signing Date”) by and among BofA, Barclays, DBNY, DBCI, DBSI and Wells Fargo (each as defined below and, collectively, the “Original Commitment Parties”), and you and (ii) Amended and Restated Commitment Letter, dated as of June 10, 2021 (the “A&R Commitment Letter” and, together with the First Commitment Letter, the “Original Commitment Letters”), by and among the Commitment Parties (as defined below) and you. The Original Commitment Letters are hereby amended and restated and superseded in their entirety as follows:

You have advised Bank of America, N.A. (“Bank of America”), BofA Securities, Inc. (together with its designees and affiliates, “BofA Securities” and, together with Bank of America, “BofA”), Barclays Bank PLC (“Barclays”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Deutsche Bank Securities Inc. (“DBSI”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with Wells Fargo Bank, “Wells Fargo”), BNP Paribas (“BNPP”), BNP Paribas Securities Inc. (“BNPPSC” and, together with BNNP, “BNP Paribas”), PNC Capital Markets LLC (“PNC Capital Markets”), PNC Bank, National Association (“PNC Bank”), and U.S. Bank National Association (“USB” and, together with BofA, Barclays, DBNY, DBCI, DBSI, Wells Fargo, BNP Paribas, PNC Capital Markets, and PNC Bank, “we”, “us” or the “Commitment Parties”) that Ambience Parent, Inc., a newly created corporation organized under the laws of the State of Delaware (“Buyer” or “you”), formed at the direction of Hellman & Friedman LLC (Hellman & Friedman LLC, together with its affiliates and its funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing, collectively, “H&F” or the “Sponsor”), intends to consummate the Transactions described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transaction Description, the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “First Lien Term Loan Facilities Term Sheet”), the Summary of Principal Terms and Conditions attached hereto as Exhibit C (the “Bridge Facility Term Sheet”), and the Summary of Principal Terms and Conditions attached hereto as Exhibit D (the “ABL Facility Term Sheet” and, together with the First Lien Term Loan Facilities Term Sheet and the Bridge Facility Term Sheet, the “Term Sheets”; this Second Amended and Restated Commitment Letter, the Transaction Description, the Term Sheets and the Summary of Additional Conditions attached hereto as Exhibit E, collectively, this “Commitment Letter”).

1.	Commitments.

In connection with the Transactions,

(a)          (i)           Bank of America is pleased to advise you of its several, but not joint, commitment to provide 22.0% of the aggregate principal amount of the Initial First Lien Term Loan Facility (and hereby agrees to provide the same percentage of any increased amounts to fund any original issue discount or upfront fees required to be funded in connection with (x) the exercise of the “Market Flex Provisions” in the Fee Letter (as defined below) with respect to the Initial First Lien Term Loan Facility and/or (y) the exercise of the “Securities Demand” provisions of the Fee Letter),

(ii)            Barclays is pleased to advise you of its several, but not joint, commitment to provide 22.0% of the aggregate principal amount of the Initial First Lien Term Loan Facility (and hereby agrees to provide the same percentage of any increased amounts to fund any original issue discount or upfront fees required to be funded in connection with (x) the exercise of the “Market Flex Provisions” in the Fee Letter with respect to the Initial First Lien Term Loan Facility and/or (y) the exercise of the “Securities Demand” provisions of the Fee Letter),

(iii)            DBNY is pleased to advise you of its several, but not joint, commitment to provide 19.0% of the aggregate principal amount of the Initial First Lien Term Loan Facility (and hereby agrees to provide the same percentage of any increased amounts to fund any original issue discount or upfront fees required to be funded in connection with (x) the exercise of the “Market Flex Provisions” in the Fee Letter with respect to the Initial First Lien Term Loan Facility and/or (y) the exercise of the “Securities Demand” provisions of the Fee Letter),

(iv)          Wells Fargo Bank is pleased to advise you of its several, but not joint, commitment to provide 19.0% of the aggregate principal amount of the Initial First Lien Term Loan Facility (and hereby agrees to provide the same percentage of any increased amounts to fund any original issue discount or upfront fees required to be funded in connection with (x) the exercise of the “Market Flex Provisions” in the Fee Letter with respect to the Initial First Lien Term Loan Facility and/or (y) the exercise of the “Securities Demand” provisions of the Fee Letter),

(v)            BNPP is pleased to advise you of its several, but not joint, commitment to provide 6.0% of the aggregate principal amount of the Initial First Lien Term Loan Facility (and hereby agrees to provide the same percentage of any increased amounts to fund any original issue discount or upfront fees required to be funded in connection with (x) the exercise of the “Market Flex Provisions” in the Fee Letter with respect to the Initial First Lien Term Loan Facility and/or (y) the exercise of the “Securities Demand” provisions of the Fee Letter),

(vi)           PNC Bank is pleased to advise you of its several, but not joint, commitment to provide 6.0% of the aggregate principal amount of the Initial First Lien Term Loan Facility (and hereby agrees to provide the same percentage of any increased amounts to fund any original issue discount or upfront fees required to be funded in connection with (x) the exercise of the “Market Flex Provisions” in the Fee Letter with respect to the Initial First Lien Term Loan Facility and/or (y) the exercise of the “Securities Demand” provisions of the Fee Letter), and

(vii)          USB is pleased to advise you of its several, but not joint, commitment to provide 6.0% of the aggregate principal amount of the Initial First Lien Term Loan Facility (and hereby agrees to provide the same percentage of any increased amounts to fund any original issue discount or upfront fees required to be funded in connection with (x) the exercise of the “Market Flex Provisions” in the Fee Letter with respect to the Initial First Lien Term Loan Facility and/or (y) the exercise of the “Securities Demand” provisions of the Fee Letter);

(b)         (i)           Barclays is pleased to advise you of its several, but not joint, commitment to provide 22.0% of the aggregate principal amount of the Bridge Facility,

(ii)          Bank of America is pleased to advise you of its several, but not joint, commitment to provide 22.0% of the aggregate principal amount of the Bridge Facility,

(iii)          DBCI is pleased to advise you of its several, but not joint, commitment to provide 19.0% of the aggregate principal amount of the Bridge Facility,

(iv)         Wells Fargo Bank is pleased to advise you of its several, but not joint, commitment to provide 19.0% of the aggregate principal amount of the Bridge Facility,

(v)           BNPP is pleased to advise you of its several, but not joint, commitment to provide 6.0% of the aggregate principal amount of the Bridge Facility,

(vi)          PNC Bank is pleased to advise you of its several, but not joint, commitment to provide 6.0% of the aggregate principal amount of the Bridge Facility, and

(vii)         USB is pleased to advise you of its several, but not joint, commitment to provide 6.0% of the aggregate principal amount of the Bridge Facility;

(c)          (i)           Bank of America is pleased to advise you of its several, but not joint, commitment to provide 22.0% of the aggregate principal amount of the ABL Facility Commitments,

(ii)           Barclays is pleased to advise you of its several, but not joint, commitment to provide 18.75% of the aggregate principal amount of the ABL Facility Commitments,

(iii)          DBNY is pleased to advise you of its several, but not joint, commitment to provide 6.25% of the aggregate principal amount of the ABL Facility Commitments,

(iv)         Wells Fargo Bank is pleased to advise you of its several, but not joint, commitment to provide 19.0% of the aggregate principal amount of the ABL Facility Commitments,

(v)           BNPP is pleased to advise you of its several, but not joint, commitment to provide 6.0% of the aggregate principal amount of the ABL Facility Commitments;

(vi)          PNC Bank is pleased to advise you of its several, but not joint, commitment to provide 15.5% of the aggregate principal amount of the ABL Facility Commitments, and

(vii) USB is pleased to advise you of its several, but not joint, commitment to provide 12.5% of the aggregate principal amount of the ABL Facility Commitments,

in each case (described in clauses (a), (b) and (c) above), subject only to the applicable Closing Conditions (as defined below). Bank of America, Barclays, DBNY, DBCI, Wells Fargo Bank, BNPP, PNC Bank and USB are referred to herein as the “Initial Lenders” and, each individually as an “Initial Lender”, with the entities named in clauses (a) above being herein called the “Initial First Lien Term Loan Lenders”, the entities named in clause (b) above being herein called the “Initial Bridge Facility Lenders” and the entities named in clause (c) above being herein called the “ABL Facility Lenders”.

2.	Titles and Roles.

It is agreed that:

(a)           (i)            each of BofA Securities, Barclays, DBSI, Wells Fargo Securities, BNPPSC, PNC Capital Markets, and USB will act as a joint lead arranger for the Initial First Lien Term Loan Facility (each of BofA Securities, Barclays, DBSI, and Wells Fargo, in such capacity, an “Initial First Lien Term Loan Lead Arranger” and, collectively, the “Initial First Lien Term Loan Lead Arrangers”; each of BNPPSC, PNC Capital Markets, and USB in such capacity, a “New First Lien Term Loan Lead Arranger”, collectively, the “New First Lien Term Loan Lead Arrangers” and, together with the Initial First Lien Term Loan Lead Arrangers, the “First Lien Term Loan Lead Arrangers” and each, a “First Lien Term Loan Lead Arranger”),

(ii)          each of BofA Securities, Barclays, DBSI, Wells Fargo Securities, BNPPSC, PNC Capital Markets, and USB will act as a joint bookrunner for the Initial First Lien Term Loan Facility (each of BofA Securities, Barclays, DBSI, and Wells Fargo, in such capacity, an “Initial First Lien Term Loan Joint Bookrunner” and, collectively, the “Initial First Lien Term Loan Joint Bookrunners”; each of BNPPSC, PNC Capital Markets, and USB in such capacity, a “New First Lien Term Loan Joint Bookrunner”, collectively, the “New First Lien Term Loan Joint Bookrunners” and, together with the Initial First Lien Term Loan Joint Bookrunners, the “First Lien Term Loan Joint Bookrunners” and each, a “First Lien Term Loan Joint Bookrunner”), and

(iii)          Bank of America (or an affiliate, designee or sub-agent designated by it) will act as administrative agent and collateral agent for the First Lien Term Loan Facilities (as defined in Exhibit B to this Commitment Letter) (in such capacity, the “First Lien Term Loan Administrative Agent”);

(b)           (i)            each of Barclays, BofA Securities, DBSI, Wells Fargo Securities, BNPPSC, PNC Capital Markets, and USB will act as a joint lead arranger for the Bridge Facility (each of Barclays, BofA Securities, DBSI, and Wells Fargo, in such capacity, an “Initial Bridge Facility Lead Arranger” and, collectively, the “Initial Bridge Facility Lead Arrangers”; each of BNPPSC, PNC Capital Markets, and USB in such capacity, a “New Bridge Facility Lead Arranger”, collectively, the “New Bridge Facility Lead Arrangers” and, together with the Initial Bridge Facility Lead Arrangers, the “Bridge Facility Lead Arrangers” and each, a “Bridge Facility Lead Arranger”),

(ii)            each of Barclays, BofA Securities, DBSI, Wells Fargo Securities, BNPPSC, PNC Capital Markets, and USB will act as a joint bookrunner for the Bridge Facility (each of Barclays, BofA Securities, DBSI, and Wells Fargo, in such capacity, an “Initial Bridge Facility Joint Bookrunner” and, collectively, the “Initial Bridge Facility Joint Bookrunners”; each of BNPPSC, PNC Capital Markets, and USB in such capacity, a “New Bridge Facility Joint Bookrunner”, collectively, the “New Bridge Facility Joint Bookrunners” and, together with the Initial Bridge Facility Joint Bookrunners, the “Bridge Facility Joint Bookrunners” and each, a “Bridge Facility Joint Bookrunner”), and

(iii)            Barclays (or an affiliate, designee or sub-agent designated by it) will act as administrative agent and collateral agent for the Bridge Facility (as defined in Exhibit C to this Commitment Letter) (in such capacity, the “Bridge Administrative Agent”); and

(c)          (i) each of BofA Securities, Barclays, DBSI, Wells Fargo Bank, BNPPSC, PNC Capital Markets and USB will act as a joint lead arranger for the ABL Facility (each of BofA Securities, Barclays, DBSI, and Wells Fargo, in such capacity, an “Initial ABL Facility Lead Arranger”, collectively, the “Initial ABL Facility Lead Arrangers” and, together with the Initial First Lien Term Loan Lead Arrangers and the Initial Bridge Facility Lead Arrangers, the “Initial Lead Arrangers”; each of BNPPSC, PNC Capital Markets, and USB in such capacity, a “New ABL Facility Lead Arranger”, collectively, the “New ABL Facility Lead Arrangers” and, together with the Initial ABL Facility Lead Arrangers, the “ABL Facility Lead Arrangers”; the New ABL Facility Lead Arrangers together with the New First Lien Term Loan Lead Arrangers and the New Bridge Facility Lead Arrangers, the “New Lead Arrangers” and, together with the Initial Lead Arrangers, the “Lead Arrangers”),

(ii) each of BofA Securities, Barclays, DBSI, Wells Fargo Bank, BNPPSC, PNC Capital Markets, and USB will act as a joint bookrunner for the ABL Facility (each of BofA Securities, Barclays, DBSI, and Wells Fargo, in such capacity, an “Initial ABL Joint Bookrunner”, collectively, the “Initial ABL Joint Bookrunners” and, together with the Initial First Lien Term Loan Joint Bookrunners and the Initial Bridge Facility Joint Bookrunners, the “Initial Joint Bookrunners”; each of BNPPSC, PNC Capital Markets, and USB, in such capacity, a “New ABL Joint Bookrunner”, collectively, the “New ABL Joint Bookrunners” and, together with the Initial ABL Joint Bookrunners, the “ABL Joint Bookrunners”; the New ABL Joint Bookrunners together with the New First Lien Term Loan Joint Bookrunners and the New Bridge Facility Joint Bookrunners, the “New Joint Bookrunners” and, together with the Initial Joint Bookrunners, the “Joint Bookrunners”), and

(iii) Bank of America (or an affiliate, designee or sub-agent designated by it) will act as administrative agent and collateral agent for the ABL Facilities (as defined in Exhibit D to this Commitment Letter) (in such capacity, the “ABL Facility Administrative Agent”; the ABL Facility Administrative Agent, together with the First Lien Term Loan Administrative Agent and the Bridge Administrative Agent, the “Administrative Agents”).

It is further agreed that

(i)            BofA Securities shall have “left side” designation and shall appear on the top left of any Information Materials (as defined below) and all other offering and marketing materials, if any, in respect of the Initial First Lien Term Loan Facility and each other Initial Lead Arranger will be listed in alphabetical order immediately following BofA Securities and all New Lead Arrangers will be listed in alphabetical order immediately following the Initial Lead Arrangers in any Information Materials and all other offering and marketing materials in respect of the Initial First Lien Term Loan Facility,

(ii)            Barclays shall have “left side” designation and shall appear on the top left of any Information Materials and all other offering and marketing materials in respect of the Bridge Facility and each other Initial Lead Arranger will be listed in alphabetical order immediately following Barclays and all New Lead Arrangers will be listed in alphabetical order immediately following the Initial Lead Arrangers in any Information Materials and all other offering and marketing materials in respect of the Bridge Facility, and

(iii)          BofA Securities shall have “left side” designation and shall appear on the top left of any Information Materials and all other offering and marketing materials in respect of the ABL Facility and each other Initial Lead Arranger will be listed in alphabetical order immediately following BofA Securities and all New Lead Arrangers will be listed in alphabetical order immediately following the Initial Lead Arrangers in any Information Materials and all other offering and marketing materials in respect of the ABL Facility.

All other financial institutions and any other Lead Arranger and/or Joint Bookrunner will be listed in customary fashion (as mutually agreed to by you and the Lead Arrangers who are parties to this Commitment Letter on the date of your acceptance of this Commitment Letter (the “Signing Date”)) on any Information Materials and other offering or marketing materials in respect of the Credit Facilities. You agree that no other agents, co-agents, arrangers, bookrunners, managers or co-managers will be appointed, no other titles will be awarded and no compensation (other than compensation expressly contemplated by this Commitment Letter and the Fee Letter referred to and defined below) will be paid to any Lender (as defined below) by you or any of your affiliates in order to obtain its commitment to participate in the Credit Facilities unless you and we shall so agree.

3.	Syndication.

The applicable Lead Arrangers reserve the right, prior to and/or after the execution of the Facilities Documentation (as defined in Exhibit D to this Commitment Letter), to syndicate all or a portion of the Initial Lenders’ respective commitments for the applicable Credit Facilities hereunder to a group of banks, financial institutions and other institutional lenders and investors identified by the applicable Lead Arrangers in consultation with you and reasonably acceptable to the applicable Initial Lead Arrangers and you (your consent not to be unreasonably withheld or delayed), including, without limitation, any relationship lenders designated by you and reasonably acceptable to the applicable Initial Lead Arrangers (such banks, financial institutions and other institutional lenders and investors, together with the Initial Lenders, the “Lenders”). Notwithstanding the foregoing, the Lead Arrangers will not syndicate to

(i)            those banks, financial institutions and other institutional lenders and investors that have been separately identified in writing by you or the Sponsor to the Initial Lead Arrangers on or prior to the Original Signing Date,

(ii)           those persons who are competitors of you, the Target or your and its respective subsidiaries that are separately identified in writing by you or the Sponsor to the Initial Lead Arrangers from time to time (which list of competitors may be supplemented by you or the Borrower after the Closing Date by means of a written notice to each applicable Administrative Agent but which supplementation (a) shall not become effective until the next business day after the date such supplementation is provided and (b) shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the applicable Credit Facilities), and

(iii)            in the case of each of clauses (i) and (ii), any of their respective affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are affiliates of the persons referenced in clause (ii) above) that are either (a) identified in writing by you or the Sponsor from time to time or (b) readily identifiable on the basis of such affiliate’s name (clauses (i), (ii) and (iii) above, collectively “Disqualified Lenders”).

Notwithstanding the applicable Lead Arrangers’ right to syndicate the Credit Facilities and receive commitments with respect thereto,

(i)            no Initial Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund the Credit Facilities on the date of both the consummation of the Offer and the Merger and the effectiveness of, and initial funding under, the Credit Facilities (the date of such consummation, effectiveness and funding, the “Closing Date”)) in connection with any syndication, assignment or participation of the Credit Facilities, including its commitments in respect thereof, until after the initial funding of the Credit Facilities on the Closing Date has occurred,

(ii)           no assignment or novation by any Initial Lender shall become effective with respect to all or any portion of any Initial Lender’s commitments in respect of the Credit Facilities until after the initial funding of the Credit Facilities and

(iii)          unless you otherwise agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Credit Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred.

Without limiting your obligations to assist with the syndication efforts as set forth herein, it is understood that the Initial Lenders’ commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Credit Facilities and in no event shall the commencement or successful completion of syndication of the Credit Facilities constitute a condition to the availability of the Credit Facilities on the Closing Date nor reduce the amount of the Commitment Parties’ commitments hereunder with respect to any of the Credit Facilities. The Lead Arrangers may commence syndication efforts promptly after the Original Signing Date and as part of their syndication efforts, it is their intent to have Lenders commit to the Credit Facilities prior to the Closing Date (subject to the limitations set forth in the preceding paragraph). Until the earlier of (i) the date upon which a Successful Syndication (as defined in the Fee Letter referred to below) of the Credit Facilities is achieved and (ii) the day that is 30 days following the Closing Date (the “Syndication Date”), you agree actively to assist the Lead Arrangers in seeking to complete a timely syndication that is reasonably satisfactory to the Initial Lead Arrangers and you. Such assistance shall include and be limited to:

(a)            your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Sponsor and, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, the Target’s and its subsidiaries’ existing lending and investment banking relationships,

(b)            your facilitating direct contact between appropriate members of senior management, certain relevant non-legal representatives and certain relevant non-legal advisors of you and the Sponsor, on the one hand, and the proposed Lenders, on the other hand (and your using commercially reasonable efforts to arrange, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, such contact between appropriate members of senior management, certain relevant non-legal representatives or certain relevant non-legal advisors of the Target and its subsidiaries, on the one hand, and the proposed Lenders, on the other hand), in all such cases at times and locations to be mutually agreed upon,

(c)            your and the Sponsor’s assistance (including, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, the use of commercially reasonable efforts to cause the Target and its subsidiaries to assist) in the preparation of the Information Materials and other customary offering and marketing materials to be used in connection with the syndication, including a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Borrower as of, and for the twelve-month period ending on, the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or, if such most-recently completed four-fiscal quarter period ends on a fiscal year end, 90 days) prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statements of operation), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R), tax adjustments, deferred taxes or other similar pro forma adjustments (the “Pro Forma Financial Statements”)),

(d)            using your commercially reasonable efforts to procure, at your expense, prior to the launch of the general syndication of the Credit Facilities, public ratings (but no specific ratings) for the Credit Facilities and the Notes (the “Facilities Ratings”) from each of S&P Global Ratings, a division of S&P Global Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and a public corporate credit rating (but no specific rating) and a public corporate family rating (but no specific rating) (collectively, the “Corporate Ratings” and, together with the Facilities Ratings, the “Ratings”) in respect of the Borrower after giving effect to the Transactions from each of S&P and Moody’s, respectively,

(e)            the hosting, with the Lead Arrangers, of no more than one meeting (which shall only be required to be conducted virtually and not in person) with prospective Lenders at a time and at a location to be mutually agreed upon, and to the extent reasonably necessary, a reasonable number of conference calls with prospective Lenders at times to be mutually agreed upon (and your using commercially reasonable efforts, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, to cause appropriate officers of the Target and/or its subsidiaries to be available for such meetings or calls),

(f)            at any time prior to the Syndication Date, there being no competing issues, offerings, placements or arrangements of debt securities or syndicated commercial bank or other syndicated credit facilities by or on behalf of you or any of your subsidiaries being offered, placed or arranged (other than (x) the Credit Facilities and (y) the Notes or any “demand” securities issued pursuant to the Fee Letter (this clause (y), collectively, the “Takeout Securities”) without the consent of the Initial Lead Arrangers, if such issuance, offering, placement or arrangement would materially impair the primary syndication of the Credit Facilities or the placement of the Notes (it being understood and agreed that your and your subsidiaries’ deferred purchase price obligations, ordinary course working capital and ordinary course capital lease, purchase money and equipment financings will not be deemed to materially impair the primary syndication of the Credit Facilities),

(g)            at any time prior to the Syndication Date, to the extent practical and appropriate in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, using your commercially reasonable efforts to ensure that there are no competing issues, offerings, placements or arrangements of debt securities or syndicated commercial bank or other syndicated credit facilities by or on behalf of the Target and its subsidiaries being offered, placed or arranged (other than (x) the Credit Facilities, (y) the Takeout Securities and (z) any indebtedness of the Target and its subsidiaries permitted to be incurred or issued prior to, or to remain outstanding on, the Closing Date under the Acquisition Agreement as in effect on the Signing Date) without the consent of the Initial Lead Arrangers, if such issuance, offering, placement or arrangement would materially impair the primary syndication of the Credit Facilities or the placement of the Notes (it being understood and agreed that the Target’s and its subsidiaries’ deferred purchase price obligations, ordinary course working capital facilities and ordinary course capital lease, purchase money and equipment financings will not be deemed to materially impair the primary syndication of the Credit Facilities or the placement of the Notes), and

(h) your using commercially reasonable efforts to (x) ensure that the ABL Facility Administrative Agent and its designees shall have sufficient access to the Target and its domestic subsidiaries to complete a field examination and inventory appraisal as promptly as practicable after the Original Signing Date and (y) deliver a Borrowing Base Certificate (as defined in Exhibit D) or certificate evidencing the initial Borrowing Base (as defined in Exhibit D) and giving effect to the initial borrowing under the ABL Facility on the Closing Date and which certificate may be in the form of, and contain information consistent with, the most recent borrowing base certificate delivered by the Existing Borrower under the Existing ABL Credit Agreement (as defined in Exhibit A).

Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, your obligations to assist in syndication efforts as provided herein (including the obtaining of the Ratings and the compliance with any of the provisions set forth in clauses (a) through (h) above or the second sentence of the immediately following paragraph), shall not constitute a condition to the commitments hereunder or the funding of the Credit Facilities on the Closing Date.

The applicable Lead Arrangers, in their capacities as such, will manage, in consultation with you, all aspects of any syndication of the applicable Credit Facilities, including decisions as to the selection of institutions reasonably acceptable to you (your consent not to be unreasonably withheld or delayed) to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (subject to your consent rights set forth in the second preceding paragraph and excluding Disqualified Lenders), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Lead Arrangers in their syndication efforts, you agree to promptly prepare and provide (and to cause the Sponsor to provide and to use commercially reasonable efforts to cause, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, the Target and its subsidiaries to provide) to the Lead Arrangers

(x)            all customary information with respect to you, the Target and any of your and its respective subsidiaries and the Transactions set forth in clause (c) of the preceding paragraph,

(y)            the historical financial information required to be provided in accordance with paragraph 5 of Exhibit E to this Commitment Letter and the Pro Forma Financial Statements and

(z)            customary financial estimates, forecasts and other projections delivered to us by you (the “Projections”) and such other customary information as the Lead Arrangers may reasonably request in connection with the structuring, arrangement and syndication of the Credit Facilities.

For the avoidance of doubt, you shall have no obligation to provide any information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon, or waive any attorney-client privilege of you, the Target or any of your or its respective subsidiaries or affiliates; provided that, in the event that you do not provide information in reliance on this sentence, you shall provide notice to the Lead Arrangers that such information is being withheld and you shall use your commercially reasonable efforts to communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege; provided, further, that none of the foregoing shall be construed to limit any of your or the Borrower’s representations and warranties or any of the conditions, in any such case, set forth in this Commitment Letter or the Facilities Documentation. Notwithstanding anything in this Section 3, the only financial statements that shall be required to be provided to the Commitment Parties in connection with the syndication of the Credit Facilities shall be those required to be delivered pursuant to paragraphs 5 and 10 of Exhibit E to this Commitment Letter.

You hereby acknowledge that

(a)          the Lead Arrangers will make available Information (as defined below), Projections and other offering and marketing materials and presentations, including confidential information memoranda customary for transactions of this type to be used in connection with the syndication of the Credit Facilities (any such memorandum, an “Information Memorandum”, and such Information, Projections, other customary offering and marketing material and any Information Memorandum, collectively, with the Term Sheets, the “Information Materials”) on a confidential basis to the proposed syndicate of Lenders by posting the Information Materials on Intralinks, Debt X, SyndTrak Online or by similar electronic means (the “Syndication Sites”) and

(b)          certain of the Lenders may be “public side” Lenders (i.e. Lenders that wish to receive only information that

(i)            is publicly available,

(ii)         is not material with respect to you, the Target or your or its respective subsidiaries or securities for purposes of United States federal and state securities laws or

(iii)        constitutes information of the type that would be publicly available if you or your subsidiaries were public reporting companies (as reasonably determined by you) (collectively, “Public Side Information”; any information that is not Public Side Information, “Private Side Information”)) and who may be engaged in investment and other market related activities with respect to you, the Target or your or its respective subsidiaries or securities (each such Lender, a “Public Sider” and each Lender that is not a Public Sider, a “Private Sider”).

You will be solely responsible for the contents of the Information Materials, and each of the Commitment Parties shall be entitled to use and rely upon the information contained therein without responsibility for independent verification thereof.

At the reasonable request of the Lead Arrangers, you agree to assist (and to cause the Sponsor to assist and to use commercially reasonable efforts to cause, to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the Signing Date, the Target and its subsidiaries to assist) the Lead Arrangers in preparing an additional version of the Information Materials to be used in connection with the syndication of the Credit Facilities that includes only Public Side Information with respect to you, the Target and any of your or its respective subsidiaries or securities for the purposes of United States federal and state securities laws to be used by Public Siders. Each of the parties hereto agrees that the Public Side Information will be substantially consistent with the information that is to be included in any offering memorandum for the Takeout Securities, in any filings that have been made by the Target and/or any of its subsidiaries with the Securities and Exchange Commission or in any filings that would have been made by you and/or any of your subsidiaries with the Securities and Exchange Commission, if you and/or your subsidiaries were public reporting companies. It is understood that in connection with your assistance described above,

(a)            authorization letters in a form customarily included in the Information Materials for senior secured bank financings and senior unsecured bridge financings, as applicable, of portfolio company affiliates of the Sponsor in the United States will be included in any Information Materials (i.e., separate authorization letters and/or Information Materials containing only Public Side Information and/or Information Materials containing Private Side Information) that authorize the distribution of the Information Materials to prospective Lenders, contain the representations set forth in Section 4 below (but without any knowledge or supplementation qualifications regarding the Target and its subsidiaries and its and their respective businesses) as of the date of such Information Materials and contain a representation that the additional version of the Information Materials contains only Public Side Information with respect to you, the Target and your and its respective subsidiaries and securities (as reasonably determined by you and other than as set forth in the following paragraph of this Section 3) and

(b)            the Information Materials will include customary provisions consistent with the Information Materials used for the financing in connection with the First Lien Term Loan Facilities Precedent Documentation (as defined in Exhibit B to this Commitment Letter) that exculpate us and our respective affiliates with respect to any liability related to the use or misuse of the content of such Information Materials or related offering and marketing materials by the recipients thereof, and exculpate you and your subsidiaries, the Investors and your and their respective affiliates and the Target, its subsidiaries, its affiliates and its and their respective officers and directors, in the event of any use or misuse of the Information Materials or related offering and marketing materials by the recipients thereof.

Before distribution of any Information Materials, at the Lead Arrangers’ reasonable request, you agree to use commercially reasonable efforts to identify that portion of the Information Materials that may be distributed to the Public Siders as “Public Side Information”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Information Materials as “PUBLIC”, you shall be deemed to have authorized the Commitment Parties and the proposed Lenders to treat such Information Materials as containing only Public Side Information (it being understood that you shall not be obligated to mark such information as “PUBLIC”). You agree that, unless expressly identified as “Public Side Information”, each document to be disseminated by the Lead Arrangers (or any other agent) to any Lender in connection with the Credit Facilities will be deemed to contain Private Side Information and the Lead Arrangers will not make any such materials available to Public Siders.

You acknowledge and agree that, subject to the confidentiality and other provisions of this Commitment Letter, the following documents, without limitation, may be distributed to both Private Siders and Public Siders, unless you advise the applicable Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distribution that such materials should only be distributed to Private Siders (provided that such materials have been provided to you and your counsel for review within a reasonable period of time prior thereto):

(a)           administrative materials prepared by the applicable Lead Arrangers for prospective Lenders (such as lender meeting invitations, bank allocation, if any, and funding and closing memoranda),

(b)            term sheets and notification of changes in the Credit Facilities’ terms and conditions,

(c)            drafts and final versions of the Facilities Documentation and

(d)           financial statements of the Target and its subsidiaries that have been publicly filed with the Securities and Exchange Commission and financial statements of you and your subsidiaries that would be publicly filed with the Securities and Exchange Commission if you and your subsidiaries were public reporting companies.

If you advise the applicable Lead Arrangers in writing (including by email) within a reasonable period of time prior to dissemination that any of the foregoing items should be distributed only to Private Siders, then such Lead Arrangers will not distribute such materials to Public Siders without further discussions with you.

4.	Information.

You hereby represent and warrant that (in the case of Information and Projections regarding the Target and its subsidiaries and its and their respective businesses, to your knowledge),

(a)            all written information and written data (such information and data, other than (i) the Projections and (ii) information of a general economic or industry specific nature, the “Information”) that has been or will be made available to the Commitment Parties directly or indirectly by, or at the request of, you or by any of your representatives (including the Sponsor) (including information contained in the Information Memorandum and in the Target’s filings with the Securities and Exchange Commission), in each case, on your behalf in connection with the transactions contemplated hereby, when taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished and when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time) and

(b)            the Projections contained in the Information Materials have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time such Projections are so furnished to the Commitment Parties; it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material.

You agree that, if at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and the Projections contained in the Information Materials were being furnished, and such representations and warranties were being made, at such time, then you will promptly inform us thereof and will (or, with respect to the Information and such Projections relating to the Target and its subsidiaries, will use commercially reasonable efforts to) promptly supplement the Information and such Projections such that such representations and warranties are correct in all material respects under those circumstances (or, in the case of the Information and Projections relating to the Target and its subsidiaries and its and their respective businesses, to your knowledge, such representations and warranties are correct in all material respects under those circumstances). In arranging and syndicating the Credit Facilities, the Commitment Parties (i) will be entitled to use and rely primarily on the Information and the Projections contained in the Information Materials without responsibility for independent verification thereof and (ii) assume no responsibility for the accuracy or completeness of the Information or the Projections.

5.	Fees.

As consideration for (i) the commitments of the Initial Lenders hereunder and (ii) the agreements of the Lead Arrangers and the Joint Bookrunners to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in the Term Sheets and in the Second Amended and Restated Fee Letter dated the date hereof and delivered herewith with respect to the Credit Facilities (the “Fee Letter”), if and to the extent and when due and payable. Once paid, such fees shall not be refundable, except as expressly set forth therein or as otherwise separately agreed to in writing by you and us.

6.	Conditions.

The commitments of the Initial Lenders hereunder to fund the Credit Facilities on the Closing Date and to make the Initial ABL Facility Commitments effective on the Closing Date are subject solely to

(a)          solely with respect to the Initial First Lien Term Loan Facility, the conditions set forth in the section entitled “Conditions to Borrowing” in Exhibit B to this Commitment Letter,

(b)           solely with respect to the Bridge Facility, the conditions set forth in the section entitled “Conditions to Borrowing” in Exhibit C to this Commitment Letter,

(c)          solely with respect to the ABL Facility, the conditions set forth in the section entitled “Conditions to Initial Borrowing” in Exhibit D to this Commitment Letter and

(d)           the conditions set forth in Exhibit E to this Commitment Letter (the “Closing Conditions”),

and upon satisfaction (or waiver by (x) all Initial First Lien Term Loan Lenders with respect to the funding under the Initial First Lien Term Loan Facility,(y) all Initial Bridge Facility Lenders with respect to the funding of the Bridge Facility and/or (z) all Initial ABL Facility Lenders with respect to the effectiveness of, and funding under, the ABL Facility) of such conditions, the initial funding of the Credit Facilities shall occur, except with respect to all or any portion of the Bridge Facility to the extent the Takeout Securities are issued in lieu of the Bridge Facility (or any portion thereof), and the Initial ABL Facility Commitments shall become effective; it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Commitment Letter, the Fee Letter and the Facilities Documentation.

Notwithstanding anything to the contrary in this Commitment Letter (including each of the exhibits and annexes attached hereto), the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary,

(i)           the only representations and warranties the making and the accuracy of which shall be a condition to the availability, effectiveness and funding of the Credit Facilities on the Closing Date shall be

(A)           such of the representations and warranties made by, or with respect to, the Target and its subsidiaries in the Acquisition Agreement as are material to the interests of the Initial Lenders, but only to the extent that you (or your affiliate) have the right (taking into account any applicable cure provisions) to terminate your (or its) obligations under the Acquisition Agreement or to decline to consummate the Offer and/or the Merger (in each case, in accordance with the terms thereof) as a result of a breach of such representations and warranties in the Acquisition Agreement (to such extent, the “Specified Acquisition Agreement Representations”) and

(B)           the Specified Representations (as defined below) made in the Facilities Documentation and

(ii)          the terms of the Facilities Documentation and the Closing Deliverables (as defined in Exhibit E to this Commitment Letter) shall be in a form such that they do not impair the availability or funding of the Credit Facilities on the Closing Date if the applicable Closing Conditions are satisfied (or waived by (x) all Initial First Lien Term Loan Lenders with respect to the effectiveness of, and funding under, the Initial First Lien Term Loan Facility, (y) all Initial Bridge Facility Lenders with respect to the funding under the Bridge Facility and/or (z) all Initial ABL Facility Lenders with respect to the effectiveness of, and funding under, the ABL Facility ) (provided that, to the extent any security interest in any Collateral (as defined in Exhibit B to this Commitment Letter) is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interests (1) in the certificated equity interests, if any, of the Borrower and any wholly-owned material U.S. restricted subsidiaries of the Borrower (including the Target and its subsidiaries) (to the extent required by the First Lien Term Loan Facilities Term Sheet); provided, further, that, to the extent that you have used commercially reasonable efforts to procure the delivery thereof prior to the Closing Date, certificated equity interests of the Target’s subsidiaries will only be required to be delivered on the Closing Date pursuant to the terms set forth above if such certificates are actually received from the Target and (2) in other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code), after your use of commercially reasonable efforts to do so or without undue burden or expense), then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition to the availability of the Credit Facilities on the Closing Date, but instead shall be required to be delivered and/or perfected after the Closing Date pursuant to arrangements and timing to be mutually agreed by (x) with respect to any Term Loan Priority Collateral (as defined in Exhibit B to the Commitment Letter), the First Lien Term Loan Administrative Agent (and the ABL Facility Administrative Agent shall be deemed to have agreed to any such arrangements and timing agreed to by the First Lien Term Loan Administrative Agent) and (y) with respect to the ABL Facility Priority Collateral, the ABL Facility Administrative Agent (and the First Lien Term Loan Administrative Agent shall be deemed to have agreed to any such arrangements and timing agreed to by the ABL Facility Administrative Agent) and the Borrower acting reasonably, but in any event, with respect to any certificated equity interests of the Target, if any, or any wholly-owned material U.S. restricted subsidiary of the Target not delivered on the Closing Date, not later than ten Business Days after the Closing Date (or such longer period as may be agreed by the First Lien Term Loan Administrative Agent) (and the ABL Facility Administrative Agent shall be deemed to have agreed to any such longer period agreed to by the First Lien Term Loan Administrative Agent), and with respect to any other Collateral, not later than 90 days after the Closing Date or such longer period as may be agreed (x) with respect to any Term Loan Priority Collateral, the First Lien Term Loan Administrative Agent and (y) with respect to any ABL Facility Priority Collateral, the ABL Facility Administrative Agent (and the other applicable Administrative Agent shall be deemed to have agreed to any such longer arrangements and timing agreed to by other applicable Administrative Agent) and the Borrower acting reasonably.

For purposes hereof, “Specified Representations” means the representations and warranties of Holdings (as defined in Exhibit B to this Commitment Letter), the Borrower and the other Guarantors (as defined in Exhibit B to this Commitment Letter) to be set forth in the Facilities Documentation relating to organizational existence of Holdings, the Borrower and the other Guarantors (other than the Target and its subsidiaries); power and authority, due authorization, execution, delivery and enforceability, in each case, related to, the borrowing under, guaranteeing under, performance of, and granting of security interests in the Collateral pursuant to, the Facilities Documentation; solvency as of the Closing Date (after giving effect to the Transactions) of the Borrower and its subsidiaries on a consolidated basis (solvency to be defined in a manner consistent with the manner in which solvency is determined in the solvency certificate to be delivered pursuant to paragraph 7 of Exhibit E to this Commitment Letter); Federal Reserve margin regulations; the Investment Company Act; the PATRIOT Act (as defined below); the use of the proceeds of borrowings under the Credit Facilities on the Closing Date not violating the laws applicable to sanctioned persons as administered by OFAC and the FCPA; the incurrence of the loans to be made under the Credit Facilities and the provision of the First Lien Term Loan Guarantees (as defined in Exhibit B to this Commitment Letter), the Bridge Guarantees (as defined in Exhibit C to this Commitment Letter) and the ABL Facility Guarantees (as defined in Exhibit D to this Commitment Letter), in each case under the Credit Facilities, and the granting of the security interests in the Collateral to secure the First Lien Term Loan Secured Obligations (as defined in Exhibit B to this Commitment Letter) and the ABL Facility Secured Obligations (as defined in Exhibit D to this Commitment Letter), do not conflict with the organizational documents of Holdings, the Borrower or any other Guarantor; and, subject to the proviso in clause (ii) of the immediately preceding sentence, creation, validity and perfection of security interests in the Collateral. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provisions”.

7.	Indemnity; Expenses; Limitation of Liability.

To induce the Commitment Parties to enter into this Commitment Letter and the Fee Letter and to proceed with the Facilities Documentation, you agree

(a)            Indemnity. To indemnify and hold harmless each Commitment Party, its respective affiliates and the respective officers, directors, employees, agents, advisors, controlling persons and other representatives and successors of each of the foregoing (each, an “Indemnified Person”), from and against any and all losses, claims, damages and liabilities (collectively, “Losses”) of any kind or nature and, subject to the limitations set forth below in this clause (a) with respect to legal fees and expenses, the reasonable and documented or invoiced out-of-pocket fees and expenses, joint or several, to which any such Indemnified Person may become subject, in the case of any such Losses and related expenses, to the extent arising out of, resulting from, or in connection with, any claim, litigation, investigation or proceeding (including any inquiry or investigation) relating to the Original Commitment Letters (including the term sheets, attached thereto), this Commitment Letter (including the Term Sheets), the Original Fee Letters (as defined in the Fee Letter), the Fee Letter, the Transactions or any related transaction contemplated hereby, the Credit Facilities or any use of the proceeds thereof (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto and whether or not such Proceedings are brought by you, your equity holders, affiliates or creditors or any other third person, and to reimburse each such Indemnified Person within 30 days of the written demand (together with reasonably detailed back-up documentation) for any reasonable and documented or invoiced out-of-pocket legal fees and expenses incurred in connection with investigating, responding to, or defending any of the foregoing of one firm of counsel for all such Indemnified Persons, taken as a whole and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnified Persons, taken as a whole (and, solely in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies you of the existence of such conflict and thereafter retains its own counsel, of one other firm of counsel for such affected Indemnified Person in each appropriate jurisdiction) and other reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to, or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related expenses to the extent that they have resulted from

(i)            the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, advisors, controlling persons or other representatives or successors of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision),

(ii)            a material breach of the obligations under this Commitment Letter, the Fee Letter or the Facilities Documentation of such Indemnified Person or any of such Indemnified Person’s affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision),

(iii)            in the case of a Proceeding initiated by you or one of your subsidiaries against the relevant Indemnified Person, solely with respect to such Proceeding, a breach of the obligations under this Commitment Letter or the Term Sheets, the Fee Letter or the Facilities Documentation of such Indemnified Person or any of such Indemnified Person’s affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision), or

(iv)            any Proceeding that does not arise from any act or omission by you or any of your affiliates and that is brought by any Indemnified Person against any other Indemnified Person; provided that the Administrative Agents, the Lead Arrangers and the Joint Bookrunners to the extent fulfilling their respective roles as an agent or arranger under the Credit Facilities and in their capacities as such, shall remain indemnified in respect of such Proceedings to the extent that none of the exceptions set forth in any of clauses (i), (ii) and (iii) of the immediately preceding proviso applies to such person at such time; and

(b)            Expenses. To the extent that the Closing Date occurs, to reimburse each Commitment Party on the Closing Date (to the extent an invoice is received as set forth in paragraph 8 of Exhibit E to this Commitment Letter) or, if invoiced after such time, within 30 days of the written demand, and in any such case upon presentation of a summary statement (together with a reasonably detailed back-up document) for all reasonable and documented or invoiced out-of-pocket expenses (including but not limited to expenses of each Commitment Party’s due diligence investigation, consultants’ fees (to the extent any such consultant has been retained with your prior written consent (such consent not to be unreasonably withheld or delayed)), syndication expenses, travel expenses, expenses related to appraisals, field examinations and collateral review procedures with respect to Collateral securing the ABL Facility (provided that only one inventory appraisal and one field examination shall be included in the definition of “Expenses”) and reasonable fees, disbursements and other charges of a single firm of counsel to the Commitment Parties, the Lead Arrangers, the Joint Bookrunners and the Administrative Agents identified in the Term Sheets, and, if necessary, of a single firm of local counsel to the Commitment Parties, the Lead Arrangers, the Joint Bookrunners and the Administrative Agents in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and of such other counsel retained with your prior written consent (such consent not to be unreasonably withheld or delayed)), in each case incurred in connection with the Credit Facilities and the preparation, negotiation and enforcement of the Original Commitment Letters, this Commitment Letter (including the Term Sheets), the Original Fee Letters, the Fee Letter, the Facilities Documentation and any security arrangements in connection therewith (collectively, the “Expenses”).

Certain Commitment Parties have informed you that they may receive future benefits in matters unrelated to this matter, which may include a discount, credit or other accommodation, from any of their counsel based on the fees that such counsel may receive on account of their relationship with them, which benefit will not affect or modify any of the provisions hereof or the Facilities Documentation with respect to the reimbursement of Expenses. The foregoing provisions of this paragraph shall be superseded, in each case, to the extent covered thereby by the applicable provisions of the Facilities Documentation upon execution thereof and thereafter shall have no further force and effect.

(c)            Limitation of Liability. Notwithstanding any other provision of this Commitment Letter,

(i)            no Commitment Party, any affiliate thereof or officer, director, employee, agent, advisor, controlling person or other representative of any Commitment Party or its respective affiliates and successors of each of the foregoing (each, an “Agent-Related Party”) shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Agent-Related Party or any of such Agent-Related Party’s affiliates or any of its or their respective officers, directors, employees, agents, advisors, controlling persons or other representatives or successors (as determined by a court of competent jurisdiction in a final and non-appealable decision), and

(ii)            none of us, you (or any of your subsidiaries or affiliates), the Investors (or any of their respective affiliates), the Target (or any of its subsidiaries or affiliates) or any Agent-Related Party shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with the Original Commitment Letters (including the term sheets, attached thereto), this Commitment Letter (including the Term Sheets), the Original Fee Letters, the Fee Letter, the Facilities Documentation, the Transactions (including the Credit Facilities and the use of proceeds thereunder), or with respect to any activities related to the Credit Facilities, including the preparation of the Original Commitment Letters (including the term sheets, attached thereto), this Commitment Letter (including the Term Sheets), the Original Fee Letters, the Fee Letter and the Facilities Documentation; provided that nothing in this paragraph shall limit your indemnity and reimbursement obligations to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with any of the Commitment Parties with respect to which the applicable Indemnified Person is entitled to indemnification under the first paragraph of this Section 7.

You shall not be liable for any settlement of any Proceeding effected without your written consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such Proceeding, you agree to indemnify and hold harmless each Agent-Related Party from and against any and all Losses and reasonable and documented or invoiced legal or other out-of-pocket expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 7. If you have reimbursed any Agent-Related Party for any legal or other expenses in accordance with such request and there is a final and non-appealable determination by a court of competent jurisdiction that the Agent-Related Party was not entitled to indemnification or contribution rights with respect to such payment pursuant to this Section 7, then the Agent-Related Party shall promptly refund such amount.

You shall not, without the prior written consent of any Agent-Related Party (which consent shall not be unreasonably withheld or delayed, it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i) and (ii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought hereunder by such Agent-Related Party unless such settlement

(i)            includes an unconditional release of such Agent-Related Party in form and substance reasonably satisfactory to such Agent-Related Party from all liability or claims that are the subject matter of such Proceeding, and

(ii)            does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Agent-Related Party.

8.	Sharing of Information, Absence of Fiduciary Relationships, Affiliate Activities.

You acknowledge that the Commitment Parties and/or their respective affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to other persons in respect of which you, the Investors, the Target and your and their respective subsidiaries and affiliates may have conflicting interests regarding the transactions described herein and otherwise. In addition, you acknowledge that certain of the Commitment Parties (or their respective affiliates) may be arranging or providing (or contemplating arranging or providing) a committed form of acquisition financing to other potential purchasers of the Target and that, in such capacity, such Commitment Parties may acquire information about the Target and its subsidiaries, the sale thereof, and such other potential purchasers and their strategies and proposals, but such Commitment Parties shall have no obligation to disclose to you the substance of such information or the fact that such Commitment Parties are in possession thereof.

The Commitment Parties and their respective affiliates will not use or disclose confidential information obtained from you, the Target, the Investors or any of your or their respective subsidiaries or affiliates by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you, the Target or any of your or its respective subsidiaries or affiliates in connection with the performance by them or their affiliates of services for other persons, and the Commitment Parties and their respective affiliates will not furnish any such information to other persons, except to the extent permitted below. You also acknowledge that the Commitment Parties and their respective affiliates do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you or any of your affiliates, confidential information obtained by them from other persons.

As you know, the Commitment Parties and their respective affiliates are full service securities firms engaged, either directly or through their affiliates, in various activities, which may include securities trading, commodities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Commitment Parties and their respective affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of you, the Target and its subsidiaries, the Target’s customers or competitors and other companies which may be the subject of the arrangements contemplated by this Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. The Commitment Parties and their respective affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, the Target, your and its respective subsidiaries or other companies which may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities or other trading with any thereof.

The Commitment Parties and their respective affiliates may have economic interests that conflict with those of you and the Target and your and its respective subsidiaries and are under no obligation to disclose any conflicting interest to you. You agree that each Commitment Party will act under this Commitment Letter as an independent contractor and that nothing in this Commitment Letter or the Fee Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between such Commitment Party and its respective affiliates, on the one hand, and you, the Target and your and its respective subsidiaries, your and its respective equity holders or your and its respective affiliates, on the other hand. You acknowledge and agree that:

(i)            the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Commitment Parties and their respective affiliates, on the one hand, and you on the other,

(ii)            in connection therewith and with the process leading to such transaction each Commitment Party and its applicable affiliates (as the case may be) is acting solely as a principal and not as agents or fiduciaries of you, the Target, your and its respective subsidiaries, management, equity holders, creditors, affiliates or any other person,

(iii)            each Commitment Party and its applicable affiliates (as the case may be) have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you or your or its respective affiliates with respect to the financing transactions contemplated hereby, the exercise of the remedies with respect thereto or the process leading thereto (irrespective of whether such Commitment Party or any of its respective affiliates has advised or is currently advising you, the Target or your or its respective subsidiaries on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the transactions contemplated hereby except the obligations expressly set forth in this Commitment Letter and the Fee Letter, and

(iv)            the Commitment Parties have not provided any legal, accounting, regulatory or tax advice and you have consulted your own legal and financial advisors to the extent you deemed appropriate.

You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions contemplated by this Commitment Letter and the process leading thereto. You agree that you will not claim that the Commitment Parties or their applicable affiliates, as the case may be, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to you or your affiliates, in connection with such transactions contemplated by this Commitment Letter or the process leading thereto.

9.	Confidentiality.

You agree that you will not disclose, directly or indirectly, the Original Fee Letters, the Fee Letter or the contents thereof or, prior to your acceptance hereof, this Commitment Letter, the Term Sheets, the other exhibits and attachments hereto or the contents of each thereof, or the activities of any Commitment Party pursuant hereto or thereto, to any person or entity without prior written approval of the Commitment Parties (such approval not to be unreasonably withheld or delayed), except

(a)            to the Investors and to your and any of their respective affiliates and your and their respective officers, directors, employees, agents, attorneys, accountants, advisors, controlling persons and equity holders and to actual and potential co-investors who are informed of the confidential nature thereof, in each case, on a confidential and need-to-know basis,

(b)            if the Commitment Parties consent in writing (such consent not to be unreasonably withheld or delayed) to such proposed disclosure, or

(c)            pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your legal counsel (in which case you agree, to the extent practicable and not prohibited by applicable law, rule or regulation, to inform us promptly thereof prior to disclosure);

provided that

(i)            you may disclose this Commitment Letter (but not the Fee Letter or the contents thereof) and the contents hereof to the Target and its subsidiaries and its and their respective officers, directors, employees, agents, attorneys, accountants, advisors, controlling persons and equity holders, in each case, on a confidential and need-to-know basis,

(ii)            you may disclose this Commitment Letter and its contents (including the Term Sheets and other exhibits and attachments hereto) (but not the Fee Letter or the contents thereof) in any syndication or other marketing materials in connection with the Credit Facilities (including the Information Materials) or in any other offering, placement or marketing materials in connection with the Takeout Securities or in connection with any public or regulatory filing requirement relating to the Transactions,

(iii)            you may disclose the Term Sheets and the other exhibits and attachments to this Commitment Letter, and the contents thereof, to potential Lenders and to rating agencies in connection with obtaining the Ratings, including those for the Takeout Securities,

(iv)            you may disclose the aggregate fee amount contained in the Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in syndication, offering, placement or marketing materials for the Credit Facilities, the Takeout Securities or in any public or regulatory filing relating to the Transactions or any offering or private placement of Takeout Securities (and then only to the extent aggregated with all other fees and expenses of the Transactions and not presented as an individual line item unless required by applicable law, rule or regulation),

(v)            you may disclose the Commitment Letter (but not the Fee Letter) in any customary Rule 144A/Regulation S offering memorandum for primary or secondary offerings of the Takeout Securities, and

(vi)            if the fee amounts payable pursuant to the Fee Letter and the economic terms of the “Market Flex Provisions” in the Fee Letter and the economic terms of the “Securities Demand” provision of the Fee Letter, in each case, have been redacted (including the portions thereof addressing fees payable to the Commitment Parties and/or the Lenders), you may disclose the Fee Letter and the contents thereof to the Target and its subsidiaries and its and their respective officers, directors, employees, agents, attorneys, accountants, advisors, controlling persons and equity holders, in each case, on a confidential and need-to-know basis.

Each Commitment Party and its affiliates will use all non-public information provided to any of them or such affiliates by or on behalf of you hereunder or in connection with the Acquisition and the related Transactions solely for the purpose of providing the services or commitments, as the case may be, that are the subject of this Commitment Letter and negotiating, evaluating and contemplating the transactions contemplated hereby and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge, such information; provided that nothing herein shall prevent such Commitment Party and its affiliates from disclosing any such information

(a)            pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the reasonable advice of counsel (in which case such Commitment Party agrees (except with respect to any audit or examination conducted by, bank accountants or any self-regulatory authority or governmental regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure),

(b)            upon the request or demand of any regulatory or self-regulatory authority having jurisdiction, or purporting to have jurisdiction, over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees (except with respect to any audit or examination conducted by, bank accountants or any self-regulatory authority or governmental regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure),

(c)            to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates or any related parties thereto (including any of the persons referred to in the succeeding clause (f)) in violation of any confidentiality obligations owing to you, the Investors, the Target or any of your or their respective subsidiaries or affiliates or any related parties thereto (including any of the persons referred to in the succeeding clause (f)),

(d)            to the extent that such information is received by such Commitment Party from a third party that is not, to such Commitment Party’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to you, the Investors, the Target or any of your or their respective subsidiaries or affiliates or any related parties thereto (including any of the persons referred to in the succeeding clause (f)),

(e)            to the extent that such information is independently developed by such Commitment Party or any of its affiliates or any related parties thereto (including any of the persons referred to in the succeeding clause (f)) without the use of any confidential information and without violating the terms of this Commitment Letter,

(f)            to the other Commitment Parties and to such Commitment Party’s affiliates and to its and their respective directors, officers, employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such information in connection with the Transactions and who are informed of the confidential nature of such information or who are subject to customary confidentiality obligations of professional practice or who agree in writing to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (with such Commitment Party, to the extent such person’s compliance with this paragraph is within its control, being responsible for such compliance),

(g)            for purposes of establishing a “due diligence” defense, and

(h)            to potential or prospective Lenders, hedge providers, participants or assignees; provided that for purposes of this clause (h),

(x)            the disclosure of any such information to any Lenders, hedge providers, participants or assignees or prospective Lenders, hedge providers, participants or assignees referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider, participant or assignee or prospective Lender, hedge provider, participant or assignee that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and such Commitment Party, including, without limitation, as agreed in any Information Materials or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information, and

(y)            no such disclosure shall be made by such Commitment Party to any person that is at such time a Disqualified Lender.

In the event that the Credit Facilities are funded, the Commitment Parties’ and their respective affiliates’, if any, obligations under this paragraph shall, to the extent covered thereby, be superseded by the confidentiality provisions in the Facilities Documentation upon the initial funding thereunder to the extent that such provisions are binding on such Commitment Parties. Otherwise, the confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and expire and shall be of no further effect after the second anniversary of the Original Signing Date. For the avoidance of doubt, after the Closing Date, the Commitment Parties may disclose the existence of the Credit Facilities and the fees and economic allocations related to the Credit Facilities to market data collectors and similar service providers to the lending industry in connection with the administration and management of the Credit Facilities.

Notwithstanding anything to the contrary contained herein, the confidentiality provisions of the Original Commitment Letters shall remain in full force and effect with respect to the Original Commitment Letters and the Original Fee Letters in accordance with the terms of the Original Commitment Letters.

10.	Miscellaneous.

This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto (other than any assignment (i) occurring as a matter of law pursuant to, or otherwise substantially simultaneously with (and subject to the consummation of), the Offer and the Merger and related transactions, on the Closing Date, in each case to the Surviving Company, the Borrower or any other U.S. domestically organized subsidiary or affiliate of the Buyer that will directly or indirectly own the business of the Target and its subsidiaries, (ii) by you to the Borrower, Merger Sub or any other newly-formed U.S. domestically organized entity established by you or the Sponsor in connection with the Transactions, which assignment shall occur prior to, or substantially simultaneously with the consummation of the Offer and the Merger, so long as such entity is, or will be, controlled by the Investors after giving effect to the Offer and the Merger and shall (directly or indirectly through a wholly-owned subsidiary) own the business of the Target or be the successor to the business of Target and that agrees to be bound by the terms hereof and the Fee Letter), or (iii) subject to the second paragraph of Section 3, by the Initial Lenders in connection with the syndication of the Credit Facilities) without the prior written consent of each other party hereto (such consent not to be unreasonably withheld or delayed) (and any attempted assignment without such consent shall be null and void). This Commitment Letter and the commitments hereunder are intended to be solely for the benefit of the parties hereto (and Indemnified Persons to the extent expressly set forth herein) and do not and are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons to the extent expressly set forth herein). Subject to the limitations set forth in Section 3 above, each Commitment Party reserves the right to employ the services of its respective affiliates or branches in providing services contemplated hereby and to allocate, in whole or in part, to their affiliates or branches certain fees payable to such Commitment Party in such manner as such Commitment Party and its respective affiliates or branches may agree in their sole discretion and, to the extent so employed, such affiliates and branches shall be entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of, such Commitment Party hereunder. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Commitment Parties and you. This Commitment Letter and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Commitment Letter (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. All Electronic Signatures (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the applicable signatory to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute such signatory’s legal, valid and binding obligation enforceable against such signatory in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the other signatories.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each party hereto may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such party’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. This Commitment Letter (including the exhibits hereto), together with the Fee Letter dated as of the date hereof and delivered in connection herewith, (i) are the only agreements that have been entered into among the parties hereto with respect to the Credit Facilities and (ii) supersede all prior understandings, whether written or oral, among us with respect to the Credit Facilities and sets forth the entire understanding of the parties hereto with respect thereto. THIS COMMITMENT LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER, OR RELATED TO, THIS COMMITMENT LETTER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided that, notwithstanding the foregoing, it is understood and agreed that (a) the interpretation of the definition of “Company Material Adverse Effect” (as defined in the Acquisition Agreement as in effect on the Signing Date) (and whether or not a Company Material Adverse Effect has occurred), (b) the determination of the accuracy of any Specified Acquisition Agreement Representations and whether as a result of any inaccuracy thereof you (or your affiliate) have the right (taking into account any applicable cure provisions) to terminate your (or its) obligations under the Acquisition Agreement or to decline to consummate the Offer and/or the Merger and (c) the determination of whether the Offer and/or the Merger have been consummated in accordance with the terms of the Acquisition Agreement, in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Any Joint Bookrunner may, in consultation with you, place customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, in each case, after the Closing Date, in the form of “tombstone” or otherwise describing the name of the Borrower and the amount, type and closing date of the Transactions, all at the expense of such Joint Bookrunner.

Each of the parties hereto agrees that

(i)            this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement of each party to negotiate in good faith the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the commitments provided hereunder are subject only to conditions precedent as expressly provided herein, and

(ii)            the Fee Letter is a legally valid and binding agreement of the parties thereto with respect to the subject matter set forth therein.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTER OR THE PERFORMANCE OF SERVICES OR PROVIDING OF COMMITMENTS, AS THE CASE MAY BE, HEREUNDER OR THEREUNDER.

Each of the parties hereto hereby irrevocably and unconditionally

(a)            submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall only be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court,

(b)            waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any New York State or in any such Federal court,

(c)            waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and

(d)            agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to you or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.

Each party hereto that is incorporated outside the United States, in respect of itself, its subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such party or its respective subsidiaries or any of its or its respective subsidiaries’ properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, including, without limitation, immunity from suit, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such party, for itself and on behalf of its subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, each party further agrees that the waivers set forth in this paragraph shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Fee Letter in dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures, the Commitment Parties could purchase (and remit in New York City) dollars with such other currency on the business day preceding that on which final judgment is given. Your obligation in respect of any sum due hereunder or under the Fee Letter shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the business day following its receipt of any sum adjudged to be so due in such other currency, the Commitment Parties may, in accordance with normal banking procedures, purchase (and remit in New York City) dollars with such other currency; if the dollars so purchased and remitted are less than the sum originally due to the Lenders, the Commitment Parties or any Indemnified Person in dollars, you agree, as a separate obligation and notwithstanding any such judgment, to indemnify the relevant payee against such loss, and if the dollars so purchased exceed the sum originally due in dollars, such excess shall be remitted to you.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), each of us and each of the Lenders may be required to obtain, verify and record information that identifies Holdings, the Borrower and the Guarantors, which information may include their names, addresses, tax identification numbers and other information that will allow each of us and the Lenders to identify Holdings, the Borrower and the Guarantors in accordance with the PATRIOT Act or the Beneficial Ownership Regulation, as applicable. This notice is given in accordance with the requirements of the PATRIOT Act or the Beneficial Ownership Regulation, as applicable, and is effective for each of us and the Lenders.

The indemnification, compensation (if applicable), reimbursement (if applicable), jurisdiction, governing law, venue, waiver of jury trial, syndication and confidentiality provisions contained herein and in the Fee Letter and the provisions of Section 8 of this Commitment Letter shall remain in full force and effect regardless of whether Facilities Documentation shall be executed and delivered and notwithstanding the termination or expiration of this Commitment Letter or the Initial Lenders’ commitments hereunder; provided that your obligations under this Commitment Letter (except as specifically set forth in the third through seventh paragraphs of Section 3 of this Commitment Letter and the penultimate sentence of Section 4 of this Commitment Letter, and other than your obligations with respect to the confidentiality of the Fee Letter and the contents thereof) shall automatically terminate and be superseded, in each case to the extent covered thereby, by the provisions of the Facilities Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time. You may terminate this Commitment Letter and the Initial Lenders’ commitments with respect to the Credit Facilities hereunder at any time subject to the provisions of the preceding sentence. In addition, in the event that a lesser amount of indebtedness is required to fund the Transactions for any reason, you may reduce the Initial Lenders’ commitments with respect to the Initial First Lien Term Loan Facility and the Bridge Facility (on a pro rata basis amongst the Initial Lenders) in a manner consistent with the allocation of purchase price reduction described under paragraph 2 of Exhibit E to this Commitment Letter.

Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to the Commitment Parties (or their legal counsel) on behalf of the Commitment Parties, executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York City time, on June 16, 2021. The Initial Lenders’ respective commitments and the obligations of the Commitment Parties hereunder will expire at such time in the event that Commitment Parties (or their legal counsel) have not received such executed counterparts in accordance with the immediately preceding sentence. If you do so execute and deliver to us this Commitment Letter and the Fee Letter at or prior to such time, we agree to hold our commitment to provide the Credit Facilities and our other undertakings in connection therewith available for you until the earliest of

(i)            after execution of the Acquisition Agreement and prior to the time of the consummation of both the Offer and the Merger, the termination of the Acquisition Agreement by you (or your affiliate) or with your (or your affiliate’s) written consent in accordance with its terms (other than with respect to provisions therein that expressly survive termination) in the event that the Offer and the Merger are not consummated,

(ii)            the consummation of both the Offer and the Merger with or without the funding of the Credit Facilities, and

(iii)           11:59 p.m., New York City time, on the date which is five (5) Business Days (as defined in the Acquisition Agreement as in effect on the Signing Date) after the Termination Date (as defined in, and as it may be extended pursuant to the express provisions of, the Acquisition Agreement as in effect on the Signing Date)

(such earliest time, the “Expiration Date”); provided that the termination of any commitment pursuant to this sentence shall not prejudice your rights and remedies in respect of any breach of this Commitment Letter. Upon the occurrence of any of the events referred to in the preceding sentence, this Commitment Letter and the commitments of the Commitment Parties hereunder and the agreement of the Commitment Parties to provide the services described herein, in each case, shall automatically terminate unless the Commitment Parties shall, in their sole discretion, agree to an extension in writing.

[Remainder of this page intentionally left blank]

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Doug Ingram
	Name:	Doug Ingram
	Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Doug Ingram
	Name:	Doug Ingram
	Title:	Managing Director

[Signature Page to Project Ambience Commitment Letter]

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BARCLAYS BANK PLC

By:	/s/ Regina Tarone
	Name:	Regina Tarone
	Title:	Managing Director

[Signature Page to Project Ambience Commitment Letter]

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ John Huntington
	Name:	John Huntington
	Title:	Managing Director

By:	/s/ Sandeep Desai
	Name:	Sandeep Desai
	Title:	Managing Director

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:	/s/ John Huntington
	Name:	John Huntington
	Title:	Managing Director

By:	/s/ Sandeep Desai
	Name:	Sandeep Desai
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Huntington
	Name:	John Huntington
	Title:	Managing Director

By:	/s/ Sandeep Desai
	Name:	Sandeep Desai
	Title:	Managing Director

[Signature Page to Project Ambience Commitment Letter]

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, with respect to the Initial First Lien Term Loan Facility and the Bridge Facility

By:	/s/ Peter Kiedrowski
	Name:	Peter Kiedrowski
	Title:	Managing Director

[Signature Page to Project Ambience Commitment Letter]

WELLS FARGO BANK, NATIONAL ASSOCIATION, with respect to the ABL Facility

By:	/s/ Cory Loftus
	Name:	Cory Loftus
	Title:	Managing Director

 [Signature Page to Project Ambience Commitment Letter]

WELLS FARGO SECURITIES, LLC

By:	/s/ Bryan Beall
	Name:	Bryan Beall
	Title:	Vice President

[Signature Page to Project Ambience Commitment Letter]

BNP PARIBAS

By:	/s/ Andrew Marchione
	Name:	Andrew Marchione
	Title:	Vice President

By:	/s/ Mara MacDonald
	Name:	Mara MacDonald
	Title:	Director

BNP PARIBAS SECURITIES INC.

By:	/s/ Andrew Marchione
	Name:	Andrew Marchione
	Title:	Vice President

By:	/s/ Mara MacDonald
	Name:	Mara MacDonald
	Title:	Director

[Signature Page to Project Ambience Commitment Letter]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Marc Price
	Name:	Marc Price
	Title:	Group Head - Retail Finance

PNC CAPITAL MARKETS LLC

By:	/s/ Brian Prettyman
	Name:	Brian Prettyman
	Title:	Managing Director

[Signature Page to Project Ambience Commitment Letter]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Lisa Freeman
	Name:	Lisa Freeman
	Title:	Senior Vice President

[Signature Page to Project Ambience Commitment Letter]

Accepted and agreed to as of the date first above written:

Ambience parent, inc.

By:	/s/ Erik Ragatz
	Name:	Erik Ragatz
	Title:	Authorized Signatory

In care of:

Hellman & Friedman LLC
415 Mission Street
Suite 5700
San Francisco, CA 94105
Attention of Trevor Watt

[Signature Page to Project Ambience Commitment Letter]

EXHIBIT A

Project Ambience
Transaction Description

Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit A is attached (the “Commitment Letter”) or in the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.

Ambience Parent, Inc., a newly created corporation organized under the laws of the State of Delaware (“Buyer” or “you”), formed at the direction of Hellman & Friedman LLC (Hellman & Friedman LLC, together with its affiliates and its affiliates’ funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing, collectively, the “Sponsor”), intends to acquire (the “Acquisition”), directly or indirectly, all of the capital stock of a company previously identified to us and code-named “Ambience”, a corporation organized under the laws of the State of Delaware (the “Target”). Buyer intends to consummate the Acquisition pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of the Signing Date (together with all exhibits, annexes, schedules and other disclosure schedules and letters thereto, collectively, as modified, amended, supplemented, consented to or waived, the “Acquisition Agreement”), by and among the Target, Buyer and Ambience Merger Sub, Inc., a newly created corporation organized under the laws of the State of Delaware and a direct or indirect subsidiary of Buyer (“Merger Sub”), pursuant to which (i) Merger Sub has agreed to commence a cash tender offer to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Offer”), (ii) if such shares are accepted for purchase pursuant to the terms of the Acquisition Agreement and the Offer, the consummation of the Offer will occur on the Closing Date prior to the Merger and immediately thereafter, Merger Sub will merge with and into the Target (the “Merger”), with the Target being the surviving entity of the Merger, with such merged company existing under the laws of the State of Delaware (the “Surviving Company”) and (iii) except with respect to certain equity holders of the Target and its subsidiaries (including, without limitation, certain members of management and/or employees of the Target and its subsidiaries), who may be given the opportunity to roll over capital stock and other equity interests of the Target and its subsidiaries and its affiliates or after tax cash proceeds from the Transactions into direct or indirect equity interests in Buyer or a Parent Holdco (as defined below) (in such capacity, the “Rollover Investors”), the equity holders of the Target will receive cash in exchange for their capital stock and other equity interests in the Target and its subsidiaries (collectively, the “Acquisition Consideration”) and the Surviving Company will become a wholly-owned direct or indirect subsidiary of Buyer.

In connection with the foregoing, it is intended that:

1.            The Sponsor (i) may establish one or more newly formed corporations, limited liability companies and/or partnerships (each a “Parent Holdco” and, together, “Parent Holdcos”), (ii) will establish Buyer as a wholly-owned direct or indirect subsidiary of the foregoing and (iii) will establish Merger Sub as a wholly-owned direct or indirect subsidiary of Buyer.

2.            The Sponsor and certain other investors (including the Rollover Investors and certain members of management and/or employees of the Target and its subsidiaries) arranged by and/or designated by the Sponsor (collectively with the Sponsor, the “Investors”) will, directly or indirectly through the Parent Holdcos, make cash equity contributions to Buyer, the net proceeds of which will be further contributed by Buyer, directly or indirectly, as cash equity to Merger Sub; provided that any such equity contribution to Merger Sub in a form other than common equity shall be reasonably satisfactory to the Initial Lead Arrangers (the foregoing, collectively, the “Equity Contribution”), in an aggregate amount equal to, when combined with the fair market value of any capital stock and/or other equity interests of any of the Rollover Investors rolled over or invested in connection with the Transactions (as defined below) (the “Rollover Investments”), at least 30.0% of the sum of

(1)            the aggregate gross proceeds of the Credit Facilities borrowed on the Closing Date (plus the aggregate gross proceeds of Notes and/or other Takeout Securities issued on or prior to the Closing Date), excluding the aggregate gross proceeds of (A)  any Initial First Lien Term Loans and/or Notes or other Takeout Securities, in any such case, each used to fund original issue discount and/or upfront fees in connection with the exercise of the “Market Flex Provisions” under the Fee Letter and/or the exercise of the “Securities Demand” provisions under the Fee Letter (including by any increase in the aggregate principal amount of the Initial First Lien Term Loan Facility (as defined below) and/or the Takeout Notes) and (B) any ABL Loans (as defined in Exhibit D) used to fund any working capital needs or as a result of the issuance of any letter of credit on the Closing Date to backstop or replace any letters of credit of the Target and/or to fund original issue discount and/or upfront fees in connection with the exercise of the “Market Flex Provisions” under the Fee Letter and/or the exercise of the “Securities Demand” provisions under the Fee Letter (the amount of this clause (1), the “Debt”), and

(2)            the equity capitalization of the Borrower (as defined in Exhibit B) and its subsidiaries on the Closing Date after giving effect to all of the Transactions (the amount of this clause (2), the “Equity”, and the sum of clauses (1) and (2), the “Total Capitalization”);

provided that the Sponsor shall directly or indirectly control the voting of the capital stock having at least a majority of the ordinary voting power for the election of the board of directors or equivalent governing body of the Borrower immediately after giving effect to the Transactions.

3.            The Borrower (as defined below) will obtain a $900.0 million aggregate principal amount (plus any additional amounts specified in Exhibit B under the caption “First Lien Term Loan Facilities”) senior secured first lien term loan facility described in Exhibit B to the Commitment Letter (the “Initial First Lien Term Loan Facility”).

4.            The Borrower will (i) issue and sell senior unsecured notes (the “Notes”) in a Rule 144A or other private placement yielding $500.0 million in gross cash proceeds and/or (ii) to the extent that less than $500.0 million in Notes are issued on or prior to the Closing Date, obtain $500.0 million (less the gross proceeds from the issuance of any Notes or other Takeout Securities on or prior to the Closing Date) of senior unsecured increasing rate loans (the “Bridge Loans”) under a senior unsecured credit facility described in Exhibit C to the Commitment Letter (the “Bridge Facility”).

5.            The Borrower will obtain a $400.0 million aggregate principal amount senior secured asset-based revolving credit facility described in Exhibit D to the Commitment Letter (the “ABL Facility” and, together with the Initial First Lien Term Loan Facility and the Bridge Facility, the “Credit Facilities”).

6.            Pursuant to the Acquisition Agreement, Merger Sub will commence the Offer and upon the acceptance of shares for purchase pursuant to the terms of the Acquisition Agreement and the Offer, the purchase of such shares and consummation of the Offer will occur on the Closing Date prior to the Merger and immediately thereafter, Merger Sub will merge with and into the Target, with the Target being the surviving entity of the Merger and becoming the Surviving Company and the equity holders of the Target (other than the Rollover Investors with respect to their Rollover Investments) shall be entitled to receive the Acquisition Consideration.

7.            (i) Immediately after giving effect to the Merger, the principal, accrued and unpaid interest, fees, premium, if any, and other amounts, other than (A) contingent obligations not then due and payable and that by their terms survive the termination of the Existing ABL Credit Agreement (as defined below) and (B) certain existing letters of credit outstanding under the Existing ABL Credit Agreement that on the Closing Date will be grandfathered into, or backstopped by, the ABL Facility as set forth under the heading “Availability” in Exhibit D or cash collateralized in a manner reasonably satisfactory to the issuing banks thereof, under that certain Credit Agreement, dated as of October 5, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing ABL Credit Agreement”) among At Home Holding III Inc. (the “Existing Borrower”), At Home Stores LLC, At Home Holding II Inc. (the “Existing Holdings”), the lenders from time to time party thereto, Bank of America, N.A., as the administrative agent and collateral agent, and the other parties thereto, will be repaid in full in connection with the other Transactions and all commitments to extend credit under the Existing ABL Credit Agreement will be terminated and any security interests and guarantees in connection with the Existing ABL Credit Agreement shall be terminated and/or released, and

(ii) the Existing Borrower’s 8.750% Senior Notes due 2025 (the “Existing Notes”) issued under that certain Indenture, dated as of August 20, 2020 (the “Existing Indenture”), between the Existing Borrower and Wells Fargo Bank, National Association, as trustee and collateral agent, will either be (A) redeemed on or after the Closing Date (with an irrevocable notice of redemption being delivered on or prior to the Closing Date and with satisfaction and discharge of the Existing Indenture occurring on the Closing Date), (B) irrevocably defeased in full not later than the Closing Date in accordance with the terms of the Existing Indenture or (C) subject to a tender offer and consent solicitation that closes on the Closing Date, which as a result of such tender offer and consent solicitation and/or any covenant defeasance in accordance with the terms of the relevant indenture, any conflicts in the Existing Indenture are eliminated (and if any stub debt remains outstanding after such tender offer and consent solicitation, the Existing Borrower shall redeem and satisfy and discharge the Existing Indenture on the Closing Date or defease such stub debt in the manner described in either clause (A) or (B) above (with an irrevocable notice of redemption being delivered on or prior to the Closing Date) (the foregoing transactions described in clauses (i) and (ii) above, collectively, the “Refinancing”).

8.            Immediately after giving effect to the Refinancing, the Existing Borrower will merge with and into Existing Holdings, with Existing Holdings being the surviving entity of such merger, and immediately thereafter, Existing Holdings will merge with and into Surviving Company, with the Surviving Company being the surviving entity of such merger (the mergers described in this clause (8), the “Secondary Mergers”).

The proceeds of the Equity Contribution, borrowings under the Credit Facilities and/or from the sale and issuance of the Notes and/or any Takeout Securities and cash on hand at the Target and its subsidiaries on the Closing Date will be applied (i) as described above to pay the Acquisition Consideration, (ii) to pay the fees and expenses incurred in connection with the Transactions (such fees and expenses, the “Transaction Costs”) and (iii) to pay for the Refinancing (the amounts set forth in clauses (i) through (iii) above, collectively, the “Acquisition Funds”).

The borrower under the Credit Facilities shall be (and the term “Borrower” as used herein shall mean) (i) initially, Merger Sub and (ii) after giving effect to the Merger and after giving effect to the Secondary Merger, the Surviving Company.

The transactions described above (including the Offer, the Merger and the payment of Transaction Costs) are collectively referred to herein as the “Transactions”.

EXHIBIT B

Project Ambience
First Lien Term Loan Credit Facilities
Summary of Principal Terms and Conditions1

Borrower:	(i) Initially, Merger Sub and (ii) after giving effect to the Merger (and after giving effect to the Secondary Merger), the Surviving Company (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

First Lien Term Loan Administrative Agent and First Lien Term Loan Collateral Agent:	Bank of America will act as sole administrative agent and sole collateral agent (in such capacities, the “First Lien Term Loan Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors reasonably acceptable to the Initial First Lien Term Loan Lead Arrangers (as defined in the Commitment Letter) and the Borrower (such consent not to be unreasonably withheld or delayed), excluding any Disqualified Lender (together with the Initial First Lien Term Loan Lenders, the “First Lien Term Loan Lenders”), and will perform the duties customarily associated with such roles.

First Lien Term Loan Lead Arrangers and First Lien Term Loan Joint Bookrunners:	BofA Securities, Barclays, DBSI, Wells Fargo Securities, BNPPSC, PNC Capital Markets, and USB will act as a joint lead arranger for the Initial First Lien Term Loan Facility (each in such capacity, a “First Lien Term Loan Joint Bookrunner” and, together, the “First Lien Term Loan Joint Bookrunners”), and BofA Securities, Barclays, DBSI, Wells Fargo Securities, BNPPSC, PNC Capital Markets and USB will act as joint bookrunners (each in such capacity, a “First Lien Term Loan Joint Bookrunner” and, together, the “First Lien Term Loan Joint Bookrunners”), in each case for the Initial First Lien Term Loan Facility, and each will perform the duties customarily associated with such roles.

Syndication Agent, Documentation Agent or Co-Documentation Agents:	The Borrower may designate additional financial institutions, reasonably acceptable to the Initial First Lien Term Loan Lead Arrangers (such consent not to be unreasonably withheld or delayed), to act as syndication agent, documentation agent or co-documentation agent as provided in the Commitment Letter.

1All capitalized terms used but not defined herein shall have the meaning given them in the Commitment Letter to which this Term Sheet is attached, including Exhibits A, C, D and E thereto.

First Lien Term Loan Facilities:	A senior secured first lien term loan facility (the “Initial First Lien Term Loan Facility” and, together with any Incremental First Lien Term Loan Facility (as defined below), each a “First Lien Term Loan Facility” and collectively, the “First Lien Term Loan Facilities”) to the Borrower in an aggregate principal amount of (x) $900.0 million plus, (y) at the Borrower’s election, and without duplication of any borrowings made under the ABL Facility as described under clause (B) under the heading “Availability” in Exhibit D to the Commitment Letter, an amount sufficient to fund any original issue discount or upfront fees required to be funded in connection with the exercise of “Market Flex Provisions” of the Fee Letter with respect to the Initial First Lien Term Loan Facility and/or the exercise of the “Securities Demand” provisions of the Fee Letter (which amounts shall be automatically added to the Commitment Parties’ commitments under the Commitment Letter). The loans under the Initial First Lien Term Loan Facility are referred to as the “Initial First Lien Term Loans” and, together with any Incremental First Lien Term Loans (as defined below), the “First Lien Term Loans”

Incremental First Lien Term Loan Facilities:

The First Lien Term Loan Facilities Documentation (as defined below) will permit the Borrower to add one or more incremental term loan facilities or to increase any existing term loan facility, in each case, under the First Lien Term Loan Facilities Documentation (each, an “Incremental First Lien Term Loan Facility” and the loans under any Incremental First Lien Term Loan Facility are referred to as the “Incremental First Lien Term Loans”; the Incremental First Lien Term Loan Facilities and the commitments in respect thereof (“Incremental First Lien Term Loan Commitments”) are collectively referred to as “Incremental First Lien Term Loan Facilities”) in an aggregate amount not to exceed the sum of

(A)	the greater of (1) $310.0 million (such amount, the “First Lien Incremental Starter Dollar Amount”) and (2) 100.0% (such percentage, the “First Lien Incremental Starter EBITDA Grower”) of Consolidated EBITDA (as defined below) for the most recently completed four fiscal quarter period for which internal financial statements are available and ended on or prior to the date of any such incurrence (the amount calculated pursuant to this clause (A), the “First Lien Incremental Starter Amount”) plus

(B)	at the option of the Borrower, additional amounts not to exceed the available capacity under the General Debt Basket (as defined below) (which available capacity will reduce capacity under the General Debt Basket and the General Lien Basket) at the time of such incurrence (the amount calculated pursuant to this clause (B), the “First Lien Incremental General Debt Amount”) plus

(C)	all voluntary prepayments and/or redemptions of, and debt buybacks made at a discount to par of, the First Lien Term Loan Facilities and any Additional Debt (as defined below), with credit given to the aggregate principal amount of debt prepaid, redeemed or retired in such buybacks, and voluntary commitment reductions of the ABL Facility made prior to the date of any such incurrence (to the extent that the ABL Facility Commitments are permanently reduced), in each case, except to the extent financed with proceeds from the incurrence of long-term indebtedness, including any incurrence pursuant to clause (D) below (the “First Lien Incremental Repayment Amount”) plus

(D)	an amount such that, after giving effect to the incurrence of any such Incremental First Lien Term Loan Facility pursuant to this clause (D) and after giving effect to any acquisition consummated concurrently therewith and any other acquisition, disposition, debt incurrence, debt retirement and other appropriate pro forma adjustment events, including any debt incurrence or retirement subsequent to the end of the applicable test period and on or prior to the date of such incurrence, all to be further defined in the First Lien Term Loan Facilities Documentation, but without, for the avoidance of doubt, giving effect to any amount incurred substantially simultaneously or contemporaneously therewith under the First Lien Incremental Starter Amount, First Lien Incremental General Debt Amount, the First Lien Incremental Repayment Amount or the ABL Facility and without netting the cash proceeds of any such indebtedness, other than any such cash proceeds not promptly applied for a specified transaction and only during such time that such proceeds are on the consolidated balance sheet of the Borrower or any restricted subsidiary (the “Cash Proceeds from Indebtedness Exception”)), the Borrower would be in compliance, on a pro forma basis, with a First Lien Secured Leverage Ratio (as defined below) (recomputed as of the last day of the most recently ended period of four consecutive fiscal quarters of the Borrower for which internal financial statements are available) that is no greater than either (x) 3.50:1.00 (this clause (x), the “Incremental First Lien Leverage Ratio”) or (y) if such indebtedness is incurred in connection with a Permitted Acquisition (as defined below), investment (including any investment in new stores, facilities or projects), or any other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, the First Lien Secured Leverage Ratio of the Borrower immediately prior to such transactions (this clause (y), the “First Lien Incremental No Worse Test”; the amount calculated pursuant to clause (D), the “Incremental First Lien Ratio Debt Test”; and the amount calculated pursuant to clauses (A), (B), (C) and (D), the “Available Incremental First Lien Amount”);

provided that

(i)	subject to the Limited Condition Transaction Provisions (as defined below), no event of default (or, in the case of a Permitted Acquisition, investment (including any investment in new stores, facilities or projects), or any other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, no payment or bankruptcy event of default) under the First Lien Term Loan Facilities Documentation has occurred and is continuing or would exist after giving effect thereto;

(ii)	except with respect to customary prepayment terms in connection with customary escrow arrangements, the maturity date of any such Incremental First Lien Term Loan Facility shall be no earlier than the maturity date of the Initial First Lien Term Loan Facility and the weighted average life of any such Incremental First Lien Term Loan Facility shall not be shorter than the then remaining weighted average life of the Initial First Lien Term Loan Facility; provided that

(1)	Incremental First Lien Term Loan Facilities incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects) or other similar transaction (the “First Lien Incremental Acquisition Exception”),

(2)	Incremental First Lien Term Loan Facilities in the form of customary term “A” loan facilities provided by commercial banks or similar institutions (this clause (2), the “TLA Exception”),

(3)	Incremental First Lien Term Loan Facilities consisting of a customary bridge facility, so long as the indebtedness outstanding under any such customary bridge facility automatically converted into or exchanged for long-term debt that satisfies this clause (ii) and any such conversion or exchange is subject only to customary conditions (a “Qualifying Bridge Facility”), and

(4)	indebtedness under Incremental First Lien Term Loan Facilities, together with any such amount incurred as (i) First Lien Term Loan Refinancing Indebtedness in reliance on the proviso in clause (i) of the first proviso under the heading “First Lien Refinancing Facilities” or (ii) Incremental Equivalent Debt in reliance on clause (E)(5) of the proviso to clause (a)(vi) under the heading “Negative Covenants”, in an aggregate principal amount of up to the greater of (x) $310.0 million and (y) 100.0% of Consolidated EBITDA for the most recently completed four fiscal quarter period for which internal financial statements are available and ended on or prior to the date of such incurrence, may be incurred without regard to the foregoing provisions of this clause (ii) (the “First Lien Incremental/Refinancing Maturity Limitation Excluded Amount”);

(iii)	[reserved];

(iv)	the pricing, interest rate margins, discounts, premiums, rate floors, currency types (including any Applicable Currency) and denominations, prepayment or redemption terms or provisions, fees and (subject to clause (ii) above) maturity and amortization schedule applicable to any Incremental First Lien Term Loan Facility shall be determined by the Borrower and the lenders thereunder (and subject, in the case of currency types other than any Applicable Currency, to the consent of the First Lien Term Loan Administrative Agent, such consent not to be unreasonably withheld); provided that, during the period commencing on the Closing Date and ending on the date that is six months after the Closing Date only, in the event that the Effective Yield (as defined below) for any Incremental First Lien Term Loan Facility that is a broadly marketed or syndicated floating rate term “B” facility and that is denominated in the same currency as the Initial First Lien Term Loan Facility, other than

(A)	in respect of Incremental First Lien Term Loan Facilities incurred pursuant to clause (D) of the Available Incremental First Lien Amount (the “First Lien MFN Excluded Amount”),

(B)	Incremental First Lien Term Loan Facilities that have an outside maturity date more than one year after the latest maturity date of the Initial First Lien Term Loan Facility (such period referred to in this clause (B), the “First Lien MFN Maturity Exception Period”),

(C)	any Incremental First Lien Term Loan Facility being incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects) or other similar transaction (the “First Lien MFN Permitted Acquisition Exception”), and

(D)	Incremental First Lien Term Loan Facilities in an aggregate principal amount equal to the greater of (x) $310.0 million and (y) 100.0% of Consolidated EBITDA for the most recently completed four fiscal quarter period for which internal financial statements are available and ended on or prior to the date of such incurrence (the “First Lien MFN Excepted Amount”), is higher than the Effective Yield for the Initial First Lien Term Loan Facility (in the case of an Incremental First Lien Term Loan Facility) by more than 100 basis points per annum, then the interest rate margins for the Initial First Lien Term Loan Facility shall be increased to the extent necessary so that the Effective Yield of the Initial First Lien Term Loan Facility is equal to the Effective Yield for such Incremental First Lien Term Loan Facility minus 100 basis points per annum (this proviso, the “MFN Provision”).

“Effective Yield” shall mean, as of any date of determination, as to any indebtedness, the effective yield paid by the Borrower on such indebtedness as determined by the Borrower and the First Lien Term Loan Administrative Agent in a manner consistent with generally accepted financial practices, taking into account

(a)	the applicable interest rate margins,

(b)	any interest rate “floors” (the effect of which floors shall be determined in a manner set forth in the proviso below and assuming that, if interest on such indebtedness is calculated on the basis of a floating rate, that the “Eurodollar Rate” or similar component of such formula is included in the calculation of Effective Yield) or similar devices,

(c)	any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination, and

(d)	all fees, including upfront or similar fees or original issue discount (“OID”) (amortized over the shorter of (x) the remaining weighted average life to maturity of such indebtedness and (y) the four years following the date of incurrence thereof, and, if applicable, assuming any additional/replacement revolving credit commitments were fully drawn) payable generally by or on behalf of the Borrower to lenders or other institutions providing such indebtedness, but excluding any commitment fees, arrangement fees, structuring fees, underwriting fees, closing payments or other similar fees payable to any lead arranger, bookrunner, manager or similar person (or its affiliates) in connection with the commitment or syndication of such indebtedness, consent or amendment fees paid to consenting lenders, ticking fees accruing prior to the funding of such indebtedness and any other fees of the type not paid or payable generally by or on behalf of the Borrower to lenders in the syndication of such Indebtedness;

provided that, with respect to any indebtedness that includes a “floor”,

(a)	to the extent that the Adjusted LIBOR reference rate (for a period of three months) on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such indebtedness for the purpose of calculating the Effective Yield, and

(b)	to the extent that the Adjusted LIBOR reference rate (for a period of three months) on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield;

(v)	any such Incremental First Lien Term Loan Facility shall be secured only by the Collateral (as defined below) on an equal priority basis with all other First Lien Term Loan Secured Obligations (and which may be equal or junior in right of payment with the Initial First Lien Term Loan Facility) and shall be guaranteed on a senior basis by only the same Guarantors that guarantee the other First Lien Term Loan Obligations (as defined below); and

(vi)	any Incremental First Lien Term Loan Facility shall be on terms and pursuant to documentation to be determined; provided that, to the extent such terms and documentation are not consistent with the Initial First Lien Term Loan Facility (except to the extent permitted by clause (ii) or (iv) above and except for covenants or other provisions applicable only to the periods after the latest maturity date of all of the First Lien Term Loan Facilities (the “Latest Maturity Date”)), they shall, at the option of the Borrower, either

(x)	reflect market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness of such Incremental First Lien Term Loan Facility (as determined in good faith by the Borrower),

(y)	not be materially more restrictive on the Borrower and its restricted subsidiaries (the “Restricted Group”) (when taken as a whole) than the terms and conditions of the First Lien Term Loan Facilities Documentation (when taken as a whole), or

(z)	otherwise be reasonably satisfactory to the First Lien Term Loan Administrative Agent (it being understood that to the extent that any covenant or provision is added for the benefit of any Incremental First Lien Term Loan Facility, no consent shall be required from the First Lien Term Loan Administrative Agent or any First Lien Term Loan Lender to the extent that such covenant or provision is also added for the benefit of all of the First Lien Term Loan Facilities).

The Borrower may (but is not obligated to) seek commitments in respect of the Incremental First Lien Term Loan Facilities from existing First Lien Term Loan Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and from additional banks, financial institutions and other institutional lenders or investors who will become First Lien Term Loan Lenders in connection therewith (“Additional Lenders”); provided that

(i)	the First Lien Term Loan Administrative Agent shall have consent rights (not to be unreasonably withheld or delayed) solely with respect to such Additional Lender, if such consent would be required under the heading “Assignments and Participations” for an assignment of loans or commitments, as applicable, to such Additional Lender, but shall not otherwise be required to execute any definitive documentation related to the incurrence of any Incremental First Lien Term Loan Facility; provided that

(A)	the First Lien Term Loan Administrative Agent shall have the right to consent to such definitive documentation relating to such Incremental First Lien Term Loan Facility if (I) such definitive documentation would affect the First Lien Facilities Documentation in a manner that would require the consent of the First Lien Administrative Agent pursuant to clause (iii) of “Voting” below, or (II) clause (vi)(z) above is applicable thereto,

(B)	the First Lien Term Loan Administrative Agent shall be entitled to receive reasonable prior notice of the consummation of such Incremental First Lien Term Loan Facility, and

(C)	the First Lien Term Loan Administrative Agent shall have received, prior to the consummation of such Incremental First Lien Term Loan Facility, such “onboarding” and tax and administrative forms that are customarily provided for new lenders in syndicated facilities; and

(ii)	the restrictions applicable to Affiliated Lenders set forth under “Assignments and Participations” shall apply to commitments in respect of Incremental First Lien Term Loan Facilities.

All or any portion of any Incremental First Lien Term Loan Facility incurred in reliance on the First Lien Incremental Starter Amount, First Lien Incremental General Debt Amount or the First Lien Incremental Repayment Amount shall be reclassified as the Borrower may elect from time to time as incurred under the Incremental First Lien Ratio Debt Test if the Borrower meets the applicable ratio for such test at such time on a pro forma basis, and if the ratio for the Incremental First Lien Ratio Debt Test would be satisfied on a pro forma basis as at the end of any subsequent fiscal quarter after initial incurrence of such Incremental First Lien Term Loan Facility, such reclassification shall be deemed to have automatically occurred whether or not elected by the Borrower.

The First Lien Term Loan Facilities Documentation will permit the Borrower or any Guarantor to utilize availability under the Incremental First Lien Term Loan Facilities to issue or incur Incremental Equivalent Debt (as defined below), subject to compliance with the requirements set forth under clause (a)(vi) under the heading “Negative Covenants” below.

First Lien Refinancing Facilities:	The First Lien Term Loan Facilities Documentation will permit the Borrower and/or any Subsidiary Guarantor to refinance First Lien Term Loans from time to time, in whole or part, with one or more new term loan facilities (each, a “First Lien Refinancing Facility”), respectively, under the First Lien Term Loan Facilities Documentation with the consent of the Borrower and the institutions providing such First Lien Refinancing Facility or with one or more additional series of senior, senior subordinated or subordinated unsecured notes or loans or senior secured notes or loans incurred by the Borrower and/or any Subsidiary Guarantor that will be secured by liens on the Collateral ranking equal in priority (but without regard to the control of remedies) with the liens on the Collateral securing the First Lien Term Loan Secured Obligations or junior lien secured notes or loans incurred by the Borrower and/or any Subsidiary Guarantor that will be secured by liens on the Collateral ranking junior in priority to the liens on the Collateral securing the First Lien Term Loan Secured Obligations and to the obligations under any senior secured “first lien” notes or loans, which

(i)	(A)	if secured by liens on the Collateral ranking equal in priority (but without regard to control of remedies) with the liens on the Collateral securing the First Lien Term Loan Secured Obligations and not documented under the First Lien Term Loan Facilities Documentation, shall be subject to an equal priority intercreditor agreement in the form of an exhibit to be attached to the First Lien Term Loan Facilities Documentation, or

(B)	if secured by liens on the Collateral ranking junior in priority to the liens on the Collateral securing the First Lien Term Loan Secured Obligations, shall be subject to a junior priority lien intercreditor agreement in the form of an exhibit to be attached to the First Lien Term Loan Facilities Documentation (each of clauses (A) or (B), an “Acceptable Intercreditor Agreement”) or

(ii)	if subordinated in right of payment to the First Lien Term Loan Facilities, to a subordination agreement or subordination provisions reasonably acceptable to the First Lien Term Loan Administrative Agent and the Borrower (such notes or loans, “First Lien Term Loan Refinancing Notes” and, together with the First Lien Refinancing Facilities, the “First Lien Term Loan Refinancing Indebtedness”);

provided that

(i)	no First Lien Refinancing Facility or First Lien Term Loan Refinancing Notes will mature prior to, or have a shorter weighted average life than, or with respect to First Lien Term Loan Refinancing Notes, have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or customary redemption/prepayment terms in connection with escrow arrangements or, in the case of any First Lien Term Loan Refinancing Indebtedness in the form of term loans, excess cash flow sweeps (on a no greater than pro rata basis with any First Lien Term Loan Facility then remaining outstanding)) that could result in redemptions of such First Lien Term Loan Refinancing Notes prior to, the earlier of (x) the maturity date of the applicable First Lien Term Loan Facility that is being refinanced (without giving effect to any amortization or prepayments on outstanding First Lien Term Loans) and (y) the Latest Maturity Date; provided that up to the First Lien Incremental/Refinancing Maturity Limitation Excluded Amount of such First Lien Term Loan Refinancing Indebtedness, together with the amount of any indebtedness incurred in reliance on the Available Incremental First Lien Amount described in the proviso in clause (ii) under the heading “Incremental First Lien Term Loan Facilities” and any Incremental Equivalent Debt incurred in reliance on clause (E)(5) of the proviso to clause (a)(vi) under the heading “Negative Covenants”, may be incurred without regard to the foregoing provisions of this clause (i),

(ii)	the amount of any First Lien Term Loan Refinancing Indebtedness does not exceed the amount of indebtedness being refinanced (plus any premium, accrued interest or fees and expenses incurred in connection with the refinancing thereof),

(iii)	no First Lien Term Loan Refinancing Indebtedness shall be guaranteed by any subsidiaries of the Borrower that do not guarantee the First Lien Term Loan Secured Obligations,

(iv)	no First Lien Term Loan Refinancing Indebtedness shall be secured by any assets not securing the First Lien Term Loan Secured Obligations, and

(v)	the other terms and conditions of any First Lien Term Loan Refinancing Indebtedness (excluding pricing, interest rate margins, rate floors, currency types and denominations, discounts, fees, premiums and prepayment or redemption terms and provisions which shall be determined by the Borrower and except for covenants or other provisions applicable only to periods after the Latest Maturity Date) shall, at the option of the Borrower,

(x)	reflect market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness of such First Lien Term Loan Refinancing Indebtedness (as determined by the Borrower in good faith),

(y)	not be materially more restrictive on the Restricted Group (when taken as whole) than the terms and conditions of the First Lien Term Loan Facilities Documentation (when taken as a whole), or

(z)	otherwise be reasonably satisfactory to the First Lien Term Loan Administrative Agent (it being understood that to the extent any covenant or other provision is added for the benefit of such First Lien Refinancing Facility, no consent shall be required from the First Lien Term Loan Administrative Agent or any First Lien Term Loan Lender to the extent that such covenant or provision is also added for the benefit of all of the First Lien Term Loan Facilities.

Purpose:	(A)	The proceeds of borrowings under the Initial First Lien Term Loan Facility will be used by the Borrower on the Closing Date, together with the proceeds from borrowings under the ABL Facility (limited as set forth in Exhibit D to the Commitment Letter), the proceeds from borrowings of the Bridge Loans and/or the proceeds from the sale and issuance of the Notes and/or other Takeout Securities, the proceeds from the Equity Contribution and cash on hand at the Target and its subsidiaries, solely to pay the Acquisition Funds and to fund any OID or upfront fees to the extent otherwise permitted above.
	(B)	The proceeds of any Incremental First Lien Term Loan Facility may be used by the Borrower and its subsidiaries for working capital and other general corporate purposes, including the financing of permitted acquisitions, other permitted investments and permitted dividends and other distributions on account of the capital stock of the Borrower and any other use not prohibited by the First Lien Term Loan Facilities Documentation.
	(C)	The net cash proceeds of any First Lien Refinancing Facility shall be applied, as among the Initial First Lien Term Loan Facility and any Incremental First Lien Term Loan Facility, to refinance such facilities in the manner directed by the Borrower.

Availability:	The Initial First Lien Term Loan Facility will be available in a single drawing on the Closing Date. Amounts borrowed under the Initial First Lien Term Loan Facility that are repaid or prepaid may not be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:	Subject to applicable law, during the continuance of any payment or bankruptcy event of default under the First Lien Term Loan Facilities Documentation only, with respect to overdue principal, at the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), at the interest rate applicable to ABR loans (as defined in Annex I to this Exhibit B), plus 2.00% per annum, which, in each case, shall be payable on demand.

Final Maturity and Amortization:	Initial First Lien Term Loan Facility

The Initial First Lien Term Loan Facility will mature on the date that is seven years after the Closing Date and will amortize in equal quarterly installments (commencing with the second full fiscal quarter ended after the Closing Date) in aggregate annual amounts equal to 1.00% of the original principal amount of the Initial First Lien Term Loan Facility, with the balance payable on the seventh anniversary of the Closing Date.

The First Lien Term Loan Facilities Documentation shall contain “amend and extend” provisions or other loan modification offers substantially consistent with those set forth in the First Lien Term Loan Facilities Precedent Documentation, pursuant to which individual First Lien Term Loan Lenders may agree to extend the maturity date of their outstanding First Lien Term Loans or make other loan modifications to their outstanding First Lien Term Loans (which may include, among other things, an increase in the interest rates payable with respect of such extended First Lien Term Loans, with such extensions or other loan modification offers not subject to any “default stoppers”, financial tests, “most favored nation” pricing or, unless requested by the Borrower, minimum extension condition provisions) upon the request of the Borrower and without the consent of any other First Lien Term Loan Lender (it is understood that (i) no existing First Lien Term Loan Lender will have any obligation to commit to any such extension or modification and (ii) each First Lien Term Loan Lender under the class being extended or modified shall have the opportunity to participate in such extension or modification on the same terms and conditions as each other First Lien Term Loan Lender under such class).

First Lien Term Loan Guarantees:

All obligations of the Borrower under the First Lien Term Loan Facilities (the “First Lien Term Loan Obligations”), at the election of the Borrower, under any interest rate protection or other swap or hedging arrangements (other than any obligation of any Guarantor (as defined below) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (a “Swap”), if, and to the extent that, all or a portion of the guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) under the circumstances set forth in the First Lien Term Loan Facilities Precedent Documentation (collectively, “Excluded Swap Obligations”)), and, at the election of the Borrower, obligations under overdraft, credit and purchasing card reimbursement and other cash management arrangements (“First Lien Cash Management Obligations”), in each case of the Borrower and the other Guarantors and entered into with a First Lien Term Loan Lender, First Lien Term Loan Lead Arranger, First Lien Term Loan Joint Bookrunner, the First Lien Term Loan Administrative Agent or any affiliate of a First Lien Term Loan Lender, First Lien Term Loan Lead Arranger, First Lien Term Loan Joint Bookrunner or the First Lien Term Loan Administrative Agent (“First Lien Hedging/Cash Management Arrangements”) will be unconditionally and irrevocably guaranteed jointly and severally on a senior basis (the “First Lien Term Loan Guarantees”) by:

(i)	each existing and subsequently acquired or organized direct or indirect wholly-owned U.S. organized restricted subsidiary of the Borrower (the “Subsidiary Guarantors”),

(ii)	the direct parent holding company of the Borrower on the Closing Date after giving effect to the Transactions and any other future direct holding company parent or parents of the Borrower (“Holdings”), and

(iii)	Holdings, the Borrower and each Subsidiary Guarantor will guarantee all obligations of the Loan Parties; provided that the Borrower will not guarantee its own primary obligations (Holdings, the Borrower and the Subsidiary Guarantors, collectively, the “Guarantors” or the “Loan Parties”);

provided that the Subsidiary Guarantors shall not include

(a)	unrestricted subsidiaries,

(b)	immaterial subsidiaries (to be defined by reference to individual revenues or assets excluded and the aggregate revenues or assets of the Restricted Group excluded),

(c)	any subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or on the date any such subsidiary is acquired (so long as in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition and only for so long as such restriction is continuing), in each case from guaranteeing the First Lien Term Loan Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, or for which the provision of a Guarantee would result in a material adverse tax consequence to the Borrower or any of its subsidiaries (as reasonably determined by the Borrower in consultation with (but without the consent of) the First Lien Term Loan Administrative Agent),

(d)	any direct or indirect subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (the “IRS Code”) (a “CFC”), any direct or indirect U.S. subsidiary of a CFC, and any direct or indirect subsidiary of the Borrower that has no material assets other than equity (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more subsidiaries of the Borrower that are CFCs (any such entity, a “FSHCO”),

(e)	captive insurance companies,

(f)	certain special purpose entities, any receivables subsidiary and any not-for-profit subsidiaries, and

(g)	any restricted subsidiary acquired pursuant to a Permitted Acquisition or investment financed with indebtedness permitted to be assumed pursuant to the First Lien Term Loan Facilities Documentation (and not incurred in contemplation of such acquisition) and any restricted subsidiary thereof that guarantees such indebtedness, in each case to the extent, and so long as, such indebtedness prohibits any such subsidiary from becoming a Guarantor (and only for so long as such prohibition exists).

Notwithstanding the foregoing, subsidiaries may be excluded from the guarantee requirements in circumstances where the Borrower and the First Lien Term Loan Administrative Agent reasonably agree that the cost of providing such a guarantee is excessive in relation to the value afforded thereby.

Security:

Subject to the limitations set forth below in this section and subject to the Limited Conditionality Provisions, the First Lien Term Loan Obligations, the First Lien Term Loan Guarantees and the First Lien Hedging/Cash Management Arrangements of the Borrower and other Guarantors (collectively, the “First Lien Term Loan Secured Obligations”) will be secured by:

(a)	a perfected senior priority (subject to permitted liens) pledge of 100.0% of the equity interests of the Borrower and of each material direct, wholly-owned restricted subsidiary of the Borrower and of each Subsidiary Guarantor (which pledge, in the case of capital stock of any non-U.S. organized subsidiary of the Borrower or FSHCO, shall be limited to 65.0% of the voting capital stock and 100.0% of any non-voting capital stock of such non-U.S. organized subsidiary or FSHCO),

(b)	a perfected senior priority (subject to permitted liens) security interest in, and mortgage on, substantially all tangible and intangible personal property and material fee-owned real property of the Borrower and each Subsidiary Guarantor (other than the ABL Priority Collateral) (including but not limited to equipment, general intangibles (including contract rights), investment property, U.S. intellectual property, material real property, intercompany notes, instruments, chattel paper and documents, letter of credit rights, commercial tort claims and proceeds of the foregoing), and

(c)	a perfected junior priority (subject to permitted liens) security interest in the ABL Priority Collateral (as defined in Exhibit D).

The items described in clauses (a), (b) and (c) above, but excluding the Excluded Assets (as defined below), are collectively referred to as, the “Collateral” and the items described in clauses (a) and (b) (other than the ABL Priority Collateral) are referred to as the “Term Priority Collateral”.

Notwithstanding anything to the contrary, the Collateral shall exclude (including from applicable security documents) the following:

(i)	(A) any fee-owned real property with a fair market value of less than an amount to be agreed (with all required mortgages being permitted to be delivered post-closing subject to the requirements of the Limited Conditionality Provisions) determined on the Closing Date for existing real property and on the date of acquisition for any after acquired real property (or the date of substantial completion of any material improvement thereon or new construction thereof), and

(B) all real property leasehold interests (including requirements to deliver landlord lien waivers, estoppels and collateral access letters),

(ii)	any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (to the extent any such prohibition or restriction is legally effective), in each case after giving effect to any applicable anti-assignment provisions of the Uniform Commercial Code or other similar laws,

(iii)	pledges and security interests in any property prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or on the date any such asset is acquired (so long as in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition and only for so long as such restriction is continuing), or which would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, in each case after giving effect to any applicable anti-assignment provisions of the Uniform Commercial Code or other similar laws,

(iv)	margin stock (including, if applicable, shares of the Target purchased in the Offer, prior to consummation of the Merger) and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than Holdings, the Borrower, or any wholly-owned restricted subsidiary of the Borrower), under the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, equity interests in any person other than the Borrower or any material wholly-owned restricted subsidiaries,

(v)	assets to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower or any of its subsidiaries as reasonably determined by the Borrower in consultation with (but without the consent of) the First Lien Term Loan Administrative Agent,

(vi)	any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto,

(vii)	any lease, license or other agreement or contract or any property subject to a purchase money security interest, capital lease obligation or similar arrangement permitted under the First Lien Term Loan Facilities Documentation to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or contract or purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than Holdings, the Borrower or any wholly-owned restricted subsidiary of the Borrower) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other similar applicable law notwithstanding such prohibition,

(viii)	in excess of 65.0% of the voting capital stock of (A) any subsidiaries not organized under the laws of the United States or any state thereof or the District of Columbia or (B) any FSHCO,

(ix)	Excluded Accounts (as defined in Exhibit D) described in clauses (a) through (d) of the definition thereof,

(x)	equity interests of immaterial subsidiaries (except to the extent a security interest therein can be perfected by a UCC filing), unrestricted subsidiaries, not-for-profit entities, special purpose entities, receivables subsidiaries and captive insurance companies, and

(xi)	motor vehicles, aircraft, aircraft engines, and other assets subject to certificates of title where perfection of a security interest therein may not be obtained solely by the filing of a UCC financing statement.

The Collateral may also exclude those assets as to which the First Lien Term Loan Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof is excessive in relation to the benefit to the First Lien Term Loan Lenders of the security to be afforded thereby and other exceptions to be mutually agreed upon (the foregoing described in the previous two sentences are collectively referred to as the “Excluded Assets”).

In addition,

(a)	control agreements shall not be required with respect to any deposit accounts, securities accounts or commodities accounts (other than accounts for which control agreements are required to be obtained, and for which the ABL Facility Administrative Agent has obtained control agreements, as required by Exhibit D),

(b)	no perfection actions (beyond the filing of a financing statement under the Uniform Commercial Code) shall be required, nor shall the First Lien Term Loan Administrative Agent be authorized to take any action, with respect to (i) commercial tort claims not exceeding an amount to be agreed, (ii) motor vehicles and other assets subject to certificates of title and (iii) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection is accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement),

(c)	promissory notes to the extent evidencing any “third party” debt for borrowed money in a principal amount (individually) of less than an amount to be agreed shall not be required to be delivered,

(d)	share certificates of immaterial subsidiaries and non-subsidiaries shall not be required to be delivered, and

(e)	no actions shall be required to be taken, nor shall the First Lien Term Loan Administrative Agent be authorized to take any action, in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create any security interests in assets located or titled outside of the U.S. or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

All security interests and mortgages shall be created on terms substantially consistent with those set forth in the First Lien Term Loan Facilities Precedent Documentation, after giving effect to the First Lien Term Loan Facilities Documentation Considerations (as defined below); and none of the Collateral shall be subject to other pledges, security interests or mortgages, other than certain customary permitted encumbrances and other exceptions and baskets to be set forth in the First Lien Term Loan Facilities Documentation, substantially consistent with the exceptions and baskets set forth in the First Lien Term Loan Facilities Precedent Documentation, after giving effect to the First Lien Term Loan Facilities Documentation Considerations.

To the extent the ABL Facility Administrative Agent determines that any property or assets shall not become part of or shall be excluded from the ABL Priority Collateral under a provision that exists in substantially the same form in the ABL Facilities Documentation and the First Lien Term Loan Facilities Documentation, the First Lien Term Loan Administrative Agent shall automatically be deemed to accept such determination and shall execute any documentation, if applicable, requested by the Borrower in connection therewith.

Intercreditor Agreement:	The lien priority, relative rights and other creditors’ rights issues in respect of the (a) First Lien Term Loan Secured Obligations and (b) the ABL Facility Secured Obligations (as defined in Exhibit D) will be set forth in an intercreditor agreement (the “ABL/Term Loan Intercreditor Agreement”) usual and customary for financings of this type and reasonably satisfactory to the Borrower, the First Lien Term Loan Administrative Agent and the ABL Facility Administrative Agent.

The ABL/Term Loan Intercreditor Agreement shall provide that (i) with respect to the Term Loan Priority Collateral (a) the First Lien Term Loan Secured Obligations shall be secured on a senior priority basis and (b) the ABL Facility Secured Obligations shall be secured on a junior priority basis and (ii) with respect to the ABL Priority Collateral, (a) the ABL Facility Secured Obligations shall be secured on a senior priority basis and (b) the First Lien Term Loan Secured Obligations shall be secured on a junior priority basis.

Mandatory Prepayments:	First Lien Term Loans shall be prepaid with:

	(A)	commencing with the first full fiscal year of the Borrower to occur after the Closing Date, an amount equal to 50.0% of Excess Cash Flow (to be defined in the First Lien Term Loan Facilities Documentation in a manner substantially consistent with the equivalent definition set forth in the First Lien Term Loan Facilities Precedent Documentation, after giving effect to the First Lien Term Loan Facilities Documentation Considerations), with step-downs to 25.0% and 0.0% based upon the achievement and maintenance of First Lien Secured Leverage Ratios (as defined below) equal to or less than 3.00:1.00 and 2.50:1.00, respectively; provided that, for any fiscal year, at the Borrower’s option, any:

(i)	voluntary prepayments of First Lien Term Loans (including any prepayments, repurchases and redemptions made at a discount to par, with credit given to the aggregate principal amount of debt prepaid, redeemed, retired or reduced (the “First Lien ECF Buyback Calculation”) and including voluntary prepayments, repurchases or redemptions of any Additional Debt) (but, in each case, excluding prepayments, repurchases and redemptions funded with the proceeds of long-term indebtedness and, subject, in the case of any prepayment of ABL Loans, only to the extent that ABL Facility Commitments are permanently reduced by the amount of such prepayments), made during such fiscal year or after year-end and prior to the time such Excess Cash Flow prepayment is due, may be credited against Excess Cash Flow prepayment obligations on a dollar-for-dollar basis for such fiscal year (without duplication of any such credit in any prior or subsequent fiscal year) (with the First Lien Secured Leverage Ratio of the Borrower, for purposes of determining the applicable Excess Cash Flow percentage above, recalculated to give pro forma effect to any such pay down or reductions made during such time period), and

(ii)	operating cash flow used to make acquisitions, make permitted investments (other than intercompany investments, cash equivalents, money market instruments and certain other limited exceptions), make certain other debt payments, make distributions and dividends or make capital expenditures, or to be used within the succeeding 24 months (the “First Lien Term Facilities ECF Lookforward”) to fund acquisition obligations for which binding agreements or letters of intent exist or to make capital expenditures (in each case subject to reversal of such deduction on a dollar-for-dollar basis if such amount is not actually expended within such 24-month period), in each case, made during such fiscal year or, at the option of the Borrower, made after year-end and prior to the time such Excess Cash Flow prepayment is due, may be credited against Excess Cash Flow prepayment obligations on a dollar-for-dollar basis for such fiscal year (without duplication of any such credit in any prior or subsequent fiscal year) (with the First Lien Secured Leverage Ratio of the Borrower, for purposes of determining the applicable Excess Cash Flow percentage above, recalculated to give pro forma effect to any such pay down or reductions made during such time period) (this clause (ii) the “ECF Sweep Deduct”);

provided that prepayments shall only be required under this clause (A) if, after giving effect to the applicable percentage of Excess Cash Flow and the deductions set forth in clauses (i) and (ii), the amount of the Excess Cash Flow prepayment that would be required is greater than the greater of (x) $30.0 million and (y) 10.0% of Consolidated EBITDA for the most recently completed four fiscal quarter period for which internal financial statements are available (and only such excess amount shall be applied to such prepayment); provided, further, that for any fiscal year, any Excess Cash Flow amount that is prepaid by the Borrower and that is in excess of the amount of Excess Cash Flow that is required to be paid by the Borrower for such fiscal year shall, at the Borrower’s sole option, be carried forward to the next fiscal year (and not subsequent fiscal years) and applied to reduce any Excess Cash Flow prepayment obligations in such year on a dollar-for-dollar basis (the “First Lien Term Facilities ECF Carry-Forward Provision”);

(B)	except in the case of a Permitted Asset Swap (as defined in the First Lien Term Loan Facilities Precedent Documentation), an amount equal to 100.0% (with step-downs to 50.0% and 0.0% based upon the achievement and maintenance of First Lien Secured Leverage Ratios equal to or less than 3.00:1.00 and 2.50:1.00, respectively (the “Asset Sale Prepayment Step-Downs”), and any portion of the net cash proceeds not required to prepay the First Lien Term Loans pursuant to this clause (B) or to be reinvested pursuant to this clause (B) shall be referred to as the “Retained Asset Sale Proceeds”)) of the net cash proceeds of non-ordinary course asset sales or other dispositions of property made pursuant to the Permitted Asset Sale Provisions (as defined below) by the Restricted Group after the Closing Date (including insurance and condemnation proceeds and sale leaseback proceeds) in excess of an amount to be agreed for each individual asset sale or disposition (with only the amount in excess of such individual limit required to be used to prepay the First Lien Term Loans) and an amount to be agreed in the aggregate for any fiscal year (with only the amount in excess of such annual limit required to be used to prepay the First Lien Term Loans) and, solely in the case of asset sales or dispositions pursuant to clause (b)(x) in the Permitted Asset Sale Provisions, subject to the right of the Restricted Group to reinvest 100.0% of such proceeds, if such proceeds are reinvested (or committed to be reinvested) within 24 months of the receipt of such net cash proceeds (such period, the “Reinvestment Period”) and, if so committed to be reinvested, so long as such reinvestment is actually completed within 180 days thereafter, and other exceptions to be set forth in the First Lien Term Loan Facilities Documentation substantially consistent with the exceptions set forth in the First Lien Term Loan Facilities Precedent Documentation, after giving effect to the First Lien Term Loan Facilities Documentation Considerations; provided that the Borrower may elect to retroactively deem expenditures made on or after the date of entering into definitive documentation with respect to any asset sale or disposition as satisfying the foregoing reinvestment provision with respect to such sale or disposition if such expenditure otherwise would have been permissible as a reinvestment of proceeds in accordance with this clause had they actually been made with the proceeds of such asset sale or (this proviso, the “First Lien Term Facilities Asset Sale Sweep Carryforward”); and

(C)	an amount equal to 100.0% of the net cash proceeds of issuances of debt obligations of the Borrower and its restricted subsidiaries after the Closing Date (other than debt permitted under the First Lien Term Loan Facilities Documentation, except in respect of First Lien Term Loan Refinancing Indebtedness).

Mandatory prepayments shall be applied, without premium or penalty, subject to reimbursement of the First Lien Term Loan Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period in forward order to the amortization payments scheduled to occur under the First Lien Term Loan Facilities. With respect to mandatory prepayments under clauses (A) or (B) above, such prepayment shall be applied on a pro rata basis among the First Lien Term Loan Facilities (other than any class of First Lien Term Loan Facility that has agreed to receive a less than pro rata share of any mandatory prepayment). With respect to mandatory prepayments under clause (C) above, such prepayment, (i) to the extent resulting from the incurrence of First Lien Term Loan Refinancing Indebtedness, shall be applied in the manner directed by the Borrower to the applicable class of First Lien Term Loans being refinanced and (ii) to the extent resulting from the incurrence of other debt obligations not permitted under the First Lien Term Loan Facilities Documentation, shall be applied on a pro rata basis among the First Lien Term Loan Facilities.

Notwithstanding the foregoing, the First Lien Term Loan Facilities Documentation will provide that, in the event that any First Lien Term Loan Refinancing Indebtedness or any other indebtedness, including any Incremental Equivalent Debt, that is secured by liens on the Collateral (“Additional Debt”) shall be issued or incurred, any such indebtedness that is secured by liens on the Collateral ranking on an equal priority basis (but without regard to the control of remedies) with the liens on the Collateral securing the First Lien Term Loan Secured Obligations may share no more than ratably in any prepayments required by the foregoing provisions of clauses (A) and (B).

Prepayments attributable to Excess Cash Flow and asset sale or other disposition proceeds of any non-Guarantor restricted subsidiaries will be limited under the First Lien Term Loan Facilities Documentation in a manner substantially consistent with the First Lien Term Loan Facilities Precedent Documentation after giving effect to the First Lien Term Loan Facilities Documentation Considerations to the extent such prepayments (including the repatriation, expatriation or distribution of cash in connection therewith) would (a) be prohibited, delayed or restricted by applicable law, rule or regulation (including financial assistance and corporate benefit restrictions and statutory duties of the relevant directors); provided that the Borrower and its restricted subsidiaries shall take all commercially reasonable actions available under local law to permit such repatriation, expatriation or distribution or (b) result in material adverse tax consequences.

Any First Lien Term Loan Lender may elect not to accept its pro rata portion of any mandatory prepayment other than a prepayment described in clause (C) above (each, a “First Lien Declining Lender”). Any prepayment amount declined (such amount, a “Declined Amount”) may be retained by the Borrower and shall increase the Available Amount Basket (as defined below).

Voluntary Prepayments:	Voluntary prepayments of borrowings under the First Lien Term Loan Facilities will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty (except as set forth in the second succeeding paragraph), subject to reimbursement of the First Lien Term Loan Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period.

All voluntary prepayments of the First Lien Term Loan Facilities will be applied to the remaining amortization payments, if any, under the applicable First Lien Term Loan Facility as directed by the Borrower (and absent such direction, in direct order of maturity thereof), including to any class of extending or existing First Lien Term Loans in such order as the Borrower may designate, and shall be applied to any First Lien Term Loan Facility in a manner as may be determined by the Borrower.

In respect of the Initial First Lien Term Loan Facility, any voluntary prepayment or refinancing (other than a refinancing of the Initial First Lien Term Loan Facility in connection with any transaction that would, if consummated, constitute an IPO (as defined below), change of control, a Transformative Transaction or a recapitalization transaction) of the Initial First Lien Term Loan Facility with other broadly marketed or syndicated term “B” loans secured by liens on the Collateral that rank on an equal priority basis (without giving effect to the control of remedies) with the liens on the Collateral securing the First Lien Term Loan Secured Obligations under credit facilities with a lower Effective Yield than the Effective Yield of the Initial First Lien Term Loan Facility, or any amendment (other than an amendment of the Initial First Lien Term Loan Facility in connection with any transaction that would, if consummated, constitute an IPO, a change of control, a Transformative Transaction or a recapitalization transaction) that reduces the Effective Yield of the Initial First Lien Term Loan Facility, in either case that occurs prior to the six month anniversary of the Closing Date and the primary purpose of which is to lower the Effective Yield on the Initial First Lien Term Loans shall be subject to a prepayment premium of 1.00% of the principal amount of the Initial First Lien Term Loans so prepaid, refinanced or amended (it being understood that any prepayment premium with respect to any such transaction shall apply to any required assignment by a non-consenting Lender in connection with any such amendment pursuant to “yank-a-bank” procedures).

“Transformative Transaction” shall mean any merger, acquisition, disposition, dissolution, consolidation or investment, in any such case by the Borrower or any other Guarantor that (a) is not permitted by the terms of the First Lien Term Loan Facilities Documentation immediately prior to the consummation of such transaction, (b) is greater than the lesser of (x) $95.0 million and (y) 30.0% of Consolidated EBITDA for the most recently completed four fiscal quarter period for which internal financial statements are available or (c) if permitted by the terms of the First Lien Term Loan Facilities Documentation immediately prior to the consummation of such transaction, would not provide the Restricted Group with adequate flexibility under the First Lien Term Loan Facilities Documentation for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

Conditions to Borrowings:	The availability of the borrowing under the First Lien Term Loan Facilities Documentation on the Closing Date will be subject solely to:

	(a)	the applicable conditions set forth in Exhibit E to the Commitment Letter,

	(b)	delivery of a customary borrowing notice (subject, on the Closing Date, to the Limited Conditionality Provisions, which, for the avoidance of doubt, means that any such notice shall not include any representation or statement as to the absence (or existence) of any default or event of default or a bring down of any representations and warranties), and

	(c)	the accuracy of representations and warranties in all material respects (subject to the Limited Conditionality Provisions).

First Lien Term Loan Facilities Documentation:	The definitive financing documentation for the First Lien Term Loan Facilities (the “First Lien Term Loan Facilities Documentation”) shall be drafted initially by counsel for the Sponsor and shall contain the terms set forth in this Exhibit B (subject to the right of the Initial First Lien Term Loan Joint Bookrunners (as defined in the Commitment Letter) to exercise the “First Lien Term Loan Market Flex Provisions” under the Fee Letter) and, to the extent any other terms are not expressly set forth in this Exhibit B, will

	(i)	be negotiated in good faith within a reasonable time period to be determined based on the expected Closing Date and taking into account the timing of the syndication of the First Lien Term Loan Facilities and the pre-closing requirements of the Acquisition Agreement and, if applicable,

	(ii)	contain such other terms (but no other conditions) as the Borrower and the Initial First Lien Term Loan Lead Arrangers shall reasonably agree;

it being understood and agreed that the First Lien Term Loan Facilities Documentation shall

	(A)	be substantially consistent with that certain Amended and Restated Credit Agreement, dated as of December 1, 2020 (as amended, restated, supplemented or otherwise modified through the date hereof, the “First Lien Term Loan Facilities Precedent Documentation”), among Genesys Could Services Holdings I, LLC, as holdings, Genesys Could Services Holdings II, LLC, as borrower, Genesys Telecommunications Laboratories, Inc. and Greeneden Lux 3 S.à r.l., as co-borrowers, the lenders and letter of credit issuers from time to time party thereto and Bank of America, N.A., as the administrative agent, collateral agent, swingline lender and a letter of credit issuer (excluding, for the avoidance of doubt, the second proviso and second sentence of Section 9.15 thereof and the final parenthetical of the third sentence of Section 13.17(a) thereof),

	(B)	(x) contain “LIBOR Replacement” provisions to be reasonably agreed between the First Lien Term Loan Administrative Agent and the Borrower, (y) contain “Revlon” erroneous payment provisions consistent with that certain Credit Agreement, dated as of April 13, 2021, among WW International, Inc., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and (z) EU/UK “Bail-In” provisions consistent with Incremental Agreement No. 1, dated as of April 7, 2021 to First Lien Credit Agreement, dated as of July 19, 2018 among Edelman Financial Engines Holdings IV, LLC, The Edelman Engines Center, LLC, the lenders and letter of credit issuers from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

(C)	be substantially consistent with the intercreditor, security, pledge, collateral and guarantee agreements executed and/or delivered in connection with the First Lien Credit Agreement, dated as of May 3, 2019 (the “First Lien Precedent Collateral and Guarantee Documentation”), among Unite Intermediate Corp., as holdings, The Ultimate Software Group, Inc., as the borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent, collateral agent and a letter of credit issuer, and the lenders from time to time party thereto,

(D)	contain terms and provisions no less favorable to the Restricted Group than those contained in the Existing Indenture and

(E)	as such First Lien Term Loan Facilities Precedent Documentation shall be further modified by the terms set forth herein, and be subject to

	(i)	materiality qualifications and other exceptions that give effect to and/or permit the Transactions,

	(ii)	certain baskets, thresholds and exceptions that are to be agreed in light of the Consolidated EBITDA (as defined below), total assets and leverage level of the Borrower and its subsidiaries, after giving effect to the Transactions,

	(iii)	such other modifications to reflect the operational and strategic requirements of the Restricted Group (after giving effect to the Transactions) in light of its size, industry (and risks and trends associated therewith), geographic locations, businesses, business practices, operations, financial accounting, the disclosure schedules to the Acquisition Agreement and the Projections,

	(iv)	modifications to reflect changes in law or accounting standards since the date of the First Lien Term Loan Facilities Precedent Documentation, and

	(v)	modifications to reflect the reasonable operational and administrative agency requirements of the First Lien Term Loan Administrative Agent.

To the extent that any representations and warranties made on, or as of, the Closing Date (or a date prior thereto) are qualified by or subject to “Company Material Adverse Effect”, for the purposes of such representations and warranties, the definition thereof shall be “Company Material Adverse Effect” as defined in the Acquisition Agreement as in effect on the Signing Date.

The foregoing paragraph shall be referred to as the “First Lien Term Loan Facilities Documentation Considerations”.

Representations and Warranties:	Limited to the following (to be applicable to Holdings, the Borrower and its restricted subsidiaries only): organizational status and good standing; power and authority, due authorization, qualification, execution, delivery and enforceability of First Lien Term Loan Facilities Documentation; with respect to the execution, delivery and performance of the First Lien Term Loan Facilities Documentation, no violation of, or conflict with, material law, organizational documents or material agreements; compliance with law; compliance with anti-terrorism laws, the PATRIOT Act, laws applicable to sanctioned persons as administered by OFAC, anti-money laundering and the FCPA; litigation; margin regulations; material governmental and third party approvals with respect to the execution, delivery and performance of the First Lien Term Loan Facilities Documentation; Investment Company Act; accurate and complete disclosure; Beneficial Ownership Certification (consistent with the representation in the First Lien Term Loan Facilities Precedent Documentation); accuracy of historical financial statements (including pro forma financial statements based on historical balance sheets and income statements); since the Closing Date, no Material Adverse Effect (as defined below); no default under First Lien Term Loan Facilities Documentation (after the Closing Date); taxes; ERISA; labor matters; subsidiaries; intellectual property; environmental laws; use of proceeds; status of the First Lien Term Loan Facilities as “senior debt” and “designated senior debt” (if applicable); ownership of properties; creation, perfection and priority of liens and other security interests; and consolidated Closing Date solvency of the Borrower and its subsidiaries (to be defined and determined in a manner consistent with the manner in which solvency is defined and determined in the solvency certificate in substantially the form set forth in Annex I attached to Exhibit E), subject, where applicable, in the case of each of the foregoing representations and warranties, to qualifications and limitations for materiality to be provided in the First Lien Term Loan Facilities Documentation, which shall be substantially consistent with the qualifications and limitations for materiality provided in the First Lien Term Loan Facilities Precedent Documentation, after giving effect to the First Lien Term Loan Facilities Documentation Considerations.

“Material Adverse Effect” shall mean, except for those circumstances referred to in the penultimate sentence of the section entitled “First Lien Term Loan Facilities Documentation” above, a circumstance or condition that would, individually or in the aggregate, materially and adversely affect

(a)	the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under the First Lien Term Loan Facilities Documentation,

(b)	the business, results of operations or financial condition of the Borrower and its restricted subsidiaries, taken as a whole, or

(c)	the rights and remedies of the First Lien Term Loan Administrative Agent and the First Lien Term Loan Lenders under the First Lien Term Loan Facilities Documentation.

Affirmative Covenants:

Limited to the following (to be applicable to the Borrower and its restricted subsidiaries only):

delivery of

(i)            annual audited consolidated financial statements within 120 days of the end of any fiscal year and quarterly unaudited consolidated financial statements within 60 days of the end of the first three fiscal quarters of any fiscal year (with extended time periods of 150 days for delivery of the first annual financial statements and 75 days for delivery of the first three quarterly financial statements, in each case, to be delivered after the Closing Date), and with annual financial statements to be accompanied by an opinion of an independent accounting firm (which opinion shall not contain any scope qualification or any going concern qualification (other than solely with respect to, or resulting solely from,

(1)           an upcoming maturity date under the documentation governing any indebtedness,

(2)            the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries or

(3)            any prospective breach of the financial covenant (or, other than in the case of the ABL Facility or any other agreement containing a financial maintenance covenant, any such breach) under the documentation governing any indebtedness)),

(ii)            prior to any IPO, annual budget reports in a form customarily prepared by the Borrower (with delivery time periods to be consistent with the delivery requirements for the audited annual financial statements),

(iii)           officers’ compliance certificates and

(iv)          other information reasonably requested by the First Lien Term Loan Administrative Agent (including PATRIOT Act and “know your customer” information consistent with the First Lien Term Loan Facilities Documentation Considerations);

delivery of notices of defaults, material litigation and material ERISA events; inspections (subject to frequency and cost reimbursement limitations, in each case, so long as there is no ongoing event of default); maintenance of property (subject to casualty, condemnation and normal wear and tear) and customary insurance (but not, for the avoidance of doubt, flood insurance except to the extent required by applicable law or regulation); maintenance of existence and corporate franchises, rights and privileges; maintenance and inspection of books and records; payment of taxes and similar claims; compliance with laws and regulations (including ERISA, environmental and anti-terrorism laws, including the PATRIOT Act, laws applicable to sanctioned persons as administered by OFAC and the FCPA); commercially reasonable efforts to maintain public credit ratings for the Initial First Lien Term Loan Facility and Corporate Ratings for the Borrower (but not specific ratings); additional Guarantors and Collateral (subject to limitations set forth under “First Lien Term Loan Guarantees” and “Security” above) and related required actions; use of proceeds and letters of credit; changes in lines of business; changes of fiscal year; designation (and redesignation) of Unrestricted Subsidiaries; further assurances on collateral matters; and limitations on transactions with affiliates, subject, where applicable, in the case of each of the foregoing covenants, to exceptions and qualifications to be provided in the First Lien Term Loan Facilities Documentation, which shall be substantially consistent with the exceptions and qualifications provided in the First Lien Term Loan Facilities Precedent Documentation, after giving effect to the First Lien Term Loan Facilities Documentation Considerations.

Negative Covenants:	Limited to the following (to be applicable to the Borrower and its restricted subsidiaries only, but with respect to the passive holding company covenant, Holdings):

a) limitations on the incurrence of debt (which shall permit, among other things, the incurrence of:

(i) indebtedness under the First Lien Term Loan Facilities (including Incremental First Lien Term Loan Facilities and First Lien Term Loan Refinancing Indebtedness),

(ii) indebtedness under the Bridge Facility and/or in respect of the Notes and/or any other Takeout Securities and any permitted refinancing thereof in whole or in part,

(iii) indebtedness under the ABL Facility (including any Incremental ABL Facilities (as defined in Exhibit D), and which shall permit the incurrence thereunder of an aggregate principal amount of not less than the greater of (x) the sum of (i) $400.0 million plus (ii) the greater of (A) $310.0 million and (B) 100% of Consolidated EBITDA for the most recently completed four fiscal quarter period for which internal financial statements are available and (y) the borrowing base (to be defined for the purposes of the First Lien Term Loan Facilities Documentation as the sum of (I) 90.0% of the amount of all accounts receivable of the Restricted Group, plus (II) 92.5% of the amount of all inventory of the Restricted Group,

(iv) non-speculative hedging arrangements and First Lien Cash Management Obligations,

(v) indebtedness of the Target and its subsidiaries incurred prior to the Closing Date and, whether or not listed on a schedule to the First Lien Term Loan Facilities Documentation, that remains outstanding and is permitted to remain outstanding under the Acquisition Agreement as in effect on the Signing Date (except to the extent required to be prepaid or redeemed pursuant to the Refinancing),

(vi) any equal or junior priority secured or unsecured notes or any equal or junior priority secured or unsecured loans incurred or issued by the Borrower or any of the Guarantors in lieu of the Incremental First Lien Term Loan Facilities (such loans or notes, “Incremental Equivalent Debt”); provided, that

(A) the incurrence of such indebtedness shall, if applicable, result in a dollar-for-dollar reduction of the amount of indebtedness that may be incurred in respect of the Incremental First Lien Term Loan Facilities and the other requirements related to the incurrence of the Incremental First Lien Term Loan Facilities shall be satisfied (other than those set forth in clause (ii), the proviso to clause (iv), clause (v) and clause (vi) under the heading “Incremental First Lien Term Loan Facilities” above)); provided, however, that, in the case of any junior priority secured or unsecured notes or loans that are intended to be incurred in reliance on the Incremental First Lien Ratio Debt Test, for purposes of determining compliance with such test in connection with such incurrence, in lieu of compliance with the applicable First Lien Secured Leverage Ratio test set forth in the first paragraph under “Incremental First Lien Term Loan Facilities”, the Borrower must instead be in compliance, on a pro forma basis with, at the option of the Borrower,

(1)            in the case of any unsecured notes or loans, an Interest Coverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of no less than either (x) 2.00 to 1.00 or (y) if such indebtedness is incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects), or any other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, the Interest Coverage Ratio of the Borrower immediately prior to such transaction (this clause (1)(x), the “Incremental Equivalent Debt Interest Coverage Ratio”), or

(2)            in the case of any junior priority secured notes or loans, a Senior Secured Leverage Ratio (as defined below), recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of no greater than either (x) 4.50:1.00 (this clause (x), the “Incremental Equivalent Secured Leverage Ratio”) or (y) if such indebtedness is incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects), or any other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, the Senior Secured Leverage Ratio of the Borrower immediately prior to such transaction, or

(3) in the case of any unsecured notes or loans, a Total Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of no greater than either (x) 5.75:1.00 (this clause (x), the “Incremental Equivalent Total Leverage Ratio”) or (y) if such indebtedness is incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects), or any other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, the Total Leverage Ratio of the Borrower immediately prior to such transaction (clauses (1)(y), (2)(y) and (3)(y) of this clause (A), the “Incremental Equivalent Debt No Worse Tests”),

in either case, calculated on a pro forma basis after giving effect to such incurrence a and after giving effect to any acquisition consummated concurrently therewith and any other acquisition, disposition, debt incurrence, debt retirement and other appropriate pro forma adjustment events, including any debt incurrence or retirement subsequent to the end of the applicable test period and on or prior to the date of such incurrence, all to be further defined in the First Lien Term Loan Facilities Documentation, but without, for the avoidance of doubt, giving effect to any amount incurred substantially simultaneously or contemporaneously therewith under the First Lien Incremental Starter Amount, First Lien Incremental General Debt Amount, the First Lien Incremental Repayment Amount or the ABL Facility and without netting the cash proceeds of any such indebtedness (other than amounts constituting the Cash Proceeds from Indebtedness Exception) and recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which internal financial statements are available,

(B)	any Incremental Equivalent Debt is not incurred or guaranteed by any subsidiaries of the Borrower that do not guarantee the First Lien Term Loan Secured Obligations,

(C)	in the case of any such secured indebtedness,

(1)	any Incremental Equivalent Debt is not secured by any assets not securing the First Lien Term Loan Secured Obligations, and

(2)	such indebtedness is subject to a customary Acceptable Intercreditor Agreement and the ABL Intercreditor Agreement,

(D)	the terms and conditions of such indebtedness (excluding pricing, interest rate margins, discounts, premiums, rate floors, delayed draw mechanics, currency types and denominations, prepayment or redemption terms and provisions, fees and (subject to clause (F) below) maturity and amortization schedule, which shall be determined by the Borrower), except for covenants and other provisions applicable only to periods after the Latest Maturity Date, shall, at the option of the Borrower, either

(x)	reflect market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness (as determined by the Borrower in good faith),

(y)	not be materially more restrictive on the Restricted Group (when taken as a whole) than the terms and conditions of the First Lien Term Loan Facilities Documentation (when taken as a whole), or

(z)	otherwise be reasonably satisfactory to the Administrative Agent (it being understood that to the extent that any covenant or provision is added for the benefit of any such indebtedness, the terms and conditions of such indebtedness will be deemed not to be more restrictive than the terms and conditions of the First Lien Term Loan Facilities Documentation if such covenant or provision is also added for the benefit of all First Lien Term Loan Facilities); and

(E)	except with respect to

(1)	any Incremental Equivalent Debt incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects) or other similar transaction (the “Incremental Equivalent Acquisition Exception”),

(2)	any Incremental Equivalent Debt in the form of customary term “A” loan facilities provided by commercial banks or similar institutions (the “Incremental Equivalent TLA Exception”),

(3)	Incremental Equivalent Debt consisting of a Qualifying Bridge Facility,

(4)	any customary prepayment/redemption terms in connection with customary escrow arrangements, and

(5)	other Incremental Equivalent Debt in an amount, together with any First Lien Term Loan Refinancing Indebtedness or Incremental First Lien Term Loan Facilities incurred in reliance on the First Lien Incremental/Refinancing Maturity Limitation Excluded Amount not to exceed the First Lien Incremental/Refinancing Maturity Limitation Excluded Amount,

the maturity date of any such Incremental Equivalent Debt shall be no earlier than the Latest Maturity Date, the weighted average life of any such Incremental Equivalent Debt shall not be shorter than the then-remaining weighted average life to maturity of the Initial First Lien Term Loan Facility and such Incremental Equivalent Debt shall not have any mandatory prepayment or redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or events of default, and in the case of loans, excess cash flow sweeps (on a no greater than pro rata basis with any First Lien Term Loan Facility) that could result in prepayments or redemptions of such indebtedness prior to the Latest Maturity Date (and any such mandatory prepayments shall be required to share, for the avoidance of doubt, on a not greater than pro rata basis with the First Lien Term Loan Facilities entitled thereto) (this clause (E), the “Maturity/WALTM Requirement”),

(vii)	other senior, senior subordinated or subordinated indebtedness (“Ratio Debt”) in an amount equal to

(A)	an amount to be agreed (the “Ratio Debt Starter Amount”) plus

(B)	an additional unlimited amount subject to compliance with, at the option of Borrower, either

(1)	an Interest Coverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of no less than either (x) 2.00 to 1.00 (this clause (x), the “Ratio Debt Interest Coverage Ratio”) or (y) if such indebtedness is incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects), or any other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, the Interest Coverage Ratio of the Borrower immediately prior to such transaction, or

(2)	a Total Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of no greater than either (x) 5.75:1.00 (this clause (x), the “Ratio Debt Total Leverage Ratio”) or (y) if such indebtedness is incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects), or any other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, the Total Leverage Ratio immediately prior to giving effect to such transaction (clauses (1)(y) and (2)(y) of this clause (B), the “Ratio Debt No Worse Tests”), in either case, calculated on a pro forma basis after giving effect to such incurrence and after giving effect to any acquisition consummated concurrently therewith and any other acquisition, disposition, debt incurrence, debt retirement and other appropriate pro forma adjustment events, including any debt incurrence or retirement subsequent to the end of the applicable test period and on or prior to the date of such incurrence, all to be further defined in the First Lien Term Loan Facilities Documentation, but without, for the avoidance of doubt, giving effect to any amount incurred substantially simultaneously or contemporaneously therewith under the First Lien Incremental Starter Amount, First Lien Incremental General Debt Amount, the First Lien Incremental Repayment Amount or the ABL Facility and without netting the cash proceeds of any such indebtedness (other than amounts constituting the Cash Proceeds from Indebtedness Exception) and recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which internal financial statements are available, which indebtedness may be secured to the extent permitted by exceptions to the lien covenant (it being understood that there shall not be any limit on the aggregate amount of indebtedness that may be incurred under this clause (vii) by restricted subsidiaries that are not or do not become Guarantors); provided that the terms and conditions of such indebtedness (excluding pricing, interest rate margins, discounts, premiums, rate floors, delayed draw mechanics, currency types and denominations, prepayment or redemption terms or provisions, fees and maturity and amortization schedule, which shall be determined by the Borrower) and except for covenants and other provisions applicable only to periods after the Latest Maturity Date, shall, at the option of the Borrower, either

(x)	reflect market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness, as the case may be (as determined by the Borrower in good faith),

(y)	not be materially more restrictive on the Restricted Group (when taken as a whole) than the terms and conditions of the First Lien Term Loan Facilities Documentation (when taken as a whole), or

(z)	otherwise be reasonably satisfactory to the Administrative Agent (it being understood that to the extent that any covenant or provision is added for the benefit of any such indebtedness, the terms and conditions of such indebtedness will be deemed not to be more restrictive than the terms and conditions of the First Lien Term Loan Facilities Documentation if such covenant or provision is also added for the benefit of all First Lien Term Loan Facilities);

provided, further, that there shall be no limitations on the maturity or weighted average life of any such Ratio Debt relative to the First Lien Term Loan Facilities (the provisions of the preceding two provisos, the “Ratio Debt Terms”))),

(viii)	Acquisition Debt (as defined below),

(ix)	purchase money indebtedness and capital leases in an amount equal to an amount to be agreed,

(x)	indebtedness under a general debt basket in an amount to be agreed and which may be secured to the extent permitted by exceptions to the lien covenant (the “General Debt Basket”),

(xi)	indebtedness of non-Guarantor subsidiaries (x) in an amount to be agreed plus (y) a separate exception for unlimited non-Guarantor subsidiary asset based or local working capital debt facilities, to the extent non-recourse to the Loan Parties,

(xii)	indebtedness of the Borrower and/or any Guarantors maturing no earlier than the Latest Maturity Date in an amount equal to 200.0% of any cash common equity contribution to the Borrower following the Closing Date (other than Specified Equity Contributions (as defined below) and the proceeds of any such equity that is actually used pursuant to, or that increases, another basket under the First Lien Term Loan Facilities Documentation) to the extent such cash equity contribution shall not be counted for purposes of the Available Amount Basket (as defined below) and without any time limitation for use of proceeds of such contribution (this clause (xii), the “Contribution Debt Basket”),

(xiii)	indebtedness of the Borrower and/or any Guarantors in an amount equal to 200.0% of the unused amount of any baskets and/or exceptions consistent with the First Lien Term Loan Facilities Documentation Considerations permitting dividends or distributions on, or redemptions of, the Borrower’s equity or Restricted Investments (which such baskets, for the avoidance of doubt shall be reduced by the amount of such incurrence on a dollar-for-dollar basis) (the amount described in this clause (xiii), the “Available RP Capacity Basket”),

(xiv)	qualified securitization facilities, and

(xv)	indebtedness under other customary exceptions to be agreed);

b)	limitations on liens securing indebtedness for borrowed money of the Borrower or any restricted subsidiary, which covenant shall not be effective with respect to the Merger Sub until after consummation of the Merger (which shall permit, among other things, liens securing:

(i)	the First Lien Term Loan Secured Obligations and ABL Facility Secured Obligations,

(ii)	any secured Incremental Equivalent Debt,

(iii)	First Lien Term Loan Refinancing Indebtedness,

(iv)	debt assumed in connection with a Permitted Acquisition (as defined below), investment (including any investment in new stores, facilities or projects) or similar transaction (provided that, such liens extend only to the same assets (and any after acquired assets pursuant to an after-acquired property clause in the applicable security documents) that such liens extended to, and secure the same indebtedness, that such liens secured, immediately prior to such assumption and were not created in contemplation thereof,

(v)	other indebtedness or obligations (provided that the aggregate amount of indebtedness then outstanding and secured thereby shall not exceed an amount equal to the sum of:

(A)	the Ratio Debt Starter Amount plus the Acquisition Debt Starter Amount (as defined below) plus

(B)	an additional amount such that

(1)	any such liens secured by the Collateral that rank equal in priority (but without regard to the control of remedies) with the liens on the Collateral securing the First Lien Term Loan Secured Obligations shall be subject to compliance with a First Lien Secured Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of no greater than either (x) 3.50:1.00 (this clause (x), the “First Lien Secured Leverage Ratio”) or (y) if such indebtedness is incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects), or any other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, the First Lien Secured Leverage Ratio of the Borrower immediately prior to such transaction,

(2)	any such liens secured by the Collateral that rank junior in priority to the liens on the Collateral securing the First Lien Term Loan Secured Obligations shall be subject to compliance with, at the option of the Borrower, a Senior Secured Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of no greater than either (I) 4.50:1.00 (this clause (I), the “Collateral Secured Leverage Ratio”) or (II) if the indebtedness secured by such lien is incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects), or any other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, the Senior Secured Leverage Ratio of the Borrower immediately prior to such transaction, and

(3)	any such liens secured by assets that do not constitute Collateral (assuming, for purposes of determining the Senior Secured Leverage Ratio pursuant to this clause (3) only, that such assets constitute Collateral) shall be subject to compliance with, at the option of the Borrower, either

(x)	a Senior Secured Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of no greater than either (I) 5.00:1.00 (this clause (I), the “Non-Collateral Secured Leverage Ratio”) or (II) if the indebtedness secured by such lien is incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects), or any other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, the Senior Secured Leverage Ratio of the Borrower immediately prior to such transaction, or

(y)	an Interest Coverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of no less than either (I) 2.00:1.00 or (II) if the indebtedness secured by such lien is incurred in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects), or any other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, the Interest Coverage Ratio of the Borrower immediately prior to such transaction (clauses (B)(1)(y), (B)(2)(x)(II), (B)(2)(y)(II), (B)(3)(x)(II) and (B)(3)(y)(II), the “Lien No Worse Tests”; clauses (2)(y) and (3)(y), the “Secured Interest Coverage Ratio Tests”);

in either case, calculated on a pro forma basis after giving effect to such incurrence and after giving effect to any acquisition consummated concurrently therewith and any other acquisition, disposition, debt incurrence, debt retirement and other appropriate pro forma adjustment events, including any debt incurrence or retirement subsequent to the end of the applicable test period and on or prior to the date of such incurrence, all to be further defined in the First Lien Term Loan Facilities Documentation, but without, for the avoidance of doubt, giving effect to any amount incurred substantially simultaneously or contemporaneously therewith under the First Lien Incremental Starter Amount, First Lien Incremental General Debt Amount, the First Lien Incremental Repayment Amount or the ABL Facility and without netting the cash proceeds of any such indebtedness (other than amounts constituting the Cash Proceeds from Indebtedness Exception)recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which internal financial statements are available, provided that, to the extent consensual and in respect of the Collateral, such liens shall be subject to an Acceptable Intercreditor Agreement and the ABL Intercreditor Agreement),

(vi)	permitted purchase money indebtedness or capital leases equal to the size of the equivalent debt basket in clause (a)(ix) above,

(vii)	obligations under a general lien basket in an amount equal to the sum of (A) the amount of the General Debt Basket plus (B) the Available RP Capacity Basket (this clause (B), the “Available RP Capacity Lien Basket Component”) plus (C) the Contribution Debt Basket (this clause (C), the “Contribution Debt Lien Basket Component”), and which, at the option of the Borrower may be secured on an equal or junior priority basis with the liens on the Collateral securing the First Lien Term Loan Secured Obligations subject to compliance with the proviso to clause (v) above, (this clause (vii), the “General Lien Basket”)

(viii)	obligations under a non-Guarantor subsidiary lien basket (limited to liens on assets of non-guarantor subsidiaries that do not constitute Collateral),

(ix)	with respect to any foreign subsidiary, liens arising mandatorily by legal requirements,

(x)	indebtedness or other obligations of any subsidiary that is not a Loan Party and is secured by the assets or properties of any subsidiary that is not a Loan Party, and

(xi)	liens in respect of qualified securitization facilities);

c)	limitations on fundamental changes (which shall permit Permitted Acquisitions, investments and similar transactions consummated as mergers, amalgamations or consolidations subject to the same terms set forth in the fifth succeeding paragraph (regarding Permitted Acquisitions));

d)	limitations on asset sales (including sales of subsidiaries) (which, in each case, shall be permitted on the terms set forth in the Permitted Asset Sale Provisions and shall permit sales

(i)	pursuant to an annual dollar basket in an amount to be agreed, unused amounts under which may be carried over to succeeding fiscal years, and

(ii)	in connection with qualified securitization facilities);

e)	limitations on investments and acquisitions (which shall be permitted on the terms set forth in the fourth succeeding paragraph (regarding Permitted Acquisitions) and, in addition, permit

(i)	unlimited investments in the Borrower and its restricted subsidiaries,

(ii)	investments in unrestricted subsidiaries in an aggregate amount not to exceed an amount to be agreed and investments in joint ventures in an aggregate amount not to exceed an amount to be agreed,

(iii)	investments in similar businesses in an aggregate amount not to exceed an amount to be agreed,

(iv)	investments in connection with the Transactions,

(v)	unlimited investments subject only to compliance with, at the option of the Borrower, either

(A)	a Total Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, that is no greater than (1) 5.00:1.00 (this clause (1), the “Leverage Based Investments Prong”) or (2) the Total Leverage Ratio of the Borrower immediately prior to such investment (this clause (2), the “Leverag Based Investments No Worse Than Prong”), or

(B)	an Interest Coverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of no less than (1) 2.00:1.00 or (2) the Interest Coverage Ratio of the Borrower immediately prior to such investment (clause (B)(2), the “Investments No Worse Interest Coverage Test”; clause (B), the “Investments Interest Coverage Test”),

(vi)	investments existing on the Closing Date,

(vii)	investments with the Available Amount Basket as set forth in the second succeeding paragraph,

(viii)	investments under a general basket in an amount to be agreed plus the unused amount of the General Prepayment Basket (as defined below), the Available RP Capacity Basket and of the General RP Basket (as defined below), and

(ix)	investments in respect of qualified securitization facilities); for purposes of the First Lien Term Loan Facilities Documentation and this Exhibit B, investments not permitted by the investment covenant shall be referred to as “Restricted Investments”;

f)	limitations on dividends or distributions on, or redemptions of, the Borrower’s (or any of its direct or indirect parent company’s) equity or Restricted Investments (which shall permit, among other things,

(i)	customary payments or distributions to pay the consolidated or similar type of income or similar tax liabilities of any direct or indirect parent of the Borrower, to the extent such payments cover taxes that are attributable to the taxable income of the Borrower and its restricted subsidiaries and are net of any payments already made by the Borrower or its restricted subsidiaries,

(ii)	payment of legal, accounting and other ordinary course corporate overhead or other operational expenses of any such parent and for the payment of franchise or similar taxes,

(iii)	customary distributions consistent with the First Lien Term Loan Facilities Precedent Documentation after giving effect to the First Lien Term Loan Facilities Documentation Considerations necessary to pay Investors’ advisory, refinancing, subsequent transaction and exit fees and other overhead expenses of direct and indirect parents thereof attributable to the ownership of the Borrower and its restricted subsidiaries,

(iv)	dividends, distributions, redemptions or Restricted Investments with the Available Amount Basket as set forth in the second succeeding paragraph,

(v)	dividends, distributions or redemptions in connection with the Transactions (including any payment to holders of options, restricted stock units or similar equity interests accelerated due to the Transactions and payable after the Closing Date) and any payments or distributions to dissenting shareholders in connection with the Transactions, any Permitted Acquisitions, investments or similar transaction,

(vi)	distributions constituting interest in respect of any disqualified capital stock (to the extent such capital stock is treated as debt and incurred in compliance with the debt covenant),

(vii)	additional dividends, distributions, redemptions or Restricted Investments, subject only to (A) pro forma compliance with a Total Leverage Ratio (as defined below), recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, that is no greater than 4.50:1.00 and (B) no continuing payment or bankruptcy event of default (the “Leverage Based RP Basket”),

(viii)	following an IPO and so long as no payment or bankruptcy event of default has occurred and is continuing or would result therefrom, dividends, distributions or Restricted Investments in an aggregate amount per annum not to exceed the sum of (x) 7.0% of market capitalization at the time of such dividend, distribution or Restricted Investment and (y) 7.0% of the aggregate amount of the proceeds received by, or contributed to, the Borrower or any restricted subsidiary from its initial public offering and any follow-on offerings,

(ix)	dividends, distributions, redemptions or Restricted Investments under a general basket in an amount to be agreed and subject to no event of default (the “General RP Basket”)),

(x)	equity repurchases from former, current and future directors, officers and other persons in an amount per annum not exceeding a cap to be agreed (with an unlimited carryforward for unused amounts in any year), and

(xi)	repurchases of common stock issued in connection with the grant, exercise or settlement of any employee equity awards in an amount per annum not exceeding an amount to be agreed (with an unlimited carryforward for unused amounts in any year);

g)	limitations on prepayments, repurchases or redemptions of any third party subordinated indebtedness for borrowed money owing by any Loan Party in an aggregate principal amount in excess of the cross-default threshold (collectively, “Junior Debt”) on or prior to the date that occurs twelve-months (such period, the “Junior Debt Prepayment Exception Period”) prior to the maturity date thereunder or amendments of the documents governing such Junior Debt in a manner (when taken as a whole) materially adverse to the First Lien Term Loan Lenders (which shall permit, among other things

(i)	refinancing or exchanges of Junior Debt for like or other Junior Debt maturing not earlier than such refinanced or exchanged Junior Debt and refinancings of Junior Debt assumed in connection with a Permitted Acquisition, investment (including any investment in new stores, facilities or projects) or similar transactions (and not incurred in contemplation thereof) on terms consistent with the First Lien Term Loan Facilities Precedent Documentation,

(ii)	conversion of Junior Debt to common or “qualified preferred” equity,

(iii)	prepayments, repurchases or redemptions with the Available Amount Basket as set forth in the second succeeding paragraph,

(iv)	unlimited prepayments, purchases or redemptions of Junior Debt, subject only to (A) pro forma compliance with a Total Leverage Ratio (as defined below) that is no greater than 4.75:1.00 and (B) no continuing payment or bankruptcy event of default (the “Leverage Based Prepayment Basket”),

(v)	any mandatory redemption, repurchase, retirement, termination or cancellation of disqualified capital stock (to the extent such capital stock is treated as debt and incurred in compliance with the debt covenant), and

(vi)	prepayments, repurchases or redemptions of Junior Debt in an amount to be agreed (the “General Prepayment Basket”) plus the unused amount of the General RP Basket and the Available RP Capacity Basket); and

h)	limitations on negative pledge clauses.

In addition, Holdings will be subject to a covenant relating to its holding company status consistent with the First Lien Term Loan Facilities Precedent Documentation, after giving effect to the First Lien Term Loan Facilities Documentation Considerations.

The negative covenants will be subject, in the case of each of the foregoing covenants, to exceptions, qualifications and “baskets” to be set forth in the First Lien Term Loan Facilities Documentation that are substantially consistent with the exceptions, qualifications and “baskets” set forth in the First Lien Term Loan Facilities Precedent Documentation, but adjusted to reflect the First Lien Term Loan Facilities Documentation Considerations, which shall, for the avoidance of doubt, permit classification and reclassification from time to time by the Borrower among one or more available baskets and exceptions under any such covenants (including as between or among the First Lien Incremental Starter Amount, the First Lien Incremental General Debt Amount, the First Lien Incremental Repayment Amount and the Incremental First Lien Ratio Debt Test); provided that, subject to the First Lien Term Loan Facilities Documentation Considerations,

(x)            monetary baskets consistent with the First Lien Term Loan Facilities Precedent Documentation will include basket builders based on a percentage of, at the option of the Borrower, such option to be exercised on or prior to the date of commencement of the general syndication of the First Lien Term Loan Facilities, consolidated total assets or Consolidated EBITDA for the most recently completed fiscal quarter period for which internal financial statements are available, in either case of the Restricted Group equivalent to the initial monetary amount of each such basket and

(y)            the amount of any fixed dollar basket usage (including any borrowing under the ABL Facility, under the First Lien Incremental Starter Amount or under the First Lien Incremental Repayment Amount) under a covenant made substantially simultaneously with, or contemporaneously with, any incurrence “ratio” test under the First Lien Term Loan Facilities Documentation will be disregarded when determining pro forma compliance with such “ratio”.

In addition, certain negative covenants shall include an “Available Amount Basket”, which shall mean a cumulative amount equal to

(a)            the greater of (i) $155.0 million (the “AA Dollar Basket”) and (ii) 50.0% of Consolidated EBITDA for the most recently completed four fiscal quarter period for which internal financial statements are available (clause (a)(ii), the “AA Starter Grower”), plus

(b)            (without duplication in the case of clauses (b) through (j)), at the option of the Borrower, the greatest of:

(i)             the retained portion of excess cash flow for each year commencing with the first full fiscal year after the Closing Date (i.e., excess cash flow for the applicable fiscal year as defined for purposes of the mandatory prepayment requirements set forth herein and not otherwise applied to mandatorily prepay the First Lien Term Loans (and not otherwise applied in respect of the “dollar-for-dollar” credits set forth herein); provided that the retained portion of excess cash flow for any fiscal year shall not be less than zero),

(ii)            50.0% of cumulative consolidated net income (which shall not be less than zero), or

(iii)           100.0% of Consolidated EBITDA less the product of 1.5 times Fixed Charges (to be defined in the First Lien Term Loan Facilities Documentation) for such period (this clause (b)(iii), the “Consolidated EBITDA Builder” and this clause (b), the “AA Builder”), which, in the case of clauses (ii) and (iii) shall commence accumulating in the fiscal quarter in which the Closing Date occurs and which will accumulate on a quarterly basis thereafter, plus

(c)           Retained Asset Sale Proceeds, plus

(d)           Declined Amounts, plus

(e)            the cash proceeds of new public or private equity issuances of any parent of the Borrower or the Borrower after the Closing Date (other than disqualified stock, any equity contributed as a Specified Equity Contribution and the proceeds of any such equity that is actually used pursuant to, or that increases, another basket under the First Lien Term Loan Facilities Documentation) to the extent the proceeds thereof are contributed to the Borrower after the Closing Date as qualified equity, plus

(f)             the fair market value of capital contributions to the Borrower after the Closing Date made in cash, cash equivalents or other property (other than disqualified stock, any equity contributed as a Specified Equity Contribution and the proceeds of any such equity that is actually used pursuant to, or that increases another basket under the First Lien Term Loan Facilities Documentation), plus

(g)            the net cash proceeds received by the Borrower from debt and disqualified stock issuances that have been issued after the Closing Date and which have been exchanged or converted into qualified equity, plus

(h)            the net cash proceeds received by the Borrower and its restricted subsidiaries from sales of investments made using the Available Amount Basket, plus

(i)             returns, profits, distributions and similar amounts received in cash or cash equivalents by the Borrower and its restricted subsidiaries on investments made using the Available Amount Basket, plus

(j)             the investments made using the Available Amount Basket of the Borrower and its restricted subsidiaries after the Closing Date in any unrestricted subsidiary that has been re-designated as a restricted subsidiary or that has been merged or consolidated with or into the Borrower or any of its restricted subsidiaries (up to the lesser of

(i)             the fair market value (as determined in good faith by the Borrower) of the investments of the Borrower and its restricted subsidiaries in such unrestricted subsidiary at the time of such re-designation or merger or consolidation, and

(ii)            the fair market value (as determined in good faith by the Borrower) of the original investments by the Borrower and its restricted subsidiaries in such unrestricted subsidiary)

(provided that, in the case of original investments made in cash, the fair market value shall be such cash value) and otherwise defined in a manner substantially consistent with the First Lien Term Loan Facilities Precedent Documentation, after giving effect to the First Lien Term Loan Facilities Documentation Considerations.

The Available Amount Basket may be used for investments, dividends and distributions and the prepayment, repurchase or redemption of Junior Debt; provided that use of the AA Builder for (x) dividends and distributions in respect of capital stock of the Borrower (or any of its direct or indirect parent companies) and (y) the prepayment, repurchase or redemption of Junior Debt shall in each case be subject to the absence of any continuing payment or bankruptcy event of default.

The Borrower or any restricted subsidiary will be permitted to incur and/or assume indebtedness in connection with a Permitted Acquisition (as defined below), investment (including any investment in new stores, facilities or projects) or similar transaction (“Acquisition Debt”) except as set forth below, on terms consistent with the First Lien Term Loan Facilities Precedent Documentation, after giving effect to the First Lien Term Loan Facilities Documentation Considerations, and in an aggregate principal amount that does not exceed the sum of:

(a)            an amount to be agreed (the “Acquisition Debt Starter Amount”) plus

(b)            additional amounts, so long as,

(i)             the Borrower is in pro forma compliance with, at the option of the Borrower, either

(A)           an Interest Coverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of at least either (1) 2.00 to 1.00 (this clause (1), the “Acquisition Debt Interest Coverage Ratio”) or (2) the Interest Coverage Ratio of the Borrower immediately prior to such transactions (this clause (2), the “Acquisition Debt Interest Coverage No Worse Test”), or

(B)            a Total Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available, of no greater than either (1) 5.75:1.00 (this clause (1), the “Acquisition Debt Total Leverage Ratio”) or (2) the Total Leverage Ratio of the Borrower immediately prior to such transactions (this clause (2), the “Acquisition Debt Leverage No Worse Test”), in either case, calculated on a pro forma basis after giving effect to such incurrence and after giving effect to any acquisition consummated concurrently therewith and any other acquisition, disposition, debt incurrence, debt retirement and other appropriate pro forma adjustment events, including any debt incurrence or retirement subsequent to the end of the applicable test period and on or prior to the date of such incurrence, all to be further defined in the First Lien Term Loan Facilities Documentation, but without, for the avoidance of doubt, giving effect to any amount incurred substantially simultaneously or contemporaneously therewith under the First Lien Incremental Starter Amount, First Lien Incremental General Debt Amount, the First Lien Incremental Repayment Amount or the ABL Facility and without netting the cash proceeds of any such indebtedness (other than amounts constituting the Cash Proceeds from Indebtedness Exception)recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which internal financial statements are available

(ii)            any newly incurred indebtedness is subject to the Ratio Debt Terms, and

(iii)           with respect to any assumed indebtedness, such indebtedness is only the obligation of the person and/or person’s subsidiaries that are acquired or that acquired the relevant assets and such debt was not created in contemplation of such acquisition;

provided that there shall be no limitations on the maturity or weighted average life of any such Acquisition Debt relative to any First Lien Term Facilities (it being understood that there shall not be any limit on the aggregate amount of indebtedness that may be incurred or assumed under this paragraph by restricted subsidiaries that are not or do not become Guarantors).

The Borrower or any restricted subsidiary will be permitted to make non-ordinary course of business asset sales or dispositions without limit so long as

(a)            such sales or dispositions are for fair market value,

(b)            in the case of asset sales or dispositions of Collateral only, at least

(x)            75.0% of the consideration for all asset sales and dispositions over the life of the Credit Facilities (the “Over the Life Requirement”) in excess of an amount to be agreed shall consists of cash or cash equivalents, or

(y)            50.0% of the consideration for any single asset sale or disposition in excess of such threshold amount shall consist of cash or cash equivalents (this clause (b)(y), the “50% Cash Consideration Requirement”)

(in each case, subject to exceptions to be set forth in the First Lien Term Loan Facilities Documentation to be agreed, which shall include a basket in an amount to be agreed for non-cash consideration that may be designated as cash consideration), and

(c)            to the extent applicable, such asset sale or disposition is subject to the terms set forth in the section entitled “Mandatory Prepayments” hereof (this paragraph, the “Permitted Asset Sale Provisions”).

The Borrower or any restricted subsidiary will be permitted to make acquisitions of persons that become restricted subsidiaries or of assets (including assets constituting a business unit, line of business or division) or capital stock (each, a “Permitted Acquisition”) subject solely to the following terms and conditions:

(a)            subject to the Limited Condition Transaction Provisions, after giving effect thereto, no payment or bankruptcy event of default has occurred and is continuing,

(b)           after giving effect thereto, the Restricted Group is in compliance with the permitted lines of business covenant, and

(c)            solely to the extent required by, and subject to the limitations set forth in “First Lien Term Loan Guarantees” and “Security” above, the acquired company and its subsidiaries (other than any subsidiaries of the acquired company designated as an unrestricted subsidiary as provided in “Unrestricted Subsidiaries” below) will become Guarantors and pledge their Collateral to the First Lien Term Loan Administrative Agent.

Limited Condition Transaction Provisions:

For purposes of

(i)             determining compliance with any provision of the First Lien Term Loan Facilities Documentation which requires the calculation of the First Lien Secured Leverage Ratio, the Senior Secured Leverage Ratio, the Total Leverage Ratio or the Interest Coverage Ratio (each as defined below),

(ii)            determining compliance with representations and warranties, or a requirement regarding the absence of defaults, specified events of default or events of default, or

(iii)           testing availability under baskets set forth in the First Lien Term Loan Facilities Documentation (including baskets measured as a percentage of total assets or Consolidated EBITDA),

in each case, in connection with an acquisition or other investment by one or more of the Borrower and its restricted subsidiaries of any assets, business or person not prohibited to be acquired by the First Lien Term Loan Facilities Documentation, any incurrence or issuance of, or redemption, repurchase, defeasance, satisfaction and discharge, refinancing or repayment of, indebtedness, creation of any liens, the making of any disposition, the making of any investment (including any acquisition or new store, facility or project) or restricted payment, the designation of a subsidiary as restricted or unrestricted or any other transaction or plan undertaken or proposed to be undertaken in connection with any of the foregoing (any such transaction, a “Limited Condition Transaction”), at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be

(a)            the date the definitive agreements or letters of intent for such Limited Condition Transaction are entered into or the date of any prepayment, repurchases or redemption notices are made or any other or declarations with respect to such Limited Condition Transaction, as applicable, are made or

(b)            with respect to sales in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law or practice in other jurisdictions), the date on which a “Rule 2.7 announcement” of a firm intent to make an offer or similar announcement or determination in another jurisdiction subject to laws similar to the United Kingdom City Code on Takeovers and Mergers (a “Public Offer”) in respect of a target of a Limited Condition Transaction (the “LCT Test Date”),

and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recently completed four fiscal quarter period for which internal financial statements are available and ended on or prior to the LCT Test Date, the Restricted Group could have taken such action on the relevant LCT Test Date in compliance with such ratio, representation, warranty, absence of default or event of default or basket, such ratio, representation, warranty, absence of default or event of default or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the target of any Limited Condition Transaction or of the Restricted Group) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement, letter of intent, notice or declaration, as applicable, for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof, but without netting the cash proceeds of any such indebtedness (other than amounts constituting the Cash Proceeds from Indebtedness Exception)) had been consummated (the provisions of the foregoing two paragraphs, the “Limited Condition Transaction Provisions”). For the further avoidance of doubt, in the absence of an LCT Election, unless specifically stated in the First Lien Term Loan Facilities Documentation to be otherwise, all determinations of compliance with (x) any First Lien Secured Leverage Ratio, Senior Secured Leverage Ratio, Total Leverage Ratio or Interest Coverage Ratio test, (y) any representations and warranties, or any requirement regarding the absence of defaults, specified events of default or events of default or (z) any availability tests under baskets shall be made as of the applicable date of incurrence of indebtedness, making of payment or consummation of acquisitions, as applicable.

Financial Maintenance Covenant:	None.

Financial Definitions:

The financial definitions in the First Lien Term Loan Facilities Documentation shall be substantially consistent with the equivalent definitions of such terms in the First Lien Term Loan Facilities Precedent Documentation, after giving effect to the First Lien Term Loan Facilities Documentation Considerations and as modified below.

“Consolidated EBITDA” (or, with respect to subclauses (a), (b) and (c) below, to the extent consistent with the First Lien Term Loan Facilities Precedent Documentation, “Consolidated Net Income”) shall be defined to include, in any event and without limitation, add backs, deductions and adjustments, as applicable, without duplication, for:

(a)            all non-cash items,

(b)            all extraordinary, exceptional, unusual or non-recurring items,

(c)            restructuring charges and related charges,

(d)           (i)              pro forma adjustments, including pro forma “run rate” cost savings (including sourcing), operating expense reductions, operating improvements and synergies (in each case, net of amounts actually realized) related to the Transactions that are reasonably identifiable and projected by the Borrower in good faith to result from actions that have been either taken, with respect to which substantial steps have been taken or that are expected to be taken (in the good faith determination of the Borrower) within twelve fiscal quarters after the Closing Date (or, to the extent identified in the Quality of Earnings analysis described below or otherwise identified and reasonably acceptable to the Lead Arrangers, undertaken or implemented prior to the Closing Date) (such period, the “Transactions Run Rate Period”), or

(ii)            pro forma adjustments, including pro forma “run rate” cost savings (including sourcing), operating expense reductions and synergies (in each case net of amounts actually realized) related to acquisitions, investments, dispositions, operating improvements, restructurings, cost savings initiatives, certain other similar initiatives and other specified transactions, or related to restructuring initiatives, cost savings initiatives and other initiatives that are reasonably identifiable and projected by the Borrower in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or are that are expected to be taken within twelve fiscal quarters after the date of consummation of such acquisition, disposition, new initiative, new development or other specified transaction or the initiation of such restructuring initiative, cost savings initiative or other similar initiatives (such period, the “Initiatives Run Rate Period”; the amount calculated pursuant to this clause (d)(ii) for any test period, the “Initiatives Add-back Amount”);

(e)            add backs and other adjustments consistent with the Existing ABL Credit Agreement and the Existing Indenture that are applicable to the Target and/or its subsidiaries;

(f)            other adjustments consistent with Regulation S-X;

(g)           adjustments and add backs of the type reflected in

(i)             the financial model provided to the First Lien Term Loan Joint Bookrunners on April 18, 2021 (such financial model, together with updates and modifications thereto reasonably agreed to by the Initial First Lien Term Loan Joint Bookrunners (the “Sponsor Model”)),

(ii)            the Quality of Earnings Analysis provided to the First Lien Term Loan Joint Bookrunners on April 29, 2021 (the “Q of E Report”), and

(iii)           any quality of earnings analysis prepared by independent registered public accountants of recognized national standing or any other accounting firm reasonably acceptable to the First Lien Term Loan Administrative Agent and delivered to the First Lien Term Loan Administrative Agent in connection with any Permitted Acquisition or investment;

(h)             adjustments for pre-opening expenses, losses and “start-up costs” (as determined by the Borrower) related to the acquisition, opening, organizing and entering into of any facilities, stores and all other location-specific costs incurred prior to the first day the new facilities, stores or locations are determined to be open for business (as determined by the Borrower) and costs associated with upgrading, remodeling or construction of new facilities, stores or locations;

(i)              adjustments for Annualized Four Wall EBITDA (to be defined in a manner to be agreed but it any event in a manner no less favorable to the Borrower than the definition set forth in the Existing Indenture) for new stores.

“Consolidated Interest Expense” shall be defined as cash interest expense (including that attributable to capital leases), net of cash interest income of the Borrower and its restricted subsidiaries in respect to all outstanding indebtedness of the Borrower and its restricted subsidiaries of the type included in the definition of Consolidated Total Debt, but in any event, including all commissions, discounts and other cash fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs (less net cash payments) under hedging agreements, but excluding, for the avoidance of doubt,

(a)            any non-cash interest expense and any capitalized interest, whether paid or accrued,

(b)            the amortization of original issue discount resulting from the issuance of indebtedness at less than par,

(c)            amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses,

(d)            any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting,

(e)             penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting,

(f)             the accretion or accrual of, or accrued interest on, discounted liabilities (other than indebtedness) during such period,

(g)            non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging,

(h)            any one-time cash costs associated with breakage in respect of hedging agreements for interest rates,

(i)             any payments with respect to make whole premiums or other breakage costs of any indebtedness,

(j)             all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP and

(k)            expensing of bridge, arrangement, structuring, commitment or other financing fees.

“Consolidated Total Debt” shall be defined as the outstanding principal amount of all third party debt for borrowed money, unreimbursed drawings under letters of credit, capital lease obligations and third party debt obligations evidenced by notes or similar instruments, in each case of the Borrower and its restricted subsidiaries, on a consolidated basis and determined in accordance with GAAP, minus all unrestricted cash and cash equivalents of the Borrower and its restricted subsidiaries.

“Consolidated Secured Debt” shall be defined as Consolidated Total Debt secured by a lien on any Collateral.

“Consolidated First Lien Debt” shall be defined as Consolidated Total Debt outstanding under the First Lien Term Loan Facilities Documentation and under the ABL Facility Documentation and other Consolidated Total Debt secured by liens on the Collateral that do not rank junior to the liens on the Collateral securing the First Lien Term Loan Secured Obligations and the liens securing the ABL Facility Secured Obligations.

“Senior Secured Leverage Ratio” shall be defined as the ratio of Consolidated Secured Debt on any date to Consolidated EBITDA for the most recently completed four fiscal quarter period for which internal financial statements are available and ended on or prior to such date.

“First Lien Secured Leverage Ratio” shall be defined as the ratio of Consolidated First Lien Debt on any date to Consolidated EBITDA for the most recently completed four fiscal quarter period for which internal financial statements are available and ended on or prior to such date.

“Interest Coverage Ratio” shall be defined as the ratio of Consolidated EBITDA to Consolidated Interest Expense for the most recently completed four fiscal quarter period for which internal financial statements are available for such period.

“Total Leverage Ratio” shall be defined as the ratio of Consolidated Total Debt on any date to Consolidated EBITDA for the most recently completed four fiscal quarter period for which internal financial statements are available and ended on or prior to such date.

In the event that any additional OID or upfront fees are implemented pursuant to the “Market Flex Provisions” in the Fee Letter, any Total Leverage Ratio, Senior Secured Leverage Ratio or First Lien Secured Leverage Ratio tests to be set forth in the First Lien Term Loan Facilities Documentation shall be adjusted as mutually agreed to account for the additional interest expense, additional indebtedness and any OID or upfront fees and to maintain the agreed cushion taking into account such additional interest expense, additional indebtedness and any OID or upfront fees.

Unrestricted Subsidiaries:

The First Lien Term Loan Facilities Documentation will contain provisions pursuant to which, subject to limitations on loans, advances, guarantees and other investments in, unrestricted subsidiaries, the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary subject solely to the following terms and conditions,

(a)            the fair market value of such subsidiary at the time it is designated as an “unrestricted subsidiary” shall be treated as an investment by the Borrower at such time (and the redesignation of any unrestricted subsidiary as a restricted subsidiary shall be deemed to constitute the incurrence of indebtedness and liens of such subsidiary (and a reduction in the outstanding investment therein)) and

(b)            no payment or bankruptcy event of default under the First Lien Term Loan Facilities Documentation has occurred or is continuing or would exist after giving effect thereto.

Unrestricted subsidiaries will not be subject to the representations and warranties, affirmative or negative covenant or event of default provisions of the First Lien Term Loan Facilities Documentation and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining Consolidated EBITDA or compliance with the financial covenants contained in the First Lien Term Loan Facilities Documentation.

Events of Default:	Limited to the following (to be applicable to Holdings, the Borrower and its restricted subsidiaries only): nonpayment of principal when due; nonpayment of interest after a customary five business day grace period and non-payment of other amounts after a ten business day grace period; violation of covenants (subject, in the case of affirmative covenants (other than notices of default and maintenance of the Borrower’s existence), to a 30 day grace period); incorrectness of representations and warranties in any material respect; provided that any materially incorrect representation that is capable of being cured may be cured within 30 days after the date any such notice is received) and provided that, with respect to representations on the Closing Date, subject to the cure right set forth above, only Specified Representations or Specified Acquisition Agreement Representations whose scope is also covered by the representations of the First Lien Term Loan Facilities Documentation that are incorrect in any material respect may cause a default or event of default; cross default and cross acceleration to indebtedness of an amount in excess of an amount to be agreed (provided that a breach of the Financial Maintenance Covenant (as defined in Exhibit D) will not constitute a default or event of default until the date on which the ABL Loans have been accelerated and the ABL Facility Commitments have terminated under the ABL Facility Documentation); bankruptcy or other similar events of Holdings, the Borrower or its significant restricted subsidiaries (with a 60 day grace period for involuntary events); monetary judgments of an amount in excess of an amount to be agreed; ERISA or similar events; actual or asserted (in writing) invalidity of material First Lien Term Loan Guarantees or security document or any security interest purported to be created thereunder; and change of control.

Voting:

Amendments and waivers of the First Lien Term Loan Facilities Documentation will require the approval of First Lien Term Loan Lenders holding more than 50.0% of the aggregate amount of the First Lien Term Loans, (the “Required Lenders”), except that

(i)             the consent of each First Lien Term Loan Lender directly and adversely affected thereby (but not the consent of the Required Lenders or of any other majority or required percentage of the First Lien Term Loan Lenders of any facility or tranche, or any other First Lien Term Loan Lenders) shall be required with respect to:

(A)           increases in the commitment of (other than with respect to any Incremental First Lien Term Loan Facility to which such First Lien Term Loan Lender has agreed) such First Lien Term Loan Lender (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute an extension or increase of any commitment),

(B)            reductions or forgiveness of principal (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment or commitment reduction shall not constitute a reduction or forgiveness in principal), interest (other than a waiver of default interest) or fees,

(C)           extensions of scheduled amortization payments or final maturity (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment or commitment reduction shall not constitute an extension of any maturity date) or the date for the payment of interest or fees; and

(D)           amendments to the “Default waterfall” provision that would alter the pro rata sharing of payments contemplated therein;

(ii)            the consent of 100.0% of the First Lien Term Loan Lenders will be required with respect to

(A)           modifications to any of the voting percentages, and

(B)            releases of all or substantially all of the value of the Guarantors or releases of all or substantially all of the Collateral, and

(iii)           customary protections for the First Lien Term Loan Administrative Agent will be provided. Defaulting Lenders shall not be included in the calculation of Required Lenders.

The First Lien Term Loan Facilities Documentation shall contain customary provisions for replacing, on a non-pro rata basis, Defaulting Lenders and terminating, on a non-pro rata basis, their commitments, replacing First Lien Term Loan Lenders claiming increased costs, tax gross-ups and similar required indemnity payments and replacing non-consenting First Lien Term Loan Lenders in connection with amendments and waivers requiring the consent of all First Lien Term Loan Lenders or of all First Lien Term Loan Lenders directly affected thereby so long as First Lien Term Loan Lenders holding more than 50.0% of the aggregate amount of the loans and commitments under the First Lien Term Loan Facilities Documentation shall have consented thereto.

Cost and Yield Protection:

The First Lien Term Loan Facilities Documentation will include customary tax gross-up, cost and yield protection provisions; provided that, among other customary exceptions, the tax gross-up will not apply to any taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the IRS Code, as of the date of the First Lien Term Loan Facilities Documentation (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRS Code, as of the date of the First Lien Term Loan Facilities Documentation (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities implementing the foregoing.

Assignments and Participations:

After the Closing Date, the First Lien Term Loan Lenders will be permitted to assign (other than to Disqualified Lenders (it being understood that an assigning Lender shall be entitled to request from the First Lien Term Loan Administrative Agent the list of Disqualified Lenders) and natural persons); provided that the First Lien Term Loan Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with provisions hereof relating to Disqualified Lenders, and, without limiting the generality of the foregoing, the First Lien Term Loan Administrative Agent shall not

(x)            be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective lender or participant is a Disqualified Lender, or

(y)            have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to any Disqualified Lender,

loans and/or commitments under the First Lien Term Loan Facilities with the consent of the Borrower and the First Lien Term Loan Administrative Agent (in each case, not to be unreasonably withheld or delayed);

provided that

(A)          no consent of the Borrower shall be required after the occurrence and during the continuance of a payment or bankruptcy (with respect to the Borrower) event of default and

(B)           no consent of the First Lien Term Loan Administrative Agent or the Borrower shall be required with respect to assignment of any First Lien Term Loans, if such assignment is an assignment to another First Lien Term Loan Lender, an affiliate of a First Lien Term Loan Lender or an approved fund or if such assignment is an assignment to any of the Sponsor, affiliates of the Sponsor, Holdings or any of its subsidiaries, to the extent that any such assignments are made in accordance with all other applicable terms of the First Lien Term Loan Facilities Documentation.

The Borrower will be deemed to have consented to an assignment of First Lien Term Loans if it has not responded to a request for consent to such assignment within 15 business days after receipt of written request thereof. Each assignment (other than to another First Lien Term Loan Lender, an affiliate of a First Lien Term Loan Lender or an approved fund) will be in an amount of $1,000,000 (or an integral multiple of $1,000,000 in excess thereof) in the case of the First Lien Term Loan Facilities or lesser amounts, if agreed between the Borrower and the First Lien Term Loan Administrative Agent or, if less, all of such First Lien Term Loan Lender’s remaining loans and commitments of the applicable class. Assignments will not be required to be pro rata among the First Lien Term Loan Facilities. The First Lien Term Loan Administrative Agent shall receive a processing and recordation fee of $3,500 for each assignment (which fee may be waived by the First Lien Term Loan Administrative Agent).

The First Lien Term Loan Lenders will be permitted to sell participations (other than, solely to the extent the list of Disqualified Lenders has been made available to the First Lien Term Loan Lenders, to Disqualified Lenders) in loans and commitments without restriction in accordance with applicable law and without notice or consent being required.

Voting rights of participants shall be limited to matters set forth under “Voting” above with respect to which the unanimous vote of all First Lien Term Loan Lenders (or all directly and adversely affected First Lien Term Loan Lenders, if the participant is directly and adversely affected) would be required.

In addition, non-pro rata distributions will be permitted in connection with loan buy-back or similar programs and assignments to, and purchases by, the Borrower and its affiliates on terms consistent with the two succeeding paragraphs.

Assignments to affiliates of the Borrower (other than Holdings, the Borrower and its restricted subsidiaries) (each, an “Affiliated Lender”) shall be permitted subject to the following limitations; provided that any affiliate (other than a natural person) of the Sponsor that is a bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course (each, a “Debt Fund Affiliate”), will not be subject to the limitations set forth in clauses (i), (ii), (iii), (iv), (v) and (vi):

(i)            Affiliated Lenders will not receive information provided solely to First Lien Term Loan Lenders by the First Lien Term Loan Administrative Agent or any First Lien Term Loan Lender and will not be permitted to attend/participate in meetings attended solely by the First Lien Term Loan Lenders and the First Lien Term Loan Administrative Agent;

(ii)           for purposes of any amendment, waiver or modification of the First Lien Term Loan Facilities Documentation or any plan of reorganization or liquidation that in either case does not require the consent of each First Lien Term Loan Lender or each affected First Lien Term Loan Lender or does not adversely affect such Affiliated Lender (in its capacity as a First Lien Term Loan Lender) as compared to other First Lien Term Loan Lenders, term loans held by Affiliated Lenders shall be excluded in the determination of any Required Lender vote and shall be deemed not to be outstanding (or shall be deemed to have voted in the same proportion as non-affiliated Lenders voting on such matter);

(iii)          Affiliated Lenders may not purchase ABL Loans or ABL Facility Commitments;

(iv)           the amount of First Lien Term Loans under any First Lien Term Loan Facility purchased by Affiliated Lenders other than Debt Fund Affiliates may not exceed 30.0% of the outstanding principal amount of all loans under any First Lien Term Loan Facility (determined as of the time of such purchase);

(v)           any purchases by Affiliated Lenders shall require that such Affiliated Lender clearly identify itself as an Affiliated Lender in any assignment and assumption agreement executed in connection with such purchases or sales and each such assignment and assumption shall contain a customary “big boy” representation but no requirement to make a representation as to the absence of any material non-public information;

(vi)          each Affiliated Lender shall waive any rights to bring any action in connection with such purchased First Lien Term Loans against the First Lien Term Loan Administrative Agent in its capacity as such or to challenge the First Lien Term Loan Administrative Agent’s attorney-client privilege; and

(vii)         for purposes of determining whether the Required Lenders (as defined above) have consented to any amendment or waiver under the First Lien Term Loan Facilities Documentation, the aggregate amount of First Lien Term Loans held by Debt Fund Affiliates will be excluded to the extent in excess of 49.9% of the amount required to constitute the “Required Lenders”

Notwithstanding the foregoing, the First Lien Term Loan Facilities Documentation shall permit (but not require) the Sponsor or any non-Debt Fund Affiliate (other than Holdings, the Borrower or a restricted subsidiary) to contribute, directly or indirectly, such First Lien Term Loans to Holdings, the Borrower or any of its restricted subsidiaries for purposes of cancellation of such debt, which shall be treated as an equity contribution that builds the Available Amount Basket by an amount equal to the fair market value (as determined by the Borrower in good faith) of the First Lien Term Loans so cancelled (but in no event shall such fair market value exceed par); provided that if the fair market value of such First Lien Term Loans cannot be ascertained by the Borrower, the fair market value shall be deemed to be the purchase price of such First Lien Term Loans paid by the Investors or such non-Debt Fund Affiliate.

Assignments of First Lien Term Loans to Holdings, the Borrower or any of its restricted subsidiaries shall be permitted pursuant to open market purchases or “dutch auctions” so long as

(i)             in the case of “dutch auctions”, any offer to purchase or take by assignment any First Lien Term Loans by the Borrower shall have been made to all First Lien Term Loan Lenders within any class of any First Lien Term Loan Facility (but not, for the avoidance of doubt, to each class of First Lien Term Loan Facility) pro rata (with buyback mechanics to be agreed),

(ii)           no event of default has occurred and is continuing,

(iii)          the loans purchased are immediately and automatically cancelled,

(iv)          the assigning Lenders waive any rights to bring actions against the First Lien Term Loan Administrative Agent, and

(v)           no proceeds from any loan under any ABL Facility shall be used to fund such assignments.

There will be no caps on the amount of open market purchases by Holdings, the Borrower or any of its restricted subsidiaries. The First Lien Term Loan Administrative Agent

(a)            shall not be required to serve as the auction agent for, or have any other obligations to participate in (other than mechanical administrative duties), or facilitate any, “dutch auction” unless it is reasonably satisfied with the terms and restrictions of such auction, and

(b)            shall not have any obligation to participate in, arrange, sell or otherwise facilitate, and will have no liability in connection with, any open market repurchases by Holdings, the Borrower or any of its restricted subsidiaries.

Expenses and Indemnification:	The Borrower shall pay, if the Closing Date occurs, on the Closing Date (to the extent an invoice is received as set forth in paragraph 8 of Exhibit E) or, if invoiced after such time, within 30 days of the written demand therefor, and in any such case, upon presentation of a summary statement (together with reasonably detailed back-up documentation), all reasonable out-of-pocket costs and expenses of the First Lien Term Loan Administrative Agent and the Commitment Parties (without duplication) associated with the syndication of the First Lien Term Loan Facilities and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of the First Lien Term Loan Facilities Documentation (limited, in the case of counsel expenses, to the reasonable fees, disbursements and other charges of counsel identified herein and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and of such other counsel retained with the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed)).

The Borrower will indemnify the First Lien Term Loan Administrative Agent, the Commitment Parties and the First Lien Term Loan Lenders (without duplication) and their respective affiliates, and the officers, directors, employees, agents, advisors, controlling persons and other representatives and successors of any of the foregoing (each, an “Indemnified Party”), and hold them harmless from and against any and all losses, claims, damages and liabilities (collectively, “Losses”) of any kind or nature and the reasonable and documented or invoiced out-of-pocket fees and expenses, joint or several, to which any such Indemnified Party may become subject, in the case of any such Losses and related expenses, to the extent arising out of, resulting from or in connection with, any claim, litigation, investigation or other proceeding (including any inquiry or investigation of the foregoing) (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnified Party is a party thereto and whether or not such Proceeding was brought by the Borrower, its equity holders, affiliates or creditors or any other third person, and to reimburse each such Indemnified Party within 30 days of written demand (together with reasonably detailed back-up documentation) for any reasonable and documented or invoiced out-of-pocket legal fees and expenses incurred in connection with investigating, responding to, or defending any of the foregoing (limited, in the case of the Indemnified Parties’ counsel expenses, to the reasonable fees, disbursements and other charges of a single firm of counsel for all Indemnified Parties, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all Indemnified Parties taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnified Party(s) affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of one other firm of counsel for such affected indemnified person in each appropriate jurisdiction)) relating to the Transactions, including the financing contemplated hereby and the use of the proceeds of the First Lien Term Loan Facilities; provided that no Indemnified Party will be indemnified for any Losses or related expenses to the extent resulting from

(i)             the willful misconduct, bad faith or gross negligence of such Indemnified Party or any of its affiliates or any of the officers, directors, employees, advisors, controlling persons or agents or other representatives or successors of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision),

(ii)            a material breach of the obligations under the Commitment Letter, the Term Sheets, the Fee Letter or the First Lien Term Loan Facilities Documentation by such Indemnified Party or any of its affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision),

(iii)           in the case of any Proceeding initiated by Holdings, the Borrower or one of its restricted subsidiaries against the relevant Indemnified Party, a breach of the obligations under the Commitment Letter, the Term Sheets, the Fee Letter or the First Lien Term Loan Facilities Documentation of such Indemnified Party or any of such Indemnified Party’s affiliates or any of its or their respective officers, directors, employees, agents, advisors, controlling persons or other representatives or successors of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), or

(iv)           any Proceeding brought by any Indemnified Party against any other Indemnified Party that does not involve an act or omission by Holdings, the Borrower or its restricted subsidiaries;

provided that the First Lien Term Loan Administrative Agent, the First Lien Term Loan Lead Arrangers, the First Lien Term Loan Joint Bookrunners and any other agents, to the extent fulfilling their respective roles in their capacities as such, shall remain indemnified in respect of such a Proceeding, to the extent that none of the exceptions set forth in any of clauses (i), (ii) or (iii) of the immediately preceding proviso apply to such person at such time.

Confidentiality	Customary confidentiality provisions consistent with the First Lien Term Loan Facilities Precedent Documentation, which shall include, in any event, exceptions consistent with those set forth in the Commitment Letter.

Governing Law and Forum:	State of New York.

Counsel to the First Lien Term Loan Administrative Agent, First Lien Term Loan Lead Arrangers and First Lien Term Loan Joint Bookrunners:	Cahill Gordon & Reindel LLP.

ANNEX I

Interest Rates:	The interest rates under the Initial First Lien Term Loan Facility will be as follows:

At the option of the Borrower, initially, Adjusted LIBOR plus 4.50% or ABR plus 3.50%.

From and after the delivery by the Borrower to the First Lien Term Loan Administrative Agent of the Borrower’s financial statements for the first full fiscal quarter of the Borrower completed after the Closing Date, interest rate spreads under the Initial First Lien Term Loan Facility shall be determined by reference to a leverage-based pricing grid, with the first step down of 25 basis points at a First Lien Secured Leverage Ratio equal to or less than 3.00:1.00 and the second step down of an additional 25 basis points at a First Lien Secured Leverage Ratio equal to or less than 2.50:1.00 (the “First Lien Term Loan Facility Step-downs”).

In addition, on and after the date of any initial public offering of the Borrower, Holdings, or any parent entity thereof (an “IPO”), the applicable margins at each leverage level in respect of the Initial First Lien Term Loan Facility shall be 25 basis points lower than the applicable margins set forth above (the “First Lien IPO Step-down”).

The Borrower may elect interest periods of 1, 3 or 6 months (or, if agreed by all relevant First Lien Term Loan Lenders, 12 months or a period of shorter than 1 month) for Adjusted LIBOR.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans).

Interest shall be payable in arrears

(a)            for loans accruing interest at a rate based on Adjusted LIBOR, at the end of each interest period and, for interest periods of greater than 3 months, every three months, and on the applicable maturity date, and

(b)            for loans accruing interest based on the ABR, quarterly in arrears and on the applicable maturity date.

B-I-1

“ABR” is the Alternate Base Rate, which is the highest of

(i)             the rate last quoted by The Wall Street Journal (or another national publication selected by the First Lien Term Loan Administrative Agent and acceptable to the Borrower) as the U.S. “prime rate”,

(ii)            the Federal Funds Effective Rate plus 1/2 of 1.00% and

(iii)           the one-month Published LIBOR (as defined below) rate plus 1.00% per annum;

provided that in no event shall ABR be less than, in respect of the Initial First Lien Term Loan Facility, 1.50%, or otherwise 0.00%.

“Adjusted LIBOR” is the London interbank offered rate for eurodollar deposits for a period equal to the applicable Interest Period appearing on the Reuters Screen LIBOR01 Page or such other screen as may be determined prior to the Closing Date (or otherwise on the Reuters screen) (“Published LIBOR”), adjusted for statutory reserve requirements for eurocurrency liabilities; provided that in no event shall Adjusted LIBOR be less than, in respect of the Initial First Lien Term Loan Facility 0.50%, or otherwise 0.00%.

There shall be no other minimum (i) Adjusted LIBOR (the “LIBOR Floor”) (i.e., Adjusted LIBOR prior to adding any applicable interest rate margins thereto) requirement and (ii) ABR (the “ABR Floor”) (i.e., ABR prior to adding any applicable interest rate margins thereto) requirement.

B-I-2

EXHIBIT C

Project Ambience

Senior Unsecured Increasing Rate Bridge Facility

Summary of Principal Terms and Conditions2

Borrower:	Same as the “Borrower” under the First Lien Term Loan Facilities (the “Borrower”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Bridge Facility Administrative Agent:	Barclays will act as sole administrative agent (in such capacity, the “Bridge Facility Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors reasonably acceptable to the Initial Bridge Facility Lead Arrangers (as defined in the Commitment Letter) and the Borrower (such consent not to be unreasonably withheld or delayed), excluding any Disqualified Lender (together with the Initial Bridge Facility Lenders, the “Bridge Facility Lenders”), and will perform the duties customarily associated with such role.

Bridge Facility Lead Arrangers and Bridge Facility Joint Bookrunners:	Barclays, BofA Securities, DBSI, Wells Fargo Securities, BNPPSC, PNC Capital Markets and USB will act as joint lead arrangers (each in such capacity, a “Bridge Facility Lead Arranger” and, together, the “Bridge Facility Lead Arrangers”), and Barclays, BofA Securities, DBSI, Wells Fargo Securities, BNPPSC, PNC Capital Markets and USB will act as joint bookrunners (each in such capacity, a “Bridge Facility Joint Bookrunner” and, together, the “Bridge Facility Joint Bookrunners”), in each case for the Bridge Facility, and each will perform the duties customarily associated with such roles.

Syndication Agent, Documentation Agent or Co-Documentation Agents:	The Borrower may designate additional financial institutions, reasonably acceptable to the Initial Bridge Facility Lead Arrangers (such consent not to be unreasonably withheld or delayed), to act as syndication agent, documentation agent or co-documentation agent as provided in the Commitment Letter.

2 All capitalized terms used but not defined herein shall have the meaning given them in the Commitment Letter to which this Term Sheet is attached, including Exhibits A, B, D and E thereto.

Bridge Loans:	The Bridge Facility Lenders will make senior unsecured increasing rate bridge loans (the “Bridge Loans”, and the Bridge Facility Lenders’ commitments in respect thereof, the “Bridge Facility Commitments”) to the Borrower on the Closing Date in an aggregate principal amount of $500.0 million minus the amount of gross proceeds from any Takeout Securities issued on or prior to the Closing Date (the “Bridge Facility”).

Purpose:	The proceeds of the borrowing of the Bridge Loans will be used by the Borrower on the Closing Date, together with the proceeds from the issuance of the Takeout Securities (if any), borrowings under the Initial First Lien Term Facility and borrowings under the ABL Facility (limited as set forth in Exhibit D to the Commitment Letter), the proceeds from the Equity Contribution and cash on hand at the Target and its subsidiaries, solely to pay the Acquisition Funds and to fund any OID or upfront fees to the extent otherwise permitted below.

Ranking:	The Bridge Loans will rank equal in right of payment with the First Lien Term Loan Facilities and the ABL Facility and other senior indebtedness of the Borrower and will not be secured.

Bridge Guarantees:	All obligations of the Borrower under the Bridge Facility (the “Bridge Obligations”) will be unconditionally and irrevocably guaranteed jointly and severally by each Subsidiary Guarantor (as defined in Exhibit B to the Commitment Letter) but not Holdings, on a senior basis (such guarantees, the “Bridge Guarantees” and such guarantors, the “Guarantors”). The Bridge Guarantees will rank equal in right of payment with the guarantees of the First Lien Term Loan Facilities and the ABL Facility. The Bridge Guarantees will automatically be released upon the release of the corresponding guarantees of the First Lien Term Loan Facilities and the ABL Facility, with exceptions for repayment, termination or refinancing of the First Lien Term Loan Facilities and the ABL Facility.

Security:	None.

Maturity:

All Bridge Loans will have an initial maturity date that is the one-year anniversary of the Closing Date (the “Bridge Loan Maturity Date”), which shall be extended as provided below. If any of the Bridge Loans have not been previously repaid in full on or prior to the Bridge Loan Maturity Date, such Bridge Loans shall automatically be extended into senior unsecured term loans (each an “Extended Term Loan”) due on the date that is eight years after the Closing Date (the “Extended Bridge Maturity Date”) and having the terms set forth on Annex I to this Exhibit C to the Commitment Letter. The date on which Bridge Loans are extended as Extended Term Loans is referred to as the “Extension Date”. On the Extension Date and on the 15th calendar day of each month thereafter (or the immediately succeeding business day if such calendar day is not a business day), at the option of the applicable Bridge Facility Lenders, the Extended Term Loans may be exchanged in whole or in part for senior unsecured exchange notes (the “Exchange Notes”) having an equal principal amount and having the terms set forth in Annex II to this Exhibit C; provided that

(a)           no Exchange Notes shall be issued until the Borrower shall have received requests to issue an aggregate of at least $200.0 million in aggregate principal amount of Exchange Notes, and

(b)           no subsequent Exchange Notes shall be issued until the Borrower shall have received additional requests to issue at least $200.0 million in aggregate principal amount of additional Exchange Notes or, if less, the remaining amount of Extended Term Loans.

The Extended Term Loans will be governed by the provisions of the Bridge Facility Documentation (as hereinafter defined) and will have the same terms as the Bridge Loans except as set forth on Annex I to this Exhibit C. The Exchange Notes will be issued pursuant to an indenture that will have the terms set forth on Annex II to this Exhibit C.

The Bridge Loans, Extended Term Loans and the Exchange Notes shall rank equal in right of payment for all purposes.

Interest Rates:

Interest on the Bridge Loans for the first 3-month period commencing on the Closing Date shall be payable at LIBOR (as defined below) for U.S. dollars (for interest periods of 1, 3 or 6 months, as selected by the Borrower) plus 700 basis points per annum (the “Initial Margin”). Thereafter, subject to the Total Cap (as defined in the Fee Letter), interest shall be payable at prevailing LIBOR for the interest period selected by the Borrower plus the Applicable Margin (as defined below) and shall increase by an additional 50 basis points at the beginning of each 3-month period subsequent to the initial 3-month period for so long as the Bridge Loans are outstanding (except on the Extension Date) (the Initial Margin plus each 50 basis point increase therein described above, the “Applicable Margin”). “LIBOR” means the London interbank offered rate for U.S. dollars; provided that, for purposes hereof, LIBOR shall not be less than 0.00% per annum.

Notwithstanding anything to the contrary set forth above, at no time, other than as provided under the heading “Default Rate” below, shall the per annum yield on the Bridge Loans exceed the amount specified in the Fee Letter in respect of the Bridge Facility as the “Total Cap”.

Upon the occurrence of a Demand Failure Event (as defined in the Fee Letter), the outstanding Bridge Loans shall automatically and immediately begin to accrue interest at the Total Cap.

Following the Bridge Loan Maturity Date, all outstanding Extended Term Loans will accrue interest at a rate equal to the Total Cap.

Interest Payments:	Interest on the Bridge Loans will be payable in arrears at the end of each interest period and, for interest periods of greater than 3 months, every three months, and on the Bridge Loan Maturity Date. Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days.

Default Rate:

Subject to applicable law, during the continuance of any payment or bankruptcy event of default under the Bridge Facility Documentation only, with respect to overdue principal, at the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), at the interest rate applicable to ABR loans, plus 2.00% per annum, which, in each case, shall be payable on demand.

Notwithstanding anything to the contrary set forth herein, in no event shall any cap or limit on the yield or interest rate payable with respect to the Bridge Loans, Extended Term Loans or Exchange Notes affect the payment of any default rate of interest in respect of any Bridge Loan, Extended Term Loans or Exchange Notes.

Mandatory Prepayment:

The Borrower will be required to prepay the Bridge Loans on a pro rata basis at 100% of the outstanding principal amount thereof plus accrued and unpaid interest with:

(a)          subject to the limitation set forth in clause (n) under the “Securities Demand” provisions of the Fee Letter with regard to any requirement to apply prepayments ratably to all Bridge Loans, the net cash proceeds from the issuance of the Notes and other Takeout Securities (which shall be used to prepay the Bridge Loans in full prior to being applied to the repayment of other indebtedness); provided that, in the event any Bridge Facility Lender or affiliate of a Bridge Facility Lender purchases debt securities from the Borrower pursuant to a permitted securities demand at an issue price above the price at which such Bridge Facility Lender or affiliate has reasonably determined such debt securities can be resold by such Bridge Facility Lender or affiliate to a bona fide third party at the time of such purchase (and notifies the Borrower thereof), the net cash proceeds received by the Borrower in respect of such debt securities may, at the option of such Bridge Facility Lender or affiliate, be applied first to prepay the Bridge Loans of such Bridge Facility Lender or affiliate (provided that, if there is more than one such Bridge Facility Lender or affiliate then such net cash proceeds will be applied pro rata to prepay the Bridge Loans of all such Bridge Facility Lenders or affiliates in proportion to such Bridge Facility Lenders’ or affiliates' principal amount of debt securities purchased from the Borrower) prior to being applied to prepay the Bridge Loans held by other Bridge Facility Lenders;

(b)          the net cash proceeds from the issuance of any Refinancing Debt (to be defined) of the Bridge Facility by the Borrower or any of its restricted subsidiaries (which shall be used to prepay the Bridge Loans in full prior to being applied to the repayment of other indebtedness); and

(c)          the net cash proceeds from non-ordinary course asset sales or dispositions or receipt of net cash proceeds of insurance resulting from a casualty or condemnation event, in either case by the Borrower or any of its restricted subsidiaries, in each case in excess of amounts either reinvested in accordance with the First Lien Term Loan Facilities Documentation (as defined in Exhibit B to the Commitment Letter) or required to be paid to the lenders under the First Lien Term Loan Facilities, the ABL Facility and/or the holders of certain other indebtedness; provided, that each of the foregoing clauses (ii) and (iii) above will include exceptions and baskets substantially consistent with the Bridge Facility Precedent Documentation (as defined below), after giving effect to the Bridge Facility Documentation Considerations (as defined below), and in any event in the case of clause (iii), will be on terms no less favorable to the Borrower than those set forth in the First Lien Term Loan Facilities Documentation.

The Borrower will also be required to offer to prepay the Bridge Loans following the occurrence of a change of control (to be defined in a manner substantially consistent with the Bridge Facility Precedent Documentation, after giving effect to the Bridge Facility Documentation Considerations) at 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repayment. These mandatory prepayment provisions will not apply to the Extended Term Loans.

Optional Prepayment:	The Bridge Loans may be prepaid, in whole or in part, at par plus accrued and unpaid interest upon not less than three business days’ prior written notice, at the option of the Borrower at any time, subject to reimbursement of the Bridge Facility Lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings, other than on the last day of the relevant interest period. In the event of a Demand Failure Event, except as otherwise limited by the provisions set forth in the section of the Fee Letter entitled “Securities Demand”, the Bridge Loans shall be subject to the “Optional Redemption” provisions applicable to the Exchange Notes.

Conditions to Borrowing:

The availability of the borrowing under the Bridge Facility on the Closing Date will be subject solely to:

(a)          the applicable conditions set forth in Exhibit E to the Commitment Letter,

(b)          delivery of a customary borrowing notice (subject to the Limited Conditionality Provisions, which, for the avoidance of doubt, means that any such notice shall not include any representation or statement as to the absence (or existence) of any default or event of default or a bring down of any representations and warranties), and

(c)           the accuracy of representations and warranties in all material respects (subject to the Limited Conditionality Provisions).

Bridge Facility Documentation:

The definitive financing documentation for the Bridge Facility (the “Bridge Facility Documentation”) shall initially be drafted by counsel for the Sponsor and shall contain the terms set forth in this Exhibit C and, to the extent any other terms are not expressly set forth in this Exhibit C, will:

(a)          be negotiated in good faith within a reasonable time period to be determined based on the expected Closing Date taking into account the timing of the syndication of the Bridge Facility and the marketing of the Notes and the pre-closing requirements of the Acquisition Agreement and

(b)          contain such other terms (but no other conditions) as the Borrower and the Initial Bridge Facility Lead Arrangers shall reasonably agree; it being understood and agreed that the Bridge Facility Documentation shall

(i)            be substantially consistent with that certain Indenture, dated as of October 29, 2020 (as amended, supplemented or otherwise modified through the Original Signing Date, the “Bridge Facility Precedent Documentation”) among MPH Acquisition Holdings LLC, the other Guarantors party thereto and Wilmington Trust, National Association as Trustee; provided that, for the avoidance of doubt, ‘Consolidated EBITDA’ shall be as defined in a manner consistent with the manner in which it is defined in the First Lien Term Loan Facilities Documentation;

(ii)           be substantially consistent with the related guarantee agreements, purchase agreements and/or underwriting agreements executed and/or delivered in connection therewith, and

(iii)          contain terms and provisions (including financial definitions) no less favorable to the Restricted Group than those contained, except as set forth under “Covenants” below and “Mandatory Prepayment” above, in the First Lien Term Loan Facilities Documentation; and as such Bridge Facility Precedent Documentation shall be further modified by the terms set forth herein and subject to:

(A)          materiality qualifications and other exceptions that give effect to and/or permit the Acquisition,

(B)           certain baskets, thresholds and exceptions that are to be agreed in light of the Consolidated EBITDA (as defined in Exhibit B), total assets and leverage level of the Borrower and its subsidiaries, after giving effect to the Transactions,

(C)          such other modifications to reflect the operational and strategic requirements of the Restricted Group (after giving effect to the Transactions) in light of its size, industry (and risks and trends associated therewith), geographic locations, businesses, business practices, operations, financial accounting, the disclosure schedules to the Acquisition Agreement and the Projections,

(D)          modifications to reflect changes in law or accounting standards since the date of the Bridge Facility Precedent Documentation,

(E)           modifications to reflect a loan agreement rather than an indenture, and

(F)           modifications to reflect the reasonable operational and administrative agency requirements of the Bridge Facility Administrative Agent.

To the extent that any representations and warranties made on, or as of, the Closing Date (or a date prior thereto) are qualified by or subject to “Material Adverse Effect”, for the purposes of such representations and warranties, the definition thereof shall be “Company Material Adverse Effect” as defined in the Acquisition Agreement. This paragraph shall be referred to as the “Bridge Facility Documentation Considerations”).

Representations and Warranties:	The Bridge Facility Documentation will contain representations and warranties substantially consistent with (and, in any event, no less favorable to the Borrower than) those representations and warranties contained in the First Lien Term Loan Facilities Documentation, including as to exceptions and qualifications.

Covenants:	The Bridge Facility Documentation will contain such affirmative and negative covenants with respect to the Borrower and its restricted subsidiaries as are substantially consistent with the Bridge Facility Precedent Documentation after giving effect to the Bridge Facility Documentation Considerations (and shall include, in any event, a limitation on restrictions on subsidiary distributions, subject to exceptions consistent with the Bridge Facility Precedent Documentation); it being understood and agreed that the covenants of the Bridge Loans (and the Extended Term Loans and the Exchange Notes) will be incurrence-based covenants customary for Rule 144A “for life” high yield transactions and otherwise consistent with the Bridge Facility Precedent Documentation after giving effect to the Bridge Facility Documentation Considerations and in any event will be no less favorable to the Borrower than those contained in the First Lien Term Loan Facilities Documentation (taking into account the unsecured nature of the Bridge Facility), including as to exceptions and qualifications. Prior to the Bridge Loan Maturity Date, the debt incurrence, liens and restricted payment covenants of the Bridge Loans may be more restrictive than those of the Extended Term Loans and the Exchange Notes, as reasonably agreed by the Initial Bridge Facility Lead Arrangers and the Borrower.

Financial Maintenance Covenants:	None.

Events of Default:	Limited to: nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross payment default at maturity and cross acceleration to material indebtedness; bankruptcy or insolvency of the Borrower or its significant restricted subsidiaries; material monetary judgments; ERISA events; and actual or asserted invalidity of guarantees, consistent in each case with the Bridge Facility Precedent Documentation after giving effect to the Bridge Facility Documentation Considerations and in any event will be no less favorable to the Borrower than those in the First Lien Term Loan Facilities Documentation, including as to exceptions, qualifications and grace periods.

Cost and Yield Protection:	The Bridge Facility Documentation will include customary tax gross-up, cost and yield protection provisions substantially consistent with those set forth in the First Lien Term Loan Facilities Documentation.

Assignments and Participation:

After the Closing Date, Bridge Facility Lenders will be permitted to assign (other than to Disqualified Lenders and natural persons) Bridge Loans after the Closing Date without the consent of the Borrower; provided that the Bridge Facility Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with provisions hereof relating to disqualified lenders; provided, furhter, that prior to the date that is one year after the Closing Date and so long as a Demand Failure Event has not occurred and no payment or bankruptcy event of default (with respect to the Borrower) shall have occurred and be continuing, the consent of the Borrower shall be required with respect to any assignment (such consent not to be unreasonably withheld or delayed) if, subsequent thereto, the Initial Bridge Facility Lenders (together with their affiliates) would hold, in the aggregate, less than 51% of the outstanding Bridge Loans; provided that, that Borrower will be deemed to have consented to an assignment of Bridge Loans if it has not responded to a request for consent to such assignment within 15 business days after receipt of written request thereof.

The Bridge Facility Lenders will have the right to participate their Bridge Loans to other financial institutions without restriction, other than customary voting limitations. Participants will have the same benefits as the selling Bridge Facility Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs, subject to customary limitations and restrictions.

The Bridge Facility Documentation shall provide that Bridge Loans may be purchased by the Sponsor and its affiliates (other than Holdings, the Borrower and its restricted subsidiaries) on terms and conditions consistent with the First Lien Term Loan Facilities Documentation; provided that any Bridge Loans held by the Sponsor or any of its affiliates shall be capped at 25% of the amount of the Bridge Loans outstanding at the time of such assignment.

Voting:

Amendments and waivers of the Bridge Facility Documentation will require the approval of Bridge Facility Lenders holding more than 50% of the then outstanding Bridge Loans, except that

(a)          the consent of each directly and adversely affected Bridge Facility Lender (but not the consent of Bridge Facility Lenders holding more than 50% of the then outstanding Bridge Loans or of any other majority or required percentage of the Bridge Facility Lenders of any facility or tranche, or any other Lenders) will be required for

(i)              reductions or forgiveness of principal, premium (if any) or interest or the amount of any fee owed to such Bridge Facility Lender,

(ii)             extensions of the Bridge Loan Maturity Date (except as provided under “Maturity” above) or the Extended Bridge Maturity Date,

(iii)            additional restrictions on the right to exchange Extended Term Loans for Exchange Notes or any amendment of the rate of such exchange, and

(iv)            any amendment to the Exchange Notes that requires (or would, if any Exchange Notes were outstanding, require) the approval of all holders of Exchange Notes, and

(b)       the consent of 100% of the Bridge Facility Lenders will be required with respect to

(i)              modifications to any of the voting percentages, and

(ii)             subject to certain exceptions substantially consistent with the Bridge Facility Documentation Considerations, releases of all or substantially all of the value of the Bridge Guarantees (other than in connection with any release or sale of the relevant Guarantor permitted by the Bridge Facility Documentation or the First Lien Term Loan Facilities Documentation).

Expenses and Indemnification:	Same as under Exhibit B to the Commitment Letter.

Confidentiality:	Customary confidentiality provisions consistent with the Bridge Precedent Documentation, which shall include, in any event, exceptions consistent with those set forth in the Commitment Letter.

Governing Law and Forum:	State of New York.

Counsel to the Bridge Facility Administrative Agent, Bridge Facility Lead Arrangers and Bridge Facility Joint Bookrunners:	Cahill Gordon & Reindel LLP.

ANNEX I to EXHIBIT C

Extended Term Loans

Maturity:	The Extended Term Loans will mature on the date that is eight years after the Closing Date.

Interest Rate:	The Extended Term Loans will bear interest at an interest rate per annum (the “Extended Term Loan Interest Rate”) equal to the Total Cap. Interest shall be payable on the last day of each fiscal quarter of the Borrower and on the Extended Maturity Date, in each case payable in arrears and computed on the basis of a 360 day year.

Default Rate:	Subject to applicable law, during the continuance of any payment or bankruptcy event of default under the Extended Term Loan documentation only, with respect to overdue principal, at the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), at the interest rate applicable to ABR loans, plus 2.00% per annum, which, in each case, shall be payable on demand.

Ranking:	Same as the Bridge Loans.

Guarantees:	Same as the Bridge Loans.

Security:	None.

Covenants, Defaults and Mandatory Prepayments:	Upon and after the Extension Date, the covenants, mandatory prepayments (or mandatory redemptions in lieu thereof) (other than with respect to a change of control, with respect to which the provisions of the Bridge Loans will apply) and defaults that would be applicable to the Exchange Notes, if issued, will also be applicable to the Extended Term Loans in lieu of the corresponding provisions of the Bridge Facility Documentation.

Optional Prepayment:	The Extended Term Loans may be prepaid, in whole or in part, at par, plus accrued and unpaid interest upon not less than one business day’s prior written notice, at the option of the Borrower at any time.

Governing Law and Forum:	State of New York.

C-I-1

ANNEX II to EXHIBIT C

Exchange Notes

Issuer:	The Borrower will issue the Exchange Notes under an indenture. The Borrower, in its capacity as the issuer of the Exchange Notes, is referred to as the “Issuer”. In addition, if the Issuer is not a corporation, there shall at all times be a joint and several co-issuer of the Exchange Notes that is a corporation and is a wholly owned restricted subsidiary of the Issuer.

Principal Amount:	The Exchange Notes will be available only in exchange for the Extended Term Loans on the Extension Date and on the 15th calendar day of each month thereafter (or the immediately succeeding business day if such calendar day is not a business day). The principal amount of any Exchange Note will equal 100% of the aggregate principal amount of the Extended Term Loan for which it is exchanged. In the case of a partial exchange, the minimum amount of Extended Term Loans to be exchanged for Exchange Notes will be $200.0 million.

Maturity:	The Exchange Notes will mature on the date that is eight years after the Closing Date.

Interest Rate:	The Exchange Notes will bear interest payable semi-annually in arrears, at a rate equal to the Total Cap.

Default Rate:	During the continuance of any payment or bankruptcy event of default under the Exchange Notes documentation only, overdue principal, interest, fees and other amounts shall bear interest at the applicable interest rate plus 2.00% per annum.

Ranking:	Same as the Bridge Loans and Extended Term Loans.

Guarantees:	Same as the Bridge Loans and Extended Term Loans.

Security:	None.

Offer to Purchase from Asset Sale Proceeds:	The Issuer will be required to make an offer to repurchase the Exchange Notes (and, if outstanding, prepay the Extended Term Loans) on a pro rata basis, which offer shall be at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase with the net cash proceeds from non-ordinary course asset sales or dispositions or receipt of net cash proceeds of insurance resulting from a casualty or condemnation event, in either case by the Issuer or any of its restricted subsidiaries in excess of amounts to be agreed and amounts either reinvested or required to be paid to the lenders under the First Lien Term Loan Facilities or to holders of certain other indebtedness, with such proceeds being applied to the Extended Term Loans, the Exchange Notes and the Takeout Securities in a manner to be agreed, subject to other exceptions and baskets substantially consistent with the Bridge Facility Precedent Documentation after giving effect to the Bridge Facility Documentation Considerations.

C-II-1

Offer to Purchase upon Change of Control:	The Issuer will be required to make an offer to repurchase the Exchange Notes following the occurrence of a change of control (to be defined in a manner substantially consistent with the Bridge Facility Precedent Documentation after giving effect to the Bridge Facility Documentation Considerations) at a price in cash equal to 101% (or 100% in the case of Exchange Notes held by the Commitment Parties or their respective affiliates other than asset management affiliates purchasing securities in the ordinary course of their business (“Asset Management Affiliates”)), and excluding Exchange Notes acquired pursuant to bona fide open market purchases from third parties or market activities (“Repurchased Securities”), of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase unless the Issuer shall redeem such Exchange Notes pursuant to the “Optional Redemption” section below.

Optional Redemption:	Except as set forth in the next two succeeding paragraphs, the Exchange Notes will be non-callable until the third anniversary of the Closing Date. Thereafter, each such Exchange Note will be callable at par plus accrued interest plus a premium equal to 75.0% of the coupon on such Exchange Note during the fourth year after the Closing Date, 50.0% of the coupon on such Exchange Note during the fifth year after the Closing Date and 25.0% of the coupon on such Exchange Note during the sixth year after the Closing Date, which call premiums shall decline to zero on the sixth anniversary of the Closing Date.

Prior to the third anniversary of the Closing Date, the Issuer may redeem such Exchange Notes pursuant to customary make-whole provisions (calculated as of any redemption date using a discount rate equal to the yield to maturity of a U.S. Treasury security with a constant maturity most nearly equal to the period between such redemption date and the third anniversary of the Closing Date (or, if such period is less than one year, the weekly average yield on traded U.S. Treasury securities adjusted to a constant maturity of one year) plus 50 basis points).

Prior to the third anniversary of the Closing Date, the Issuer may redeem up to 40.0% of such Exchange Notes with an amount equal to proceeds from any equity offering at a price equal to par plus the coupon plus accrued interest on such Exchange Notes on terms consistent with the Bridge Facility Documentation Considerations.

C-II-2

The optional redemption provisions will be otherwise customary for Rule 144A “for life” high yield transactions and substantially consistent with the Bridge Facility Precedent Documentation after giving effect to the Bridge Facility Documentation Considerations. Prior to a Demand Failure Event, any Exchange Notes held by the Initial Bridge Facility Lenders or their respective affiliates (other than Asset Management Affiliates) and excluding Repurchased Securities, shall be redeemable at any time and from time to time at the option of the Borrower at a redemption price equal to par plus accrued and unpaid interest to the redemption date.

Defeasance and Discharge Provisions:	Consistent with the Bridge Facility Precedent Documentation after giving effect to the Bridge Facility Documentation Considerations.

Modification:	Consistent with the Bridge Facility Precedent Documentation after giving effect to the Bridge Facility Documentation Considerations.

Registration Rights:	None.

Right to Transfer Exchange Notes:	The holders of the Exchange Notes shall have the absolute and unconditional right to transfer such Exchange Notes in compliance with applicable law to any third parties.

Covenants:	Such affirmative and negative covenants with respect to the Borrower and its restricted subsidiaries customary for Rule 144A “for life” high yield transactions and substantially consistent with the Bridge Facility Precedent Documentation after giving effect to the Bridge Facility Documentation Considerations (but in any event no less favorable to the Borrower and the restricted subsidiaries than those contained in the First Lien Term Loan Facilities Documentation (except with respect to the reporting covenant, which shall be substantially consistent with the Bridge Facilities Precedent Documentation), but taking into account the unsecured nature of the Bridge Facility), with the modifications described under the heading “Covenants” in Exhibit C to the Commitment Letter) except the negative covenants will utilize the Senior Secured Leverage Ratio in lieu of the First Lien Secured Leverage Ratios set forth in Exhibit B of the Commitment Letter set a Senior Secured Leverage Ratio of 5.00x (the “Bridge Secured Leverage Ratio”), and the “AA Builder” (as defined in Exhibit B to the Commitment Letter) will be based on a 50% of CNI builder (i.e. clause (b)(ii) thereof)

Events of Default:	Consistent with the Bridge Facility Precedent Documentation after giving effect to the Bridge Facility Documentation Considerations.

Governing Law and Forum:	State of New York.

C-II-3

EXHIBIT D

Project Ambience
ABL Facility
Summary of Principal Terms and Conditions 3

Borrower:	Same as under the First Lien Term Loan Facilities.
Co-Borrowers:	In addition to the Borrower, certain of the ABL Facility Guarantors (as defined below), other than Holdings, shall be co-borrowers with the Borrower in respect of the ABL Facility and shall be jointly and severally liable for the ABL Facility Secured Obligations (as defined below) (together with the Borrower, each a “Co-Borrower” and, together, the “Co-Borrowers”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.
ABL Facility Administrative Agent and Collateral Agent:

Bank of America will act as sole administrative agent and sole collateral agent (in such capacities, the “ABL Facility Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors reasonably acceptable to the Initial ABL Facility Lead Arrangers (as defined In the Commitment Letter) and the Borrower (such consent not to be unreasonably withheld or delayed), excluding any Disqualified Lender (together with the Initial ABL Facility Lenders, the “Initial ABL Facility Lenders” and, together with the First Lien Term Loan Lenders and the Bridge Facility Lenders, the “Lenders”), and will perform the duties customarily associated with such roles.

ABL Facility Lead Arrangers and ABL Facility Joint Bookrunners:

BofA Securities, Barclays, DBSI, Wells Fargo Securities, BNPPSC, PNC Capital Markets, and USB, will act as joint lead arrangers (each in such capacity, an “ABL Facility Lead Arranger” and, together, the “ABL Facility Lead Arrangers”), and BofA Securities, Wells Fargo Securities, Barclays, PNC Capital Markets, USB, DBSI and BNPPSC will act as joint bookrunners (each in such capacity, an “ABL Facility Joint Bookrunner” and, together, the “ABL Facility Joint Bookrunners”), in each case for the ABL Facility, and each will perform the duties customarily associated with such roles.

Syndication Agent, Documentation Agent or Co-Documentation Agents:	The Borrower may designate additional financial institutions, reasonably acceptable to the ABL Facility Lead Arrangers (such consent not to be unreasonably withheld or delayed), to act as syndication agent, documentation agent or co-documentation agent as provided in the Commitment Letter.

3           All capitalized terms used but not defined herein shall have the meaning given them in the Commitment Letter to which this Term Sheet is attached, including Exhibits A, B, C, and E thereto.

ABL Facility:

A senior secured asset-based revolving credit facility (together with the swingline facility referred to below, the “ABL Facility”) in an aggregate principal amount of $400.0 million.  Commitments under the ABL Facility are referred to as “ABL Facility Commitments”.  The loans thereunder, together with (unless the context otherwise requires) the swingline borrowings referred to below, are collectively referred to as “ABL Loans” and, together with the First Lien Term Loans and the Bridge Loans, the “Loans”. The ABL Facility shall be made available in U.S. Dollars.

Swingline Loans:

In connection with the ABL Facility, Bank of America (in such capacity, the “Swingline Lender”) will make available to the Borrower swingline facilities under the ABL Facility under which the Borrower may make short-term borrowings in U.S. Dollars upon same-day notice (in minimum amounts to be mutually agreed upon and integral multiples to be agreed upon) in an amount to be agreed.  Except for purposes of calculating the commitment fee described below, any such swingline borrowings will reduce availability under the ABL Facility on a dollar-for-dollar basis.

Upon notice from the Swingline Lender, ABL Facility Lenders will be unconditionally obligated to purchase participations in any swingline loan under the ABL Facility pro rata based upon their ABL Facility Commitments.

If any ABL Facility Lender becomes a Defaulting Lender (as defined in the First Lien Term Loan Facilities Precedent Documentation (as defined in Exhibit B to the Commitment Letter)), then the swingline exposure of such Defaulting Lender will automatically be reallocated among the non-Defaulting Lenders pro rata in accordance with their applicable ABL Facility Commitments up to an amount such that the applicable revolving credit exposure of such non-Defaulting Lender does not exceed its applicable ABL Facility Commitments. In the event such reallocation does not fully cover the exposure of such Defaulting Lender, the Swingline Lender may require the Borrower to repay such “uncovered” exposure in respect of the applicable swingline loans and will have no obligation to make new swingline loans to the extent such swingline loans would cause the total usage under the ABL Facility to exceed the applicable ABL Facility Commitments of the non-Defaulting Lenders.

Incremental ABL Facilities:

The ABL Facility Documentation (as defined below) will permit the Borrower to increase commitments under the ABL Facility (any such increase, an “Incremental ABL Facility”) or to add new senior secured “first-in/ last-out” or “last-out” revolving facilities in an amount equal to the sum of:

(A)       the greater of (1) the greater of (x) $310.0 million and (y) 100.0% of Consolidated EBITDA for the most recently completed four fiscal quarter period for which internal financial statements are available and (y) the amount by which pro forma Borrowing Base (as defined below) capacity exceeds the aggregate commitments under the ABL Facility; plus

(B) the aggregate amount of any permanent reductions in the ABL Facility Commitments after the Closing Date and prior to such time, other than those funded with the proceeds of long-term indebtedness;

so long as:

(i)         no event of default under the ABL Facility Documentation has occurred and is continuing or would exist after giving effect thereto and the representations and warranties shall be accurate in all material respects; provided that any Incremental ABL Facility in the form of a “first-in/ last-out” or “last-out” facility may be subject to the Limited Condition Transaction Provisions (as defined in Exhibit B to the Commitment Letter) or, in the case of a Permitted Acquisition, investment (including any investment in new stores, facilities or projects) or other similar transaction or any repayment, prepayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of indebtedness or of equity, that in the case of equity, require irrevocable notice in advance thereof, no Specified Default;

(ii)        the maturity date of such Incremental ABL Facility shall be the same as the maturity date of the ABL Facility being increased and such Incremental ABL Facility shall not require any scheduled amortization or mandatory commitment reduction prior to the final maturity date of the ABL Facility; provided, that, any Incremental ABL Facility in the form of a “first-in/ last-out” or “last-out” facility may have a maturity date that is later than the maturity date of the ABL Facility;

(iii)       pricing for any Incremental ABL Facility in the form of a last-out facility shall be on terms as agreed with the new lenders, with no “MFN”;

(iv)       with respect to pricing for any Incremental ABL Facility not in the form of a “first-in/ last-out” or “last-out” facility, such pricing shall be on the same terms as the pricing for the ABL Facility; provided, that, if required to consummate an Incremental ABL Facility, the pricing, interest rate margins, rate floors and undrawn fees on the ABL Facility may be increased for all ABL Facility Lenders, but additional upfront or similar fees may be payable to the Lenders participating in the Incremental ABL Facility (without any requirement to pay such amounts to any existing ABL Facility Lenders);

(v)        there shall be no obligor in respect of any Incremental ABL Facility that is not a Borrower or a Guarantor and no Incremental ABL Facility shall be secured by any assets that do not constitute Collateral; and

(vi)       any Incremental ABL Facility shall be on terms and pursuant to documentation applicable to the ABL Facility, except in the case of an Incremental ABL Facility in the form of a “first-in/last-out” or “last-out” facility, which shall have terms substantially similar to the ABL Facility or otherwise reasonably satisfactory to the ABL Facility Administrative Agent; provided that so long as agreed to among the Borrower and the lenders providing such facility (and not any other person, including the ABL Facility Administrative Agent), any such “first-in/last-out” or “last-out” facility may have terms related to pricing, interest rate margins, discounts, premiums, rate floors, delayed draw mechanics, currency types and denominations, prepayment terms or provisions, fees and maturity and subordination in the “default waterfall” and, so long as the advance rates with respect to any such facility when aggregated with the advance rates in respect of the ABL Facility do not exceed 100%, the advance rates of the facility (including the term or revolving nature of the facility) that, in any such case differ from the ABL Facility

The Borrower may (but is not obligated to) seek commitments in respect of any Incremental ABL Facility from existing ABL Facility Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and from additional banks, financial institutions and other institutional lenders or investors who will become ABL Facility Lenders in connection therewith (“Additional ABL Facility Lenders”); provided that the ABL Facility Administrative Agent, the Swingline Lender and the Issuing Banks shall have consent rights (not to be unreasonably withheld or delayed) solely with respect to such Additional ABL Facility Lender, if such consent would be required under the heading “Assignments and Participations” for an assignment of loans or commitments, as applicable, to such Additional ABL Facility Lender.

Purpose:	The letters of credit and proceeds of borrowings under the ABL Facility (except as set forth below) may be used by the Borrower and its subsidiaries for working capital and other general corporate purposes, including the financing of permitted acquisitions and other permitted investments and permitted dividends and other distributions on account of the capital stock of the Borrower and any other use not prohibited by the ABL Facility Documentation, and, to the extent permitted under “Availability” below, to finance a portion of the Acquisition Funds.

Availability:

The ABL Facility will be available on (subject to the limitations set forth in the next two succeeding sentences) and after the Closing Date and at any time prior to the final maturity of the ABL Facility. The ABL Facility will be made available on the Closing Date in an amount, so long as Availability (as defined below), after giving effect to any borrowings under the ABL Facility on the Closing Date, is greater than zero, sufficient to:

(a)      fund any OID or upfront fees required to be funded on the Closing Date with respect to the Initial First Lien Term Loan Facility and/or the Takeout Securities in connection with the exercise of the “Market Flex Provisions” in the Fee Letter and/or the exercise of the “Securities Demand” provisions of the Fee Letter,

(b)        fund any working capital requirements of the Borrower and its subsidiaries (including the Target and their subsidiaries) on the Closing Date,

(c)        cash collateralize or backstop certain existing letters of credit outstanding under the Existing ABL Credit Agreement, and

(d)        fund a portion of the Acquisition Funds in an aggregate amount not in excess of $40.0 million.

Additionally, letters of credit issued under the Existing ABL Credit Agreement or under other facilities no longer available to the Target and its subsidiaries as of the Closing Date (the “Existing Letters of Credit”) may be “rolled over” on the Closing Date and/or new letters of credit may be issued on the Closing Date in order to, among other things, backstop or replace letters of credit outstanding on the Closing Date under such facilities. Otherwise, letters of credit and ABL Loans will be available at any time prior to the final maturity of the ABL Facility, in minimum principal amounts to be agreed upon. Amounts repaid under the ABL Facility may be reborrowed.

Interest Rates and Fees:	As set forth on Annex I to this Exhibit D.
Default Rate:	Subject to applicable law, during the continuance of any payment or bankruptcy event of default under the ABL Facility Documentation only, with respect to overdue principal, at the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), at the interest rate applicable to ABR loans (as defined in Annex I to this Exhibit D), plus 2.00% per annum, which, in each case, shall be payable on demand.

Letters of Credit:

An aggregate amount of no less than an amount to be agreed of the ABL Facility (the “LC Facility”) will be available to the Borrower for the purpose of issuing letters of credit, with amounts to be made available to be used in U.S. Dollars. The LC Facility will be available to be issued by Bank of America, Barclays, DBNY, Wells Fargo Bank, BNPP, PNC Bank, UBS and/or by one or more other ABL Facility Lenders who agree to issue such letters of credit and who are reasonably acceptable to the Borrower and the ABL Facility Administrative Agent, in each case, with individual sublimits to be agreed based upon the amount of such ABL Facility Lenders’ commitments as of the Closing Date (each, an “Issuing Bank”). No Issuing Bank shall be required to issue trade or commercial letters of credit or bank guarantees without its prior written consent. Each letter of credit shall expire not later than the earlier of

(a)          12 months after its date of issuance, and

(b)         the third business day prior to the final maturity of the ABL Facility; provided that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above), except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank. The face amount of any outstanding letter of credit (and, without duplication, any unpaid drawing in respect thereof) will reduce availability under the ABL Facility on a dollar-for-dollar basis. The issuance of all letters of credit shall be subject to the customary policies and procedures of the relevant Issuing Banks.

Drawings under any letter of credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of ABL Loans under the ABL Facility) within one business day after notice of such drawing is received by the Borrower from the relevant Issuing Bank (with interest payable thereon as customarily provided).  The ABL Facility Lenders will be irrevocably and unconditionally obligated to acquire participations in each letter of credit issued under the ABL Facility, pro rata in accordance with their ABL Facility Commitments, and to fund such participations in the event the Borrower does not reimburse an Issuing Bank for drawings within the time period specified above.

If any ABL Facility Lender becomes a Defaulting Lender, then the letter of credit exposure of such Defaulting Lender will automatically be reallocated among the non-Defaulting Lenders under the applicable ABL Facility pro rata in accordance with their applicable ABL Facility Commitments up to an amount such that the applicable revolving credit exposure of such non-Defaulting Lender does not exceed its applicable ABL Facility Commitments. In the event that such reallocation does not fully cover the letter of credit exposure of such Defaulting Lender, the applicable Issuing Bank may require the Borrower to cash collateralize such “uncovered” exposure in respect of each outstanding letter of credit and will have no obligation to issue new letters of credit, or to extend, renew or amend existing letters of credit to the extent letter of credit exposure would exceed the applicable ABL Facility Commitments of the non-Defaulting Lenders, unless such “uncovered” exposure is cash collateralized to the Issuing Bank’s reasonable satisfaction.

Final Maturity and Amortization:	The ABL Facility will mature, and ABL Facility Commitments will terminate, on the date that is five years after the Closing Date. The ABL Facility will not be subject to amortization.

The ABL Facility Documentation shall contain customary “amend and extend” provisions (but not the other loan modification provisions),substantially consistent with those set forth in the First Lien Term Loan Precedent Documentation, pursuant to which any individual ABL Facility Lender may agree to extend the maturity date of their outstanding ABL Facility Commitments or ABL Facility Loans (which may include, among other things, an increase in the interest rates payable with respect to the loans under such facilities or the undrawn commitment fee payable with respect to such commitments which extensions or other loan modification offers shall not be subject to any “default stoppers”, financial tests or “most favored nation pricing provisions” or, unless requested by the Borrower, minimum extension condition provisions”) upon the request of the Borrower and without the consent of any other ABL Facility Lender (it is understood that

(i)           no existing ABL Facility Lender will have any obligation to commit to any such extension or modification, and

(ii)         each ABL Facility Lender under the class being extended or modified shall have the opportunity to participate in such extension or modification on the same terms and conditions as each other ABL Facility Lender under such class).

Borrowing Base:

The Borrowing Base (the “Borrowing Base”) at any time shall equal the sum (without duplication) of the following:

(a)         90.0% of the amount of eligible credit card accounts receivable of the Borrower and the other Co-Borrowers and the Guarantors, plus

(b)         85.0% of the amount of the other eligible accounts receivable of the Borrower and the other Co-Borrowers and the Guarantors, plus

(c)         90.0% (or 92.5% for any period of 120 consecutive days selected by the Borrower between August 1 and November 30 of each year) of the net appraised liquidation value of eligible inventory of the Borrower and the other Co-Borrowers and the Guarantors (including the Procurement Company (as defined in the Existing ABL Credit Agreement), subject to a cap to be agreed in the ABL Facility Documentation on the percentage of the Borrowing Base that can consist of in-transit inventory, plus

(d)       all Eligible Borrowing Base Cash (as defined below), subject to a cap of 20% of the Borrowing Base, minus

(e)        customary reserves (as described below).

Eligibility criteria shall be set forth in the ABL Facility Documentation in a manner consistent with the ABL Facility Documentation Considerations.

“Eligible Borrowing Base Cash” shall mean the amount of unrestricted cash and cash equivalents of the Borrower, the other Co-Borrowers and the Guarantors at such time (to the extent held in accounts subject to customary “control” agreements in favor of the ABL Facility Administrative Agent), subject to:

(a)        upon the request of the ABL Facility Administrative Agent (no more than once per month), the reporting of balances at any time when Excess Availability is below 20% of the Maximum Borrowing Amount (as defined below), and

(b)        reporting of updated account balances at any time when a Borrowing Base Certificate is delivered or when Availability or Excess Availability is tested in connection with a borrowing or measurement of satisfaction of the Payment Conditions.

The amount of Eligible Borrowing Base Cash included in the Borrowing Base at any time shall be based on current account balances on the relevant date of determination.

In connection with the consummation of any acquisition of a similar business or similar assets, the Borrower may submit a calculation of the Borrowing Base on a pro forma basis with adjustments to reflect such acquisition and the inclusion of the eligible credit card receivables, other eligible account receivables, eligible inventory, cash and other eligible assets so acquired in the Borrowing Base, and the Borrowing Base and availability under the ABL Facility shall be increased accordingly so long as, with respect to the portion thereof that would result in an increase in availability by more than 10 .0% in the aggregate for all assets acquired in such acquisition, the ABL Facility Administrative Agent shall have completed its review of such acquired assets, including receipt of new (or, if agreed to by the ABL Facility Administrative Agent, recently completed) collateral audits and appraisals as the ABL Facility Administrative Agent may require in its Permitted Discretion (as defined below) with respect to any such acquired assets (an “Acquired Asset Review”) on or before the 90th day following the acquisition thereof; it being understood that (i) the Borrower shall, for the avoidance of doubt, be allowed to utilize any increase in the Borrowing Base resulting from such adjustment for the purpose of funding the purchase of such acquired assets, (ii) if such additional assets are of a different type of collateral than the existing assets included in the Borrowing Base, such additional assets may be subject to different advance rates or eligibility criteria or may require the imposition of additional reserves with respect thereto as the ABL Facility Administrative Agent may in its Permitted Discretion require, (iii) for the avoidance of doubt, such acquired assets shall be included in the Borrowing Base until the 90th day following the acquisition thereof regardless of whether such Acquired Asset Review has been completed, (iv) if such Acquired Asset Review has not been completed on or before the 90th day following the acquisition thereof, such acquired assets may nevertheless be included in the Borrowing Base in an amount equal to 50% of the advance rate that would otherwise be applicable to such acquired assets and (v) if such Acquired Asset Review has not been completed on or before the 180th day following the acquisition thereof, the aggregate amount attributable to such acquired assets shall be reduced to zero until an Acquired Asset Review with respect to such acquired assets has been completed; provided, that, for the avoidance of doubt, if an Acquired Asset Review has been completed with respect to a portion of such acquired assets (the “Reviewed Assets”), but has not been completed with respect to all such acquired assets, then only the amount attributable to the acquired assets other than the Reviewed Assets shall be subject to the reduced advance rate pursuant to clause (iv) above or reduced to zero pursuant to this clause (v) (and the Reviewed Assets shall not be subject to such reduced advance rate or be so reduced).

The Borrowing Base will be computed by the Borrower monthly (or more frequently as the Borrower may elect; provided that if such election is exercised it must be continued until the date that is 30 days after such election), and a certificate (the “Borrowing Base Certificate”) presenting the Borrower’s computation of the Borrowing Base will be delivered to the ABL Facility Administrative Agent promptly, but in no event later than the 20th day following the end of each calendar month; provided, however, that during any Cash Dominion Period (which shall include during any period that a Specified Default is continuing), the Borrower will be required to compute the Borrowing Base and deliver a Borrowing Base Certificate on a weekly basis until the date on which such Cash Dominion Period (or such Specified Default is no longer continuing, whether due to cure or waiver or otherwise) is no longer continuing. Notwithstanding the foregoing, during any Closing Date Borrowing Base Period, any Borrowing Base Certificates shall be based on the Borrowing Base calculated pursuant to the Closing Date Borrowing Base Amount.

The ABL Facility Administrative Agent will have the right to establish and modify reserves against the Borrowing Base assets in its Permitted Discretion with five business days’ prior written notice to the Borrower (provided that such prior notice shall not be required during the continuance of an event of default). For purposes of the foregoing, “Permitted Discretion” means the ABL Facility Administrative Agent’s reasonable credit judgment in establishing reserves exercised in good faith in accordance with customary business practices for similar asset-based lending facilities, based upon its consideration of any factor that it reasonably believes

(a)       would adversely affect in a material respect the recovery value of the eligible credit card receivables, other eligible accounts receivable and the eligible inventory (including any applicable laws that may inhibit collection of an account receivable), the enforceability or priority of the ABL Facility Administrative Agent’s liens on assets included in the Borrowing Base, or the amount that the ABL Facility Administrative Agent, the ABL Facility Lenders or the Issuing Banks would likely receive in liquidation of any such eligible accounts, eligible borrowing base cash and eligible inventory, or

(b)       is evidence that any collateral report or financial information delivered by the Borrower,any Co-Borrower or any Guarantor is incomplete, inaccurate or misleading in any material respect.

In exercising such judgment, on and after the Closing Date, the ABL Facility Administrative Agent shall consider, without duplication, such factors already included in or tested by the definition of eligible inventory and eligible receivables as well as any of the following:

(a)       changes after the Closing Date in any material respect in demand for, pricing of, or product mix of inventory;

(b)       changes after the Closing Date in any material respect in any concentration of risk with respect to the Borrower’s, Co-Borrowers’ or Guarantors’ accounts; and

(c)       any other factors arising after the Closing Date that change in any material respect the credit risk of lending to the Borrower on the security of the eligible inventory or eligible receivables.

Any reserve established or modified by the ABL Facility Administrative Agent shall have a reasonable relationship to circumstances, conditions, events or contingencies that are the basis for such reserve, as reasonably determined, without duplication, by the ABL Facility Administrative Agent in good faith; provided that circumstances, conditions, events or contingencies existing or arising prior to the Closing Date, in each case, disclosed in writing in any field examination or appraisal delivered to the ABL Facility Administrative Agent in connection herewith or otherwise known to the ABL Facility Administrative Agent, in each case, prior to the Closing Date, shall not be the basis for any establishment of any reserves after the Closing Date unless otherwise agreed in writing by the Borrower on or prior to the Closing Date, unless such circumstances, conditions, events or contingencies shall have changed in a material respect since the Closing Date. In no event may the ABL Facility Administrative Agent modify or add to the “eligibility standards” in the definition of “eligible credit card receivables”, “eligible borrowing base cash”, “eligible accounts receivable” or “eligible inventory” in connection with the exercise of its Permitted Discretion (such definitions only to be permitted to be modified in accordance with the “Voting” provisions described below). Notwithstanding the foregoing, the ABL Facility Administrative Agent may establish reserves for ABL Facility Hedging/ Cash Management Arrangements (as defined below) in its Permitted Discretion on terms substantially consistent with the ABL Facility Precedent Documentation Considerations.

In the event that a field examination and/or inventory appraisal is not or cannot be completed and delivered prior to the Closing Date, for the period from the Closing Date until the 90th day after the Closing Date (or such earlier date when delivery of a satisfactory field examination and/or inventory appraisal has occurred or such later date as may be agreed to by the ABL Facility Administrative Agent) (such period, the “Closing Date Borrowing Base Period”), the Borrowing Base shall be deemed to be an amount equal to the greater of

(a)       $275.0 million, and

(b)       the amount of the Borrowing Base determined in the manner set forth in (and pursuant to borrowing base certificates delivered under) the Existing ABL Credit Agreement (such greater amount, the “Closing Date Borrowing Base Trigger Amount”).

For the avoidance of doubt, Borrowing Base Certificates shall be delivered during a Closing Date Borrowing Base Period on the same schedule as would be required if such Closing Date Borrowing Base Period were not in effect; provided that, if the Closing Date Borrowing Base Trigger Amount is being determined pursuant to clause (b) above, the Borrower shall deliver Borrowing Base Certificates at the times and in the forms consistent with the requirements of the Existing ABL Credit Agreement (and if such Borrowing Base Certificates are not so delivered, then the Closing Date Borrowing Base Trigger Amount shall be determined pursuant to clause (a) above..

In the event that a field examination and/or inventory appraisal has not been completed and delivered on or prior to the 90th day after the Closing Date (or such later date as may be agreed to by the ABL Facility Administrative Agent), for the period from the date immediately following such date until the date on which a field examination and/or inventory appraisal is delivered to the ABL Facility Administrative Agent, the Borrowing Base shall be deemed to be zero; provided that no default or event of default shall occur or be deemed to have occurred solely as a result of the availability under the ABL Facility being reduced to zero as a result of this paragraph.

ABL Facility Guarantees:	All obligations of the Borrower under the ABL Facility (the “ABL Facility Obligations”), and, at the election of the Borrower, the First Lien Hedging Obligations and the First Lien Cash Management Obligations (each as defined in Exhibit B to the Commitment Letter), in each case of the Borrower and the other ABL Facility Guarantors and entered into with an ABL Facility Lender, ABL Facility Lead Arranger, ABL Facility Joint Bookrunner, the ABL Facility Administrative Agent or any affiliate of an ABL Facility Lender, ABL Facility Lead Arranger, ABL Facility Joint Bookrunner or the ABL Facility Administrative Agent (“ABL Facility Hedging/Cash Management Arrangements”) will be unconditionally and irrevocably guaranteed jointly and severally on a senior basis (the “ABL Facility Guarantees”) by each other Borrower and Guarantor under the First Lien Term Loan Facilities (the “ABL Facility Guarantors”).

Security:

Subject to the limitations set forth below in this section and subject to the Limited Conditionality Provisions, the ABL Facility Obligations, the ABL Facility Guarantees and the ABL Hedging/Cash Management Arrangements (collectively, the “ABL Facility Secured Obligations” and, together with the First Lien Term Loan Secured Obligations, the “Secured Obligations”) will be secured by

(a)       a perfected senior priority security interest in substantially all personal property of the Borrower and the ABL Facility Guarantors consisting of all accounts receivable, inventory, payment intangibles consisting of credit card receivables, cash, deposit accounts, securities and commodity accounts (other than the accounts in which net cash proceeds from the sale of Term Loan Priority Collateral are deposited pending reinvestment and any other Excluded Accounts (as defined below) excluded pursuant to clauses (a) through (d) of the definition thereof), books and records, chattel paper, commercial tort claims and general intangibles and certain other related assets evidencing, governing, securing or otherwise related to the foregoing (but excluding, for the avoidance of doubt, intellectual property and equity interests) and, in each case, proceeds thereof (other than the Excluded Assets (as defined in Exhibit B), the “ABL Priority Collateral”), and

(b)          a perfected junior priority security interest in the Term Loan Priority Collateral (other than the Excluded Assets and real property).

In addition,

(a)           except as described under the first paragraph under the section entitled “Cash Management/Cash Dominion” below, control agreements shall not be required with respect to any deposit accounts, securities accounts or commodities accounts and

(b)           no perfection actions (beyond the filing of a financing statement under the Uniform Commercial Code) shall be required, nor shall ABL Facility Administrative Agent be authorized to take any action, with respect to

(i)          commercial tort claims not exceeding an amount to be agreed,

(ii)         motor vehicles and other assets subject to certificates of title, and

(iii)        letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection is accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement),

(c)           promissory notes to the extent evidencing any “third party” debt for borrowed money in a principal amount (individually) of less than an amount to be agreed shall not be required to be delivered,

(d)           share certificates of immaterial subsidiaries and non-subsidiaries shall not be required to be delivered, and

(e)           no actions shall be required to be taken, nor shall the ABL Facility Administrative Agent be authorized to take any action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create any security interests in assets located or titled outside of the U.S. or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

Notwithstanding the foregoing, all assets included in the Borrowing Base shall be included in the ABL Priority Collateral and shall not constitute Excluded Assets and the preceding paragraph will not apply to such assets in each case for so long as they are included in the Borrowing Base.

To the extent the First Lien Term Loan Administrative Agent determines that any property or assets shall not become part of or shall be excluded from the Term Loan Priority Collateral under a provision that exists in substantially the same form in the First Lien Term Loan Facilities Documentation and the ABL Facilities Documentation, the ABL Facility Administrative Agent shall automatically be deemed to accept such determination and shall execute any documentation, if applicable, requested by the Borrower in connection therewith.

Intercreditor Agreements:	The lien priority, relative rights and other creditors’ rights issues in respect of the (a) First Lien Term Loan Secured Obligations and (b) the ABL Facility Secured Obligations will be set forth in the ABL/Term Loan Intercreditor Agreement usual and customary for financings of this type and reasonably satisfactory to the Borrower, the First Lien Term Loan Administrative Agent and the ABL Facility Administrative Agent. The ABL/Term Loan Intercreditor Agreement shall provide that (i) with respect to the Term Loan Priority Collateral (a) the First Lien Term Loan Secured Obligations shall be secured on a senior priority basis and (b) the ABL Facility Secured Obligations shall be secured on a junior priority basis and (ii) with respect to the ABL Priority Collateral, (a) the ABL Facility Secured Obligations shall be secured on a senior priority basis and (b) the First Lien Term Loan Secured Obligations shall be secured on a junior priority basis.

Cash Management / Cash Dominion:

 The Borrower, the Co-Borrowers and the other Guarantors shall use commercially reasonable efforts to obtain account control agreements or blocked account arrangements, as applicable, on the domestic deposit accounts (“DDAs”) (it being understood that foreign accounts shall only contain proceeds from sales of inventory or any cash proceeds of accounts receivable from the sales of inventory, in each case, to foreign customers) where the proceeds of sales of inventory or any cash proceeds of accounts receivable from the sales of inventory, in each case, of the Borrower, Co-Borrowers and the other Guarantors are deposited (and in any event excluding accounts that are:

(a)       used for disbursements, (b)  used solely for payroll

(c)       used solely for the purposes of making payments in respect of employment or similar taxes and employees’ wages and benefits,

(d)       accounts where solely proceeds of indebtedness, other than the proceeds of the ABL Loans, or the proceeds of equity or other capital contributions are deposited,

(e)       zero balance accounts, other accounts with funds on deposit averaging less than an amount to be agreed (provided that the aggregate amount on deposit in such accounts shall not exceed a cap to be agreed), and

(f)       other accounts to be agreed (collectively, “Excluded Accounts”)).

as soon as possible and in any event within 90 days after the Closing Date (or such later date as the ABL Facility Administrative Agent shall reasonably agree). If such arrangements are not obtained within 90 days after the Closing Date (or such later date as the ABL Facility Administrative Agent shall reasonably agree), the Borrower and the other Co-Borrowers and the Guarantors shall be required to move their bank accounts promptly to the ABL Facility Administrative Agent or another bank that will provide such control agreements.

During a Cash Dominion Period (as defined below), all amounts in controlled DDAs will be swept into a collection account (or accounts) maintained with the ABL Facility Administrative Agent and used to repay borrowings under the ABL Facility, subject to customary exceptions, limitations and thresholds to be agreed.

For the avoidance of doubt, in no event shall the proceeds in accounts where solely proceeds of the ABL Loans are deposited be swept during a Cash Dominion Period.

“Cash Dominion Period” means

(a)       the period from the date that Excess Availability shall have been less than the greater of:

D-15

(i)       10.0% of the Maximum Borrowing Amount, and

(ii)       $25.0 million

for five consecutive business days to the date Excess Availability shall have been at least the greater of:

(1)       10.0% of the Maximum Borrowing Amount, and

(2)       $25.0 million

for 20 consecutive calendar days (a “Liquidity Condition”), or

(b)           upon the occurrence of a Specified Default, the period that such Specified Default shall be continuing.

“Maximum Borrowing Amount” shall mean the lesser of

(a)            the aggregate ABL Facility Commitments at such time, and

(b)            the Borrowing Base.

“Excess Availability” shall mean, at any time, the result of

(a)            the Maximum Borrowing Amount at such time plus

(b)           other than for purposes of calculating the Applicable Margins as set forth in Annex I to this Exhibit C to the Commitment Letter, to the extent the Borrowing Base exceeds the ABL Commitments, an amount not to exceed 5.0% of the aggregate amount of the ABL Facility Commitments (the “Suppressed Availability”), minus

(c)           the aggregate principal amount of all ABL Loans and swingline loans then outstanding, and all amounts outstanding under letters of credit (including issued and undrawn letters of credit) at such time.

“Availability” shall mean, at any time, the result of

(a)            the Maximum Borrowing Amount at such time minus

(b)           the aggregate principal amount of all ABL Loans and swingline loans then outstanding, and all amounts outstanding under letters of credit (including issued and undrawn letters of credit) at such time.

“Specified Default” shall mean any payment or bankruptcy event of default, a material misrepresentation of the Borrowing Base, a failure to deliver any required Borrowing Base certificate (following a 5 business day grace period (or 3 business day grace period during a Cash Dominion Event)), any event of default arising from a failure to comply with the provisions described under the first paragraph of the heading “Cash Management/Cash Dominion” above, and any event of default arising from failure to comply with the Financial Maintenance Covenant (as defined below).

Mandatory Prepayments:	If at any time, the aggregate amount of outstanding ABL Loans and swingline loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility exceeds the Maximum Borrowing Amount, then the Borrower will within one business day repay outstanding ABL Loans and swingline loans, reimburse unreimbursed letter of credit drawings and cash collateralize outstanding undrawn letters of credit in an aggregate amount equal to such excess, with no reduction of the ABL Facility Commitments. Notwithstanding the foregoing, the ABL Facility Administrative Agent may, in its sole discretion (subject to limitations to be included in the ABL Facility Documentation), (i) permit ABL Loans to be made and to remain outstanding (the “Discretionary Overadvances”) and (ii) make ABL Loans to preserve or protect collateral or to pay obligations of the Borrower, Co-Borrowers and the Guarantors notwithstanding the existence of a default or a failure of other conditions and otherwise on customary terms and conditions consistent with the ABL Facility Precedent Documentation (together with the Discretionary Overadvances, the “Overadvances”), in an aggregate amount in the case of clauses (i) and (ii) not to exceed aggregate commitments and not to exceed the Borrowing Base by more than 10.0%.

Voluntary Prepayments and Reduction of Commitments:	Voluntary reductions of the unutilized portion of the ABL Facility Commitments and voluntary prepayments of borrowings under the ABL Facility will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the ABL Facility Lenders’ redeployment costs actually incurred in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period.

Conditions to Initial Borrowing:	Subject to Limited Conditionality Provisions, the availability of the initial borrowing and other extensions of credit under, and effectiveness of, the ABL Facility on the Closing Date will be subject solely to the applicable conditions set forth in the “Conditions to All Borrowings” section below and in Exhibit E to the Commitment Letter.

Conditions to All Borrowings:

The making of each extension of credit under the ABL Facility Documentation (in the case of clauses (b) and (c) below, except in connection with incurrences under any Incremental ABL Facility that constitutes a “first-in/last-out” or “last-out” facility) shall be conditioned upon:

(a)        delivery of a customary borrowing/issuance notice (subject, on the Closing Date, to the Limited Conditionality Provisions which, for the avoidance of doubt, means that any such notice shall not include any representation or statement as to the absence (or existence) of any default or event of default or a bring down of any representations and warranties),

(b)         the accuracy of representations and warranties in all material respects (subject, on the Closing Date, to the Limited Conditionality Provisions),

(c)         after the Closing Date, the absence of defaults or events of default at the time of, and after giving effect to the making of, such extension of credit, and

(d)         there shall be Availability under the Maximum Borrowing Amount.

ABL Facility Documentation:

The definitive financing documentation for the ABL Facility (collectively, the “ABL Facility Documentation” and, together with the First Lien Term Loan Facilities Documentation and the Bridge Facility Documentation, the “Facilities Documentation”) shall be initially drafted by counsel for the Sponsor and be based on the First Lien Term Loan Facilities Documentation (and, other than as set forth in this Exhibit D, have monetary baskets, thresholds and incurrence-based ratio tests no less favorable to the Borrower than those set forth in the First Lien Term Loan Facilities Documentation) after substantial completion of the First Lien Term Loan Facilities Documentation, and will contain the terms set forth in this Exhibit D and, to the extent any other terms are not expressly set forth in this Exhibit D, will

(i)          be negotiated in good faith within a reasonable time period to be determined based on the expected Closing Date and taking into account the timing of the syndication of the ABL Facility and the pre-closing requirements of the Acquisition Agreement and, if applicable,

(ii)         contain such other terms (but no other conditions) as the Borrower and the ABL Facility Lead Arrangers shall reasonably agree; it being understood and agreed that the ABL Facility Documentation shall:

(A)             be substantially consistent with

(x)            with respect to asset based lending provisions, the “Michael’s Stores” ABL credit facility and, with respect to customary revolving credit facility borrowing and letter of credit extension mechanics, the First Lien Term Loan Precedent Documentation and in any event, no less favorable to the Borrower than those contained in the Existing ABL Credit Agreement, and

(y)         otherwise, the First Lien Term Loan Facilities Precedent Documentation (collectively, the “ABL Facility Precedent Documentation”), and

(B)               as such ABL Facility Precedent Documentation shall be further modified by the terms set forth herein and subject to:

(i)             materiality qualifications and other exceptions that give effect to and/or permit the Transactions,

(ii)            certain baskets, thresholds and exceptions that are to be agreed in light of the Consolidated EBITDA (as defined below), total assets and leverage level of the Borrower and its subsidiaries, after giving effect to the Transactions,

(iii)           such other modifications to reflect the operational and strategic requirements of the Restricted Group (after giving effect to the Transactions) in light of its size, industry (and risks and trends associated therewith), geographic locations, businesses, business practices, operations, financial accounting, the disclosure schedules to the Acquisition Agreement and the Projections,

(iv)           modifications to reflect changes in law or accounting standards since the date of the ABL Facility Precedent Documentation, and

(v)        modifications to reflect the reasonable operational and administrative agency requirements of the ABL Facility Administrative Agent.

To the extent that any representations and warranties made on, or as of, the Closing Date (or a date prior thereto) are qualified by or subject to “Material Adverse Effect”, for the purposes of such representations and warranties, the definition thereof shall be “Company Material Adverse Effect” as defined in the Acquisition Agreement as in effect on the Signing Date. This paragraph shall be referred to as the “ABL Facility Documentation Considerations”.

Representations and Warranties:	Subject to the ABL Facility Documentation Considerations, the representations and warranties shall be substantially similar to (and, in any event, no less favorable to the Restricted Group than) those representations and warranties contained in the First Lien Term Loan Facilities Documentation, with appropriate modifications (including to any relevant component definitions) to reflect the ABL Facility and shall include a customary representation with respect to the accuracy and completeness of the Borrowing Base Certificates, but in all respects subject on the Closing Date to the Limited Conditionality Provisions.

Affirmative Covenants:

Subject to the ABL Facility Documentation Considerations, the affirmative covenants shall be substantially similar to (and, in any event, no less favorable to the Restricted Group than) those affirmative covenants contained in the First Lien Term Loan Facilities Documentation, with appropriate modifications (including to any relevant component definitions) to reflect the ABL Facility and to add the requirements set forth in this Exhibit D (i) to deliver the Borrowing Base Certificates, (ii) to provide calculations of the Fixed Charge Coverage Ratio whether or not the Financial Covenant is then in effect, (iii) to provide budgets to the ABL Lenders whether or not an IPO has occurred and (iv) in the first paragraph under “Cash Management/Cash Dominion”.

In addition, the ABL Facility Administrative Agent may conduct (at the expense of the Borrower) up to one (1) field examination and one (1) inventory appraisal during any calendar year; provided that:

(a)           at any time after the date on which Excess Availability has been less than the greater of (x) 15.0% of the Maximum Borrowing Amount and (y) $37.5 million, for five consecutive business days, one additional field examination and one additional inventory appraisal may be conducted (at the expense of the Borrower) during such calendar year, and

(b)          at any time during the continuation of a Specified Default, field examinations and inventory appraisals may be conducted (at the expense of the Borrower) as frequently as determined by the ABL Facility Administrative Agent in its Permitted Discretion.

Negative Covenants:

The negative covenants shall be substantially similar to (and, in any event, no less favorable to the Restricted Group than) those negative covenants and with those exceptions, in each case, contained in the First Lien Term Loan Facilities Documentation, except that:

(a)         with respect to the incurrence of indebtedness, in addition to the exceptions that permit the incurrence of Incremental Equivalent Debt, Ratio Debt and Acquisition Debt (each as defined in Exhibit B to the Commitment Letter), the Borrower and the restricted subsidiaries shall be permitted to incur indebtedness in compliance with the applicable Payment Conditions so long as such indebtedness that is incurred using the Payment Conditions prong is unsecured, non-amortizing and has a maturity of no less than 91 days beyond the maturity date of the ABLFacility

(b)         with respect to the incurrence of liens, there shall be no restrictions on liens securing any assets or property (other than on Collateral) of any member of the Restricted Group and consensual liens secured by Collateral shall be permitted without limit, so long as liens secured by any ABL Priority Collateral shall rank junior to the liens on such ABL Priority Collateral securing the ABL Facility Secured Obligations and be subject to the ABL/ Term Loan Intercreditor Agreement or another customary intercreditor agreement substantially similar thereto and in form and substance reasonably acceptable to the ABL Facility Administrative Agent and the Borrower;

(c)         with respect to certain asset sales, there shall be no requirement to use the net cash proceeds thereof to prepay any ABL Loans or reduce any ABL Facility Commitments provided that, to the extent that more than 10.0% of the Borrowing Base is disposed of in any such asset sale, the Borrower shall be required to deliver to the ABL Facility Administrative Agent an updated Borrowing Base Certificate promptly after giving effect to the closing of such disposition;

(d)         with respect to investments and acquisitions,

(i)                 in lieu of the Leverage Based Investments Prong as defined in Exhibit B to the Commitment Letter, members of the Restricted Group may make investments subject to compliance with the applicable Payment Conditions;

(ii)                in lieu of investments using the Available Amount Basket as defined in Exhibit B to the Commitment Letter, investments may be made using the ABL Available Amount Basket (as defined below) and;

(iii)               to the extent that more than 10.0% of the Borrowing Base is disposed of as a result of any such investment, the Borrower shall be required to deliver to the ABL Facility Administrative Agent an updated Borrowing Base Certificate as a condition to such investment;

(e)         with respect to dividends or distributions on, or redemptions of, equity or Restricted Investments, in lieu of the Leverage Based RP Basket as defined in Exhibit B to the Commitment Letter, members of the Restricted Group may make such payments subject to compliance with the applicable Payment Conditions and in lieu of such payments using the Available Amount Basket as defined in Exhibit B to the Commitment Letter, such payments may be made using the ABL Available Amount Basket;

(f)          with respect to Junior Debt payments, in lieu of the Leverage Based Prepayment Basket as defined in Exhibit B to the Commitment Letter, members of the Restricted Group may make such payments subject to compliance with the applicable Payment Conditions and in lieu of such payments using the Available Amount Basket as defined in Exhibit B to the Commitment Letter, such payments may be made using the ABL Available Amount Basket;

“ABL Available Amount Basket”, which shall mean a cumulative amount equal to (a) the cash proceeds of new public or private equity issuances after the Closing Date of any parent of the Borrower or the Borrower (other than disqualified stock, any equity contributed as a Specified Equity Contribution and the proceeds of any such equity that is actually used pursuant to, or that increases, another basket under the ABL Facility Documentation) to the extent the proceeds thereof are contributed to the Borrower as qualified equity, plus (b) the fair market value of capital contributions after the Closing Date to the Borrower made in cash, cash equivalents or other property (other than disqualified stock, any equity contributed as a Specified Equity Contribution and the proceeds of any such equity that is actually used pursuant to, or that increases another basket under the ABL Facility Documentation), plus (c) the net cash proceeds received by the Borrower from debt and disqualified stock issuances that have been issued after the Closing Date and which have been exchanged or converted into qualified equity of the Borrower, plus (d) the net cash proceeds received by the Borrower and its restricted subsidiaries from sales of investments made using the ABL Available Amount Basket, plus (e) returns, profits, distributions and similar amounts received in cash or cash equivalents by the Borrower and its restricted subsidiaries on investments made using the ABL Available Amount Basket, plus (f) the investments of the Borrower and its restricted subsidiaries after the Closing Date in any unrestricted subsidiary using the ABL Available Amount Basket that has been re-designated as a restricted subsidiary or that has been merged or consolidated with or into the Borrower or any of its restricted subsidiaries using the ABL Available Amount Basket (up to the lesser of (i) the fair market value (as determined in good faith by the Borrower) of the investments of the Borrower and its restricted subsidiaries in such unrestricted subsidiary at the time of such re-designation or merger or consolidation and (ii) the fair market value (as determined in good faith by the Borrower) of the original investments by the Borrower and its restricted subsidiaries in such unrestricted subsidiary) (provided that, in the case of original investments made in cash, the fair market value shall be such cash value) and otherwise defined in a manner substantially consistent with the ABL Facility Precedent Documentation, after giving effect to the ABL Facility Documentation Considerations.

The term “ABL Available Amount Basket” shall be in lieu of any references to “Available Amount Basket” in respect of the ABL Facilities Documentation.

“Payment Conditions” shall mean the following:

(a)         no Specified Default exists or would arise after giving effect to the relevant transactions,

(b)         pro forma compliance after giving effect to the relevant transaction, with a Fixed Charge Coverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter for which internal financial statements are available of no less than 1.00:1.00,

(c)         the Borrower having pro forma Excess Availability after giving effect to such transactions and with a 30-day lookback equal to or in excess of the greater of (x) 12.5% of the Maximum Borrowing Amount and (y) $31.25 million, in each case, determined on a pro forma basis after giving effect to such transaction.

provided, however, that the condition set forth in clause (b) above shall not be applicable if the Borrower has pro forma Excess Availability after giving effect to such transactions and with a 30-day lookback equal to or in excess of the greater of (x) 15.0% of the Maximum Borrowing Amount and (y) $37.5 million, in each case, determined on a pro forma basis immediately after giving effect to such transaction. The ABL Facilities Documentation will include reclassification provisions consistent with the First Lien Term Loan Facilities Documentation but will not permit reclassification to any basket based on compliance with the Payment Conditions.

Limited Condition Transaction Provisions:	The ABL Facility Documentation will include Limited Condition Transaction Provisions (as defined in Exhibit B to the Commitment Letter) provisions substantially consistent with those set forth in the First Lien Term Loan Facilities Documentation. For the avoidance of doubt, such provisions in the ABL Facility Documentation shall not be used for any determinations of compliance with calculations of Availability or Excess Availability for purposes of Borrowings, meeting the Payment Conditions or any other purpose.

Financial Maintenance Covenant:	If Excess Availability shall be less than the greater of (a) 10.0% of the Maximum Borrowing Amount, and (b) $25.0 million (such greater amount, the “ABL Covenant Trigger”)

and until Excess Availability is greater than or equal to the ABL Covenant Trigger for 20 consecutive calendar days (such period, a “Compliance Period”),

the Borrower shall comply on a quarterly basis with a minimum ratio (the “Fixed Charge Coverage Ratio”) of

(x)            Consolidated EBITDA minus cash taxes actually paid in such period minus unfinanced cash capital expenditures actually made or incurred in such period, to

(y)           Consolidated Interest Expense (as defined in Exhibit B to the Commitment Letter) plus scheduled principal amortization of long term indebtedness and regularly scheduled dividend payments on preferred and disqualified stock that is not less than 1.00:1.00, calculated for the most recently completed four fiscal quarter period for which financial statements have been, or were required to be, delivered and tested

(i)            immediately upon trigger based on the most recently completed four fiscal quarter period of the Borrower for which financial statements have been, or were required to be, delivered, and

(ii)          on the last day of each subsequently completed four fiscal quarter period of the Borrower ending during a Compliance Period for which financial statements have been, or were required to be, delivered;

provided, however, that for the purposes of calculating the Fixed Charge Coverage Ratio when determining whether the condition set forth in clause (b) in the definition of “Payment Conditions” above is satisfied in connection with making restricted payments, the denominator (as set forth in clause (y) in the definition of “Fixed Charge Coverage Ratio” above) shall also include on a pro forma basis the actual amount of restricted payments actually being made at such time.

For purposes of determining compliance with the foregoing Fixed Charge Coverage Ratio (the “Financial Maintenance Covenant”), any cash equity contribution (which shall be common equity or otherwise in a form reasonably acceptable to the ABL Facility Administrative Agent) made to the Borrower within 15 business days of the trigger described in clause (i) of the paragraph or otherwise on or prior to the day that is 15 business days after the day on which financial statements are required to be delivered for such fiscal period will, at the request of the Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with such Financial Maintenance Covenant at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that,

(a)         there shall be no more than two quarters in each four consecutive fiscal quarter period in respect of which a Specified Equity Contribution is made,

(b)         the amount of any Specified Equity Contribution shall be no more than the amount expected to be required to cause the Borrower to be in pro forma compliance with the Financial Maintenance Covenant specified above,

(c)         no more than five Specified Equity Contributions shall be made during the term of the ABL Facility,

(d)         all Specified Equity Contributions shall be disregarded for purposes of any financial ratio determination under the ABL Facility Documentation other than for determining compliance with the Financial Maintenance Covenant, and

(e)         there shall be no pro forma or other reduction in indebtedness for the fiscal quarter in which such Specified Equity is deemed applied.

The ABL Facilities Documentation will contain a customary standstill provision with respect to the declaration of an event of default and/or exercise of remedies during the period in which a Specified Equity Contribution could be made. It is understood that there shall be no borrowings or issuances, extensions or increases in, or of, Letters of Credit under the ABL Facility following a breach of the Financial Maintenance Covenant until the Specified Equity Contribution has actually been received by the Borrower.

Unrestricted Subsidiaries:

The ABL Facility Documentation will contain provisions pursuant to which, subject to limitations on loans, advances, guarantees and other investments in, unrestricted subsidiaries, the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary subject solely to the following terms and conditions,

(a)             the fair market value of such subsidiary at the time it is designated as an “unrestricted subsidiary” shall be treated as an investment by the Borrower at such time (and the redesignation of any unrestricted subsidiary as a restricted subsidiary shall be deemed to constitute the incurrence of indebtedness and liens of such subsidiary (and a reduction in the outstanding investment therein)), and

(b)             no payment or bankruptcy event of default under the ABL Facility Documentation has occurred or is continuing or would exist after giving effect thereto. Unrestricted subsidiaries will not be subject to the representations and warranties, affirmative or negative covenant or event of default provisions of the First Lien Term Loan Facilities Documentation or the ABL Facility Documentation and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining Consolidated EBITDA or compliance with the financial covenants contained in the ABL Facility Documentation; provided, that

(i)             no over-advance would result from the relevant designation or re-designation and

(ii)            if the relevant subsidiary owns Collateral with a value in excess of 10% of the aggregate amount of the Borrowing Base, the Borrower shall be required to deliver an updated pro forma Borrowing Base Certificate prior to the relevant designation or re-designation.

Events of Default:

The events of default shall be substantially similar to (and, in any event, no less favorable to the Restricted Group than the events of default contained in) the First Lien Term Loan Facilities Documentation; provided, that the events of default in the ABL Facility Documentation shall include:

(x)             a failure to deliver Borrowing Base Certificates (subject to a 5 business day grace period except with respect to weekly Borrowing Base Certificate delivery, which shall be subject to a 3 business day grace period),

(y)            any inaccuracy in any material respect of Borrowing Base Certificates, and

(z)             failure to comply with the cash management covenant (subject to a 5 business day grace period, except during a Cash Dominion Period, which shall be subject to a 3 business day grace period) and any failure to comply with the Financial Maintenance Covenant; provided, further, that any breach of the Financial Maintenance Covenant shall be subject to the right to cure set forth above.

Voting:

Amendments and waivers of the ABL Facility Documentation will require the approval of ABL Facility Lenders holding more than 50% of the aggregate amount of the loans and ABL Facility Commitments held by the ABL Facility Lenders (other than Defaulting Lenders) (the “Required ABL Facility Lenders”), except that

(i)         the consent of each ABL Facility Lender directly and adversely affected thereby (but not the consent of the Required ABL Facility Lenders or of any other majority or required percentage of the ABL Facility Lenders of any facility or tranche, or any other ABL Facility Lenders) shall be required with respect to:

(A)           increases in the commitment of such ABL Facility Lender (other than with respect to any Incremental ABL Facility to which such ABL Facility Lender has agreed) (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute an extension or increase of any commitment),

(B)            reductions or forgiveness of principal (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment or commitment reduction shall not constitute a reduction or forgiveness in principal), interest (other than a waiver of default interest) or fees,

(C)           extensions of final maturity (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment or commitment reduction shall not constitute an extension of any maturity date) or the date for the payment of interest or fees, and

(D)            amendments to the “default waterfall” provisions that would alter the pro rata sharing of payments contemplated thereby; and

(ii)         the consent of 100.0% of the ABL Facility Lenders will be required with respect to

(A)         modifications to any of the voting percentages, and

(B)         releases of all or substantially all of the value of the ABL Facility Guarantors or releases of all or substantially all of the Collateral,

(iii)            the consent of the Swingline Lender will be required for any amendment that modifies swing-line specific provisions,

(iv)           customary protections for the ABL Facility Administrative Agent, the Swingline Lender and the Issuing Banks will be provided, and

(v)            the consent of a supermajority (66.7%) of the ABL Facility Commitments (or, if the ABL Facility Commitments have been terminated, outstanding ABL Loans) shall be required for any changes to

(A)          the Borrowing Base definition or the component definitions thereof which result in increased borrowing availability, and

(B)          changes in the advance rates set forth in the definition of Borrowing Base.

Defaulting Lenders shall not be included in the calculation of Required ABL Facility Lenders.

The ABL Facility Documentation shall contain customary provisions for replacing, on a non-pro rata basis, Defaulting Lenders and terminating, on a non-pro rata basis, their commitments, replacing ABL Facility Lenders claiming increased costs, tax gross ups and similar required indemnity payments and replacing non-consenting ABL Facility Lenders in connection with amendments and waivers requiring the consent of all ABL Facility Lenders or of all ABL Facility Lenders directly affected thereby so long as ABL Facility Lenders holding more than 50% of the aggregate amount of the loans and commitments under the ABL Facility Documentation shall have consented thereto.

Cost and Yield Protection:	The ABL Facility Documentation shall contain yield protection and tax provisions substantially similar to those contained in the First Lien Term Loan Facilities Documentation.

Assignments and Participations:

After the Closing Date, the ABL Facility Lenders will be permitted to assign (other than to Disqualified Lenders (it being understood that an assigning ABL Facility Lender shall be entitled to request from the ABL Facility Administrative Agent the list of Disqualified Lenders) and natural persons ABL Loans and ABL Facility Commitments with the consent of the Borrower, the Swingline Lender, the Issuing Banks and the ABL Facility Administrative Agent (in each case not to be unreasonably withheld, conditioned or delayed); provided that the ABL Facility Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with provisions hereof relating to Disqualified Lenders; provided, further, that no consent of the Borrower shall be required after the occurrence and during the continuance of a payment or bankruptcy (with respect to the Borrower) event of default. Each assignment (other than to another ABL Facility Lender, an affiliate of an ABL Facility Lender or an approved fund) will be in an amount of $5,000,000 (or an integral multiple of $1,000,000 in excess thereof) (or lesser amounts, if agreed between the Borrower and the ABL Facility Administrative Agent) or, if less, all of such ABL Facility Lender’s remaining loans and commitments of the applicable class. Assignments to Affiliated Lenders (as defined in Exhibit B to the Commitment Letter), Holdings, the Borrower or any of its restricted subsidiaries shall not be permitted.

The ABL Facility Lenders will be permitted to sell participations (other than, solely to the extent the list of Disqualified Lenders has been made available to the ABL Facility Lenders, to Disqualified Lenders) in loans and commitments without restriction in accordance with applicable law and without notice or consent being required (other than participations of any ABL Facility Commitments to any person who is not an ABL Facility Lender, which will require the Borrower’s consent (such consent not to be unreasonably withheld or delayed) unless a payment or bankruptcy (with respect to the Borrower) event of default has occurred and is continuing); provided that the ABL Facility Administrative Agent shall have no duties or responsibilities for monitoring or enforcing prohibitions on assignments or participations to Disqualified Lenders.

Voting rights of participants shall be limited to matters set forth under “Voting” above with respect to which the unanimous vote of all Lenders (or all directly and adversely affected ABL Facility Lenders, if the participant is directly and adversely affected) would be required.

Expenses and Indemnification:	The ABL Facility Documentation will contain provisions for expense reimbursement and indemnification substantially similar to those provisions for expense reimbursement and indemnification contained in the First Lien Term Loan Facilities Documentation.

Confidentiality:	Customary confidentiality provisions consistent with the First Lien Term Loan Facilities Documentation, which shall include, in any event, exceptions consistent with those set forth in the Commitment Letter.

Governing Law and Forum:	State of New York.

Counsel to the ABL Facility Administrative Agent, ABL Facility Lead Arrangers and ABL Facility Joint Bookrunners:	Cahill Gordon & Reindel LLP.

ANNEX I

Interest Rates:	The interest rates under the ABL Facility will be payable on amounts outstanding thereunder as follows:

At the option of the Borrower, initially, Adjusted LIBOR plus 1.50% or ABR plus 0.50%, which margins shall be subject to one step-down of 0.25% commencing with the completion of the first full fiscal quarter beginning after the Closing Date if the average historical Availability during the preceding period has been greater than or equal to 50.0%.

All Swingline Loans will be ABR Loans.

The Borrower may elect interest periods of 1, 3 or 6 months (or, if available to all relevant ABL Facility Lenders, 12 months or a shorter period) for LIBOR.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans).

Interest shall be payable in arrears (a) for loans accruing interest at a rate based on Adjusted LIBOR, at the end of each interest period and, for interest periods of greater than 3 months, every three months, and on the applicable maturity date and (b) for loans accruing interest based on the ABR, quarterly in arrears and on the applicable maturity date.

“ABR” is the Alternate Base Rate, which is the highest of (i) the rate last quoted by The Wall Street Journal (or another national publication selected by the ABL Facility Administrative Agent and acceptable to the Borrower) as the U.S. “prime rate”, (ii) the Federal Funds Effective Rate plus 1/2 of 1.00% and (iii) the one-month Published LIBOR (as defined below) rate plus 1.00% per annum; provided that in no event shall ABR be less than 0.00%.

“Adjusted LIBOR” is the London interbank offered rate for eurodollar deposits for a period equal to the applicable Interest Period appearing on the Reuters Screen LIBOR01 Page or such other screen as may be determined prior to the Closing Date (or otherwise on the Reuters screen) (“Published LIBOR”), adjusted for statutory reserve requirements for eurocurrency liabilities; provided that in no event shall Adjusted LIBOR be less than 0.00%.

D-1

Letter of Credit Fees:	A per annum fee equal to the spread over Adjusted LIBOR under the ABL Facility will accrue on the aggregate face amount of outstanding letters of credit under the ABL Facility, payable in arrears at the end of each quarter and upon the termination of the respective letter of credit, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be paid to the ABL Facility Administrative Agent for distribution to the ABL Facility Lenders pro rata in accordance with the amount of each such ABL Facility Lender’s ABL Facility Commitments, with exceptions for Defaulting Lenders. In addition, the Borrower shall pay to each Issuing Bank, for its own account, (a) a fronting fee equal to 0.125% per annum of the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter, at maturity and upon the termination of the respective letter of credit, calculated based upon the actual number of days elapsed over a 360-day year and (b) customary issuance and administration fees.

ABL Facility Commitment Fees:	The Borrower shall pay a commitment fee of 0.25% per annum on the actual daily unused portion of the ABL Facility (the “ABL Facility Commitment Fee”), payable quarterly in arrears, calculated based upon the actual number of days elapsed over a 360-day year. The ABL Facility Commitment Fee shall be subject to one step-down of 0.05% commencing with the completion of the first full fiscal quarter beginning after the Closing Date if usage of the ABL Facility during the preceding period has been greater than or equal to 50.0% of the Maximum Borrowing Amount. Such fees shall be paid to the ABL Facility Administrative Agent for distribution to the ABL Facility Lenders pro rata in accordance with the amount of each such ABL Facility Lender’s ABL Facility Commitments, with exceptions for Defaulting Lenders.

D-2

EXHIBIT E

Project Ambience

Credit Facilities

Summary of Additional Conditions1

The initial borrowings under the Credit Facilities and the effectiveness of the ABL Facility Commitments shall be subject solely to the satisfaction (or waiver by the applicable Initial Joint Bookrunners) of (a) solely with respect to the Initial First Lien Term Loan Facility, the conditions set forth in the section entitled “Conditions to Borrowing” in Exhibit B hereto, (b) solely with respect to the Bridge Facility, the conditions set forth in the section entitled “Conditions to Borrowing” in Exhibit C hereto and (d) solely with respect to the ABL Facility, the conditions set forth in the section entitled “Conditions to Initial Borrowing” in Exhibit D hereto and (d) the following conditions:

1.            No Company Material Adverse Effect (as defined in the Acquisition Agreement as in effect on the Signing Date) shall have occurred after the date of the Acquisition Agreement that would result in a failure of a condition precedent to your or any of your affiliates’ obligations under the Acquisition Agreement to be satisfied.

2.            The Offer and the Merger shall have been consummated, or shall be consummated substantially simultaneously with, the initial borrowings under the Credit Facilities, in all material respects in accordance with the terms of the Acquisition Agreement, after giving effect to any modifications, amendments, supplements, consents, waivers or requests, other than those modifications, amendments, supplements, consents, waivers or requests (including the effects of any such requests) by you (or your affiliate) that are materially adverse to the interests of the Lenders or the Commitment Parties (it being understood that any modification, amendment, supplement, consent, waiver or request by you (or your affiliate) to the definition of Company Material Adverse Effect shall be deemed to be materially adverse to the interests of the Lenders and the Commitment Parties), unless consented to in writing by the Initial Joint Bookrunners (such consent not to be unreasonably withheld or delayed; provided that the Initial Joint Bookrunners shall be deemed to have consented to such modification, amendment, supplement, consent, waiver or request unless any of them shall object thereto within three business days after written notice of such modification, amendment, supplement, consent, waiver or request is delivered); provided, further, that, without limiting any other rights and/or obligations of this Exhibit E, including rights under paragraph 1 above, any modification, amendment, supplement, consent, waiver or request by you (or your affiliate) under the Acquisition Agreement that results in a reduction in the Offer Price or the Merger Consideration (as defined in the Acquisition Agreement as in effect on the Signing Date) shall not be deemed to be materially adverse to the interests of the Lenders or the Commitment Parties; provided, further, however, that any such reduction in the Offer Price or the Merger Consideration shall be applied (i) first to reduce the amount of the Equity Contribution to 30.0% of the Total Capitalization and (ii) thereafter, (x) 70.0% to reduce the amount of commitments in respect of the Initial First Lien Term Loan Facility and the Bridge Facility (and/or Takeout Securities) (on a pro rata basis as between the Initial First Lien Term Loan Facility and the Bridge Facility) (and/or the Takeout Securities)) and (y) 30.0% to reduce the amount of the Equity Contribution; provided, however, that, in no event shall the amount of commitments in respect of the Bridge Facility (and/or Takeout Securities) be reduced to an amount less than $300.0 million; provided, further, that any excess purchase price reduction that would otherwise apply to the Bridge Facility shall apply to the Initial First Lien Term Loan Facility.

[1]	Capitalized terms used in this Exhibit E shall have the meanings set forth in the other Exhibits attached to the Commitment Letter to which this Exhibit E is attached (the “Commitment Letter”). In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit E shall be determined by reference to the context in which it is used.

3.            The Equity Contribution shall have been made, or substantially simultaneously with, the initial borrowings under the Credit Facilities, shall be made, in at least the amount set forth in Exhibit A to the Commitment Letter.

4.            The Refinancing shall have been consummated, or shall be consummated substantially simultaneously with, the initial borrowings under the Credit Facilities.

5.             The Joint Bookrunners shall have received

(a)            audited consolidated balance sheets of the Target (or the predecessor thereto) and its consolidated subsidiaries as at the end of, and related audited consolidated statements of income and operations, cash flows and stockholders’ equity of the Target (or the predecessor thereto) and its consolidated subsidiaries for, the fiscal years ended January 30, 2021, January 25, 2020 and January 26, 2019, and

(b)          an unaudited consolidated balance sheet of the Target and its consolidated subsidiaries as at the end of the most recent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) that has been completed prior to the Closing Date and after January 30, 2021 and that has ended at least 45 days prior the Closing Date, and the related unaudited consolidated statements of income and operations, cash flows and stockholders’ equity of the Target and its consolidated subsidiaries for the most recent three, six or nine month, as applicable, period (other than the fourth fiscal quarter period of any fiscal year) that has been completed prior to the Closing Date and after January 30, 2021 and that has ended at least 45 days before the Closing Date (in the case of this clause (b), without the requirement to include footnote disclosure).

The Joint Bookrunners hereby acknowledge receipt of the audited financial statements referred to in clause (a) above for the fiscal years ended January 30, 2021, January 25, 2020 and January 26, 2019.

6.          The Administrative Agents and the Joint Bookrunners shall have received at least three business days prior to the Closing Date, all documentation and other information about Holdings, the Borrower and the other Guarantors that shall have been reasonably requested by the Administrative Agents or the Joint Bookrunners in writing at least 10 business days prior to the Closing Date and that the Administrative Agents and the Joint Bookrunners (which request shall be made through the applicable “lead left” Initial Lead Arranger) reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, including, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined below), a Beneficial Ownership Certification (as defined below) in relation to the Borrower. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation (as defined below), which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

7.

(a)          Subject in all respects to the Limited Conditionality Provisions with respect to the Initial First Lien Term Loan Facility,

(x)            the execution and delivery by Holdings and the Borrower, and immediately after giving effect to the Merger, the other Guarantors (as such terms are defined in Exhibit B to the Commitment Letter) of the First Lien Term Loan Facilities Documentation (as defined in Exhibit B) (including guarantees by the applicable guarantors) (it being understood and agreed that the Target and its subsidiaries that will become Guarantors shall execute such documentation immediately after giving effect to the Merger), which shall be in accordance with the terms of the Commitment Letter and the First Lien Term Loan Facilities Term Sheet (as modified to reflect any exercise of the “First Lien Term Loan Market Flex Provisions” under the Fee Letter) and the First Lien Term Loan Facilities Documentation Considerations (as defined in Exhibit B to the Commitment Letter) set forth in the Commitment Letter and

(y)            delivery to the First Lien Term Loan Administrative Agent (as defined in Exhibit B to the Commitment Letter) of the following (the “First Lien Term Loan Closing Deliverables”): (i) customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case with respect to Holdings, the Borrower and the other Guarantors to the extent applicable (as such terms are defined in Exhibit B to the Commitment Letter) and (ii) a solvency certificate, dated as of the Closing Date and after giving effect to the Transactions, substantially in the form of Annex I attached to this Exhibit D to the Commitment Letter, of the chief financial officer of Borrower (or, at the option of the Borrower, a third party opinion as to the solvency of the Borrower and its subsidiaries on a consolidated basis issued by a nationally recognized firm);

(b)          Subject in all respects to the Limited Conditionality Provisions, with respect to the Bridge Facility,

(x)            the execution and delivery by Holdings and the Borrower, and immediately after giving effect to the Merger, the other Guarantors (as such terms are defined in Exhibit C to the Commitment Letter) of the Bridge Facility Documentation (as defined in Exhibit C to the Commitment Letter) (including guarantees by the applicable guarantors) (it being understood and agreed that the Target and its subsidiaries that will become Guarantors shall execute such documentation immediately after giving effect to the Merger), which shall be in accordance with the terms of the Commitment Letter and the Bridge Facility Term Sheet and the Bridge Facility Documentation Considerations (as defined in Exhibit C to the Commitment Letter) set forth in the Commitment Letter, and

(y)           delivery to the Bridge Administrative Agent (as defined in Exhibit C to the Commitment Letter) of the following (the “Bridge Closing Deliverables”): (i) customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case with respect to Holdings, the Borrower and the other Guarantors (to the extent applicable) (as such terms are defined in Exhibit C to the Commitment Letter) and (ii) a solvency certificate, dated as of the Closing Date and after giving effect to the Transactions, substantially in the form of Annex I attached to this Exhibit E to the Commitment Letter, of the chief financial officer of Borrower (or, at the option of the Borrower, a third party opinion as to the solvency of the Borrower and its subsidiaries on a consolidated basis issued by a nationally recognized firm); and

(c)          Subject in all respects to the Limited Conditionality Provisions, with respect to the ABL Facility,

(x)            the execution and delivery by Holdings and the Borrower, and immediately after giving effect to the Merger, the other Guarantors (as such terms are defined in Exhibit D to the Commitment Letter) of the ABL Facility Documentation (as defined in Exhibit D to the Commitment Letter) (including guarantees by the applicable guarantors) (it being understood and agreed that the Target and its subsidiaries that will become Guarantors shall execute such documentation immediately after giving effect to the Merger), which shall be in accordance with the terms of the Commitment Letter and the ABL Facility Term Sheet (as modified to reflect any exercise of the “Market Flex Provisions” under the Fee Letter) and the ABL Facility Documentation Considerations (as defined in Exhibit D) set forth in the Commitment Letter, and

(y)            delivery to the ABL Facility Administrative Agent (as defined in Exhibit D to the Commitment Letter) of the following (the “ABL Facility Closing Deliverables” and, together with the First Lien Term Loan Closing Deliverables, and the Bridge Closing Deliverables the “Closing Deliverables”): (i) customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case with respect to Holdings, the Borrower and the other Guarantors (to the extent applicable) (as such terms are defined in Exhibit D to the Commitment Letter), (ii) a solvency certificate, dated as of the Closing Date and after giving effect to the Transactions, substantially in the form of Annex I attached to this Exhibit E to the Commitment Letter, of the chief financial officer of Borrower (or, at the option of the Borrower, a third party opinion as to the solvency of the Borrower and its subsidiaries on a consolidated basis issued by a nationally recognized firm) and (iii) a Borrowing Base Certificate (as defined in Exhibit D to the Commitment Letter) or a certificate evidencing the initial Borrowing Base (as defined in Exhibit D to the Commitment Letter), which certificate may be in the form of the most recent borrowing base certificate delivered by the Existing Borrower under the Existing ABL Credit Agreement (each as defined in Exhibit A to the Commitment Letter) or which may refer solely to the Closing Date Borrowing Base Trigger Amount (as defined in Exhibit D to the Commitment Letter).

8.            All fees required to be paid on the Closing Date pursuant to the Fee Letter and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, and with respect to expenses, to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial borrowings under the Credit Facilities, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Credit Facilities).

9.            (x) With respect to the Initial First Lien Term Loan Facility, subject in all respects to the Limited Conditionality Provisions, all documents and instruments required to create and perfect the First Lien Term Loan Administrative Agent’s security interest in the Collateral (as defined in Exhibit B to the Commitment Letter) shall have been executed and delivered and, if applicable, be in proper form for filing, and (y) with respect to the ABL Facility, subject in all respects to the Limited Conditionality Provisions, all documents and instruments required to create and perfect the ABL Facility Administrative Agent’s security interest in the Collateral shall have been executed and delivered and, if applicable, be in proper form for filing.

10.            As a condition to the availability of the Bridge Facility, (a) the Borrower shall have used commercially reasonable efforts to provide the Investment Banks (as defined in the Fee Letter) with (i) a customary preliminary offering memorandum or customary preliminary private placement memorandum (collectively, the “Offering Documents”) for the Notes suitable for use in a customary “high yield road show” relating to the Notes and in customary form for offering memoranda used in Rule 144A “for life” offerings of non-convertible debt securities by portfolio company affiliates of The Sponsor in North America, which Offering Documents shall include (I) a discussion of the Target and its subsidiaries, (II) financial statements referred to in paragraph 5 of this Exhibit E; provided that, for purposes of determining which financial statements are required in the Offering Documents, the 45 days referred to in such paragraph 5 shall be measured based on the anticipated end of the Notes Marketing Period referred to below and not the Closing Date (which, in the case of the financial statements referred to in clause (b) of paragraph 5 of this Exhibit, shall include the comparative information for the same period in the prior year and have been reviewed by the Target’s independent auditors as provided in the procedures specified by AS 4105 (Reviews of Interim Financial Information) and (III) customary pro forma unaudited consolidated balance sheets and related pro forma unaudited consolidated statements of operations of the Borrower as of the end of the most recent fiscal year (or the most recent interim financial period ended since the end of such fiscal year, if any) and for the most recent fiscal year and the most recent interim financial period ended since the end of such fiscal year, if any, and the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period, in each case, for the financial statements referred to in clause (II) above, prepared in accordance with Regulation S-X with customary adjustments for 144A “for life” offerings, and prepared to give effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such fiscal period (in the case of such other financial statements), together with financial statements and business and other financial data, in each case, of the type and form customarily included in a preliminary Rule 144A “for life” offering memorandum (it being understood none of such information need include (A) any financial statements or information required by Rules 3-05 (other than the financial statements of the Target referred to in clause (II) above, or with respect to a transaction entered into and disclosed prior to the Original Signing Date), 3-09, 3-10 or 3-16, 13-01 or 13-02 of Regulation S-X, Regulation S-K Item 302 or “segment reporting” or for any period prior to January 28, 2018, (B) Compensation Discussion and Analysis or other information required by Regulation S-K Item 402, (C) any executive compensation and related person disclosure rules and (D) other information customarily excluded from an offering memorandum used for an offering of high yield debt securities pursuant to Rule 144A (for life)); provided that this condition shall be deemed satisfied if such Offering Documents exclude the “Description of Notes” and other sections that would customarily be provided by the Investment Banks or their counsel, but is otherwise complete, and (ii) all other financial data necessary for the Investments Banks to receive customary “comfort” (including customary negative assurance comfort) from the independent accountants of the Target in connection with the Offering Documents, which such accountants are prepared to provide upon completion of customary procedures and Borrower shall have used commercially reasonable efforts to arrange for the delivery by such independent accountants of a draft of such comfort letter and (b) the Investment Banks shall have been afforded a period (the “Notes Marketing Period”) of at least 15 consecutive Business Days (as defined in the Acquisition Agreement) from and including the date of receipt of an Offering Document including the information described in clause (a) (such information, the “Marketing Information”) to seek to place the Notes with qualified purchasers thereof; provided that (i) if such 15 consecutive Business Day period has not ended on or prior to August 20, 2021, then such 15 consecutive Business Day period shall not commence until September 7, 2021 and (ii) July 5, 2021 shall not be deemed to be a Business Day for purposes of calculating such 15 consecutive Business Day period (provided that, for the avoidance of doubt, such exclusion shall not restart such period) and, (such dates and such period referred to in above, collectively, the “Blackout Dates”); provided, further, that if the Borrower shall in good faith reasonably believes it has provided the Marketing Information, it may deliver to the Investment Banks a written notice to that effect (stating the date upon which it believes it completed such delivery), in which case the Borrower shall be deemed to have complied with such obligation to provide the Marketing Information, and the Marketing Period shall be deemed to have commenced on the date such Marketing Information was delivered to the Investment Banks, unless the Investment Banks in good faith reasonably believes that the Borrower has not completed the delivery of the Marketing Information and not later than 5:00 p.m. (Eastern Time) two Business Days after the date of the delivery of such notice by the Borrower, deliver a written notice to the Borrower to that effect (stating in good faith which specific items of Marketing Information the Borrower has not delivered)

11.            The Expiration Date shall not have occurred prior to the closing of the Credit Facilities.

Form of Solvency Certificate

I, the undersigned, the Chief Financial Officer of [Borrower], a [       ] (the “Borrower”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that:

1.            This certificate is furnished to the Administrative Agents and the Lenders pursuant to Section [___] of the First Lien Credit Agreement, dated as of [____], 2021, among [____] (the “First Lien Credit Agreement”), Section [___] of the Bridge Credit Agreement, dated as of [____], 2021, among [____] (the “Bridge Credit Agreement”) and Section [___] of the ABL Credit Agreement, dated as of [____], 2019, among [____] (the “ABL Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the First Lien Credit Agreement, the Bridge Credit Agreement and the ABL Credit Agreement, as applicable.

2.            For purposes of this certificate, the terms below shall have the following definitions:

(a)            “Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)            “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c)            “Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions (including the execution and delivery of the First Lien Credit Agreement, Bridge Credit Agreement and the ABL Credit Agreement, the making of the loans under each such credit agreement and the use of proceeds of such loans on the date hereof), determined in accordance with GAAP consistently applied.

(d)            “Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of the First Lien Credit Agreement, Bridge Credit Agreement and the ABL Credit Agreement, the making of the loans under such credit agreement and the use of proceeds of such loans on the date hereof) (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

(e)	“Can pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of the First Lien Credit Agreement, Bridge Credit Agreement and ABL Credit Agreement, the making of the loans under each such credit agreement and the use of proceeds of such loans on the date hereof) have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

(f)            “Do not have Unreasonably Small Capital”

The Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of the First Lien Credit Agreement, Bridge Credit Agreement and ABL Credit Agreement, the making of the loans under each such credit agreement and the use of proceeds of such loans on the date hereof) have sufficient capital to ensure that it is a going concern.

3.            For purposes of this certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)	I have reviewed the financial statements (including the pro forma financial statements) referred to in Section [ ] of the First Lien Credit Agreement, Section [ ] of the Bridge Credit Agreement and Section [ ] of the ABL Credit Agreement.

(b)	I have knowledge of and have reviewed to my satisfaction the First Lien Credit Agreement, Bridge Credit Agreement and ABL Credit Agreement.

(c)	As chief financial officer of the Borrower, I am familiar with the financial condition of Borrower and its Subsidiaries.

4.            Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that after giving effect to the consummation of the Transactions (including the execution and delivery of the First Lien Credit Agreement, Bridge Credit Agreement and ABL Credit Agreement, the making of the loans under each such credit agreement and the use of proceeds of such loans on the date hereof), it is my opinion that (i) each of the Fair Value and the Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Borrower and its Subsidiaries taken as a whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

* * *

IN WITNESS WHEREOF, Borrower has caused this certificate to be executed on its behalf by its Chief Financial Officer this      day of                                  , 2021.

[ ]

By:
Name:
	Title:	Chief Financial Officer